                                                                    EXHIBIT 2.1




===============================================================================

                       VERTEX COMMUNICATIONS CORPORATION

                                  EXHIBIT 2.1
                                       TO
                           CURRENT REPORT ON FORM 8-K
         Date of Report (Date of Earliest Event Reported): May 9, 1997


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


                                                                     EXHIBIT 2.1







===============================================================================



                      AGREEMENT AND PLAN OF REORGANIZATION



                                  BY AND AMONG



                               TIW SYSTEMS, INC.
                            A CALIFORNIA CORPORATION



                                      AND



                         VERTEX ACQUISITION CORPORATION
                              A NEVADA CORPORATION


                                      AND


                       VERTEX COMMUNICATIONS CORPORATION
                              A TEXAS CORPORATION






                            DATED AS OF MAY 9, 1997

===============================================================================

                                  TABLE OF CONTENTS


                                                                                                               PAGE
RECITALS........................................................................................................  1

ARTICLE 1   TERMS OF MERGER.....................................................................................  2
      1.1   Merger..............................................................................................  2
      1.2   Effect of Merger....................................................................................  2
      1.3   Effective Date of Merger............................................................................  3
      1.4   Disposition and Conversion of Shares................................................................  3
            (a)  VAC Shares.....................................................................................  3
            (b)  Vertex Shares..................................................................................  3
            (c)  Company Shares.................................................................................  3
            (d)  No Dilution....................................................................................  4
            (e)  Exchange of Company Capital Stock Certificates.................................................  4
                 (1)    Delivery  of Vertex Exchange Shares.....................................................  4
                 (2)    Exchange of TIW Common Stock Certificates...............................................  4
                 (3)    Restriction on Receipt of Dividends.....................................................  4
                 (4)    Fractional Shares.......................................................................  5
                 (5)    Termination of Transfer Agent's Obligations.............................................  5
                 (6)    Lost TIW Certificates...................................................................  5
                 (7)    Withholding.............................................................................  5
            (f)  Escrow of Shares...............................................................................  6
            (g)  Inspection of Books and Records................................................................  6
      1.5   Cancellation of Options and Warrants................................................................  6
      1.6   Articles of Incorporation of Surviving Corporation..................................................  6
      1.7   Bylaws of Surviving Corporation.....................................................................  6
      1.8   Directors of Surviving Corporation..................................................................  6
      1.9   Officers of Surviving Corporation...................................................................  6
      1.10  Disclosure Schedule.................................................................................  7
      1.11  Definition of Assets................................................................................  7
      1.12  Retained Liabilities................................................................................  9
      1.13  Brokerage Fees......................................................................................  9
      1.14  Costs of Transaction................................................................................ 10
      1.15  Release by Shareholders............................................................................. 10
      1.16  Certain Definitions................................................................................. 11

ARTICLE 2   REPRESENTATIONS AND WARRANTIES...................................................................... 13
      2.1   Representations and Warranties of the Company, the Controlling Shareholders and the
            ESOT................................................................................................ 13
            (a)  Organization and Good Standing of the Company.................................................. 13
            (b)  Company Subsidiaries........................................................................... 13
            (c)  Articles of Incorporation and Bylaws........................................................... 14
            (d)  Capitalization................................................................................. 14
            (e)  Corporate Minutes.............................................................................. 14




                                      (i)

            (f)  Exclusive Operation of Business................................................................ 15
            (g)  Authorization.................................................................................. 15
            (h)  Compliance with Law............................................................................ 15
            (i)  Consents and Approvals......................................................................... 16
            (j)  Noncontravention............................................................................... 16
            (k)  Financial Statements........................................................................... 17
            (l)  Absence of Undisclosed Liabilities............................................................. 18
            (m)  Absence of Certain Changes..................................................................... 18
            (n)  Books and Records.............................................................................. 19
            (o)  Accounts Receivable............................................................................ 19
            (p)  Legal Proceedings.............................................................................. 19
            (q)  Illegal Payments............................................................................... 20
            (r)  Product Warranty............................................................................... 20
            (s)  Outstanding Claims............................................................................. 20
            (t)  Taxes and Tax Returns.......................................................................... 20
            (u)  Real Property.................................................................................. 22
            (v)  Leased Personal Property....................................................................... 22
            (w)  Intellectual Property.......................................................................... 23
            (x)  Title to Properties............................................................................ 24
            (y)  Sufficiency and Condition of Properties........................................................ 25
            (z)  Permits........................................................................................ 25
            (aa) Contracts...................................................................................... 25
            (ab) Inventory...................................................................................... 27
            (ac) Backlog........................................................................................ 27
            (ad) Employees...................................................................................... 27
            (ae) Labor Organization............................................................................. 27
            (af) Qualified Employee Benefit Plans............................................................... 27
            (ag) Employee Benefits.............................................................................. 28
            (ah) Insurance...................................................................................... 30
            (ai) No Dividends; Accruals and Reserves............................................................ 30
            (aj) Bank Accounts.................................................................................. 30
            (ak) Customer Relationships......................................................................... 30
            (al) Finders........................................................................................ 30
            (am) Environmental Compliance....................................................................... 31
            (an) Shareholder Access to Information.............................................................. 32
            (ao) Investment Representations..................................................................... 32
            (ap) Title to TIW Common Stock...................................................................... 33
            (aq) Continuity of Interest......................................................................... 33
            (ar) Conflicts of Interest.......................................................................... 34
            (as) Full Disclosure................................................................................ 34
            (at) Acquisition of Substantially All the Assets.................................................... 35
            (au) Certain Representations of the ESOT............................................................ 35
      2.2   Representations and Warranties of VAC and Vertex.................................................... 35
            (a)  Organization and Good Standing................................................................. 35
            (b)  Articles of Incorporation and Bylaws........................................................... 35
            (c)  Capitalization................................................................................. 35
            (d)  Vertex Exchange Shares......................................................................... 36




                                      (ii)

            (e)  Maintenance of VAC............................................................................. 36
            (f)  Authorization.................................................................................. 36
            (g)  Compliance with Applicable Law................................................................. 36
            (h)  Consents and Approvals......................................................................... 37
            (i)  Noncontravention............................................................................... 37
            (j)  Securities Filings............................................................................. 38
            (k)  Financial Statements........................................................................... 38
            (l)  Absence of Undisclosed Liabilities............................................................. 38
            (m)  Absence of Certain Changes..................................................................... 38
            (n)  Title to Properties............................................................................ 39
            (o)  Sufficiency and Condition of Properties........................................................ 39
            (p)  Legal Proceedings.............................................................................. 40
            (q)  Finders........................................................................................ 40
            (r)  Accuracy of Information........................................................................ 40
      2.3   Nature of Statements................................................................................ 40
      2.4   Survival of Representations, Warranties, and Agreements............................................. 41

ARTICLE 3   COVENANTS........................................................................................... 42
      3.1   Access to Properties, Records and Clients........................................................... 42
      3.2   Consultation........................................................................................ 42
      3.3   No Solicitation..................................................................................... 42
      3.4   Special Meeting of Company Shareholders............................................................. 43
      3.5   Conduct of the Business of the Company Prior to the Effective Date.................................. 43
            (a)  Ordinary Course of Business.................................................................... 43
            (b)  Maintenance of Assets.......................................................................... 43
            (c)  Insurance of Assets............................................................................ 43
            (d)  Contracts and Commitments...................................................................... 44
            (e)  Debts and Liabilities.......................................................................... 44
            (f)  Corporate Documents............................................................................ 44
            (g)  Employment Practices........................................................................... 44
            (h)  Goodwill....................................................................................... 44
            (i)  Litigation..................................................................................... 45
            (j)  Conflicts...................................................................................... 45
            (k)  Capital Stock.................................................................................. 45
            (l)  Tax Returns.................................................................................... 45
      3.6   Confidential Information............................................................................ 45
            (a)  Return of Confidential Information............................................................. 45
            (b)  Non-Disclosure and Non-Use of Confidential Information......................................... 45
            (c)  Specific Performance........................................................................... 46
      3.7   Hart-Scott-Rodino Act Notification.................................................................. 46
      3.8   Best Efforts........................................................................................ 46
      3.9   Public Announcements................................................................................ 46
      3.10  Disclosure of Certain Matters....................................................................... 47
      3.11  Delivery and Amendment of Schedules................................................................. 47
      3.12  Registration of Vertex Exchange Shares.............................................................. 47
            (a)  Voluntary Registration by Vertex............................................................... 47
            (b)  Demand Registration Rights of Shareholders..................................................... 48




                                     (iii)

      3.13  Certain Tax Matters................................................................................. 48
            (a)  Preparation and Filing of Tax Returns.......................................................... 48
                 (1)    Taxable Periods Ending on or Before the Effective Date.................................. 48
                 (2)    Taxable Periods Commencing After the Effective Date..................................... 48
                 (3)    Taxable Periods Commencing Before and Ending After the Effective Date................... 48
            (b)  Liability for Taxes............................................................................ 48
                 (1)    Taxable Periods Ending on or Before the Effective Date.................................. 49
                 (2)    Taxable Periods Commencing After the Effective Date..................................... 49
                 (3)    Taxable Periods Commencing Before and Ending After the Effective Date................... 49
            (c)  Audit of Tax Returns........................................................................... 49
            (d)  Tax Treatment of Merger........................................................................ 49
      3.14  Records of the Company.............................................................................. 50

ARTICLE 4   CONDITIONS PRECEDENT TO CLOSING..................................................................... 50
      4.1   Conditions Precedent to Obligations of VAC and Vertex............................................... 50
            (a)  Representations and Warranties True............................................................ 50
            (b)  Performance of Obligations..................................................................... 50
            (c)  Absence of Litigation.......................................................................... 50
            (d)  Opinions of Counsel............................................................................ 50
            (e)  Consents and Approvals......................................................................... 51
            (f)  HSR Act Compliance............................................................................. 51
            (g)  Certificate of the Company..................................................................... 51
            (h)  No Adverse Change.............................................................................. 51
            (i)  Due Diligence Review........................................................................... 51
            (j)  Resignations................................................................................... 51
            (k)  Dissenting Shareholders........................................................................ 51
            (l)  Noncompetition Agreements...................................................................... 52
            (m)  Employment Agreements.......................................................................... 52
            (n)  Environmental Evaluation and Assessments....................................................... 52
            (o)  Contribution of Certain Shares or Interest..................................................... 52
            (p)  Escrow of Shares............................................................................... 52
            (q)  Amendment of TIW ESOP.......................................................................... 52
            (r)  Minimum Value of Vertex Exchange Shares........................................................ 53
            (s)  Payment of ESOP Loan........................................................................... 53
            (t)  Termination of Deferred Compensation Obligation................................................ 53
      4.2   Conditions Precedent to Obligations of the Company.................................................. 53
            (a)  Delivery of Merger Consideration............................................................... 54
            (b)  Representations and Warranties True............................................................ 54
            (c)  Performance of Obligations..................................................................... 54
            (d)  Absence of Litigation.......................................................................... 54
            (e)  Opinion of Counsel............................................................................. 54
            (f)  Certificates of VAC and Vertex................................................................. 54
            (g)  No Adverse Change.............................................................................. 55
            (h)  Shareholder Approval........................................................................... 55
            (i)  Employment Agreements.......................................................................... 55




                                      (iv)

            (j)  Minimum Value of Vertex Exchange Shares........................................................ 55

ARTICLE 5   CLOSING............................................................................................. 56
      5.1   Time and Place of the Closing....................................................................... 56
      5.2   Actions of the Company, the Controlling Shareholders and the ESOT at Closing........................ 56
            (a)  Certificates of Existence...................................................................... 56
            (b)  Resignations................................................................................... 56
            (c)  Corporate Records.............................................................................. 56
            (d)  Corporate Resolutions.......................................................................... 56
            (e)  Opinions of Counsel............................................................................ 56
            (f)  Noncompetition Agreements...................................................................... 56
            (g)  Employment Agreements.......................................................................... 56
            (h)  Certificate of the Company..................................................................... 57
            (i)  Escrow Agreement............................................................................... 57
            (j)  Surrender of TIW Certificates.................................................................. 57
            (k)  Articles of Merger............................................................................. 57
            (l)  Miscellaneous Documents........................................................................ 57
      5.3   Actions of VAC and Vertex at Closing................................................................ 57
            (a)  Cash Portion of Merger Consideration........................................................... 57
            (b)  Vertex Exchange Shares......................................................................... 58
            (c)  Corporate Resolutions.......................................................................... 58
            (d)  Opinion of Vertex's Counsel.................................................................... 58
            (e)  Certificate of VAC............................................................................. 58
            (f)  Certificate of Vertex.......................................................................... 58
            (g)  Noncompetition Agreements...................................................................... 59
            (h)  Employment Agreements.......................................................................... 59
            (i)  Escrow Agreement............................................................................... 59

ARTICLE 6   TERMINATION......................................................................................... 59
      6.1   Termination......................................................................................... 59
            (a)  Termination Prior to Effective Date............................................................ 59
            (b)  Termination Prior to Closing Date.............................................................. 59
      6.2   Effect of Termination............................................................................... 60

ARTICLE 7   INDEMNIFICATION..................................................................................... 60
      7.1   Indemnification by the Indemnifying Shareholders.................................................... 60
      7.2   Indemnification by VAC.............................................................................. 61
      7.3   Indemnification by Vertex........................................................................... 61
      7.4   Indemnification by Holders.......................................................................... 61
      7.5   Defense............................................................................................. 62
            (a)  Notification of Indemnification Claim.......................................................... 62
            (b)  Defense of Claim by Indemnifying Party......................................................... 62
            (c)  Defense of Claim by Aggrieved Party............................................................ 62
            (d)  Indemnification Threshold...................................................................... 63
      7.6   Indemnification Despite Negligence, Strict Liability or Liability Without Fault..................... 63
      7.7   Limitation on Obligations of Indemnifying Shareholders.............................................. 63




                                      (v)

      7.8   Offset for Insurance Proceeds....................................................................... 63

ARTICLE 8   MISCELLANEOUS....................................................................................... 63
      8.1   Headings............................................................................................ 63
      8.2   Notices............................................................................................. 64
      8.3   Binding Effect; Assignment.......................................................................... 65
      8.4   Further Assurances.................................................................................. 65
      8.5   Complete Agreement.................................................................................. 65
      8.6   Modifications, Amendments, and Waivers.............................................................. 65
      8.7   Choice of Law and Venue............................................................................. 65
      8.8   Remedies Not Exclusive.............................................................................. 65
      8.9   Severability........................................................................................ 65
      8.10  Memorandum of Plan of Merger........................................................................ 66
      8.11  Counterparts and Facsimile Execution................................................................ 66


Exhibits:

A     Articles of Merger........................................................................................A-1
B     Merger Consideration Allocation Schedule..................................................................B-1
C     Share Exchange and General Release Agreement..............................................................C-1
D     Opinion of Company's Counsel..............................................................................D-1
E     Luik Noncompetition Agreement.............................................................................E-1
F     Becker Noncompetition Agreement...........................................................................F-1
G     Luik Employment Agreement.................................................................................G-1
H     Becker Employment Agreement...............................................................................H-1
I     Opinion of Vertex's Counsel...............................................................................I-1
J     Escrow Agreement..........................................................................................J-1





                                      (vi)

                      AGREEMENT AND PLAN OF REORGANIZATION


      THIS AGREEMENT AND PLAN OF REORGANIZATION (the "Agreement") is made and entered into at Kilgore, Gregg County, Texas by, between and among TIW SYSTEMS, INC., a California corporation having its principal place of business in Santa Clara County, California (the "Company"), VERTEX ACQUISITION CORPORATION, a Nevada corporation ("VAC"), VERTEX COMMUNICATIONS CORPORATION, a Texas corporation having its principal place of business in Gregg County, Texas ("Vertex"), HELDUR TONISSON, an individual resident of Baar, Switzerland ("Tonisson"), REIN LUIK, an individual resident of Santa Clara County, California ("Luik"), and the TIW SYSTEMS INCORPORATED EMPLOYEE STOCK OWNERSHIP TRUST, a trust having its principal place of business in California (the "ESOT"), on this the 9th day of May, 1997 (the "Execution Date").

                                    RECITALS

      WHEREAS, the Company is currently engaged in the business of manufacturing earth station satellite communications antenna, radio telescopes and associated components (the "Acquired Business");

      WHEREAS, as of the Execution Date, Tonisson, Luik and the ESOT own approximately 39%, 18% and 31%, respectively, of all of the issued and outstanding capital stock of the Company, subject to the community property rights of their respective spouses, if any, and with respect to Luik, excluding any beneficial ownership of any such shares arising from Luik being a participant or beneficiary of the ESOT;

      WHEREAS, Tonisson and Luik are each hereinafter individually referred to as a "Controlling Shareholder" and collectively as the "Controlling Shareholders";

      WHEREAS, the remaining shares of the issued and outstanding capital stock of the Company as of the Closing Date (as hereinafter defined) will be owned by 18 shareholders (the "Minority Shareholders");

      WHEREAS, the Controlling Shareholders and the Minority Shareholders are sometimes referred to herein as the "Shareholders";

      WHEREAS, VAC is a wholly-owned subsidiary of Vertex;

      WHEREAS, the respective Boards of Directors of the Company, Vertex and VAC have determined that the transactions contemplated by this Agreement are desirable and in the best interests of such entities and their respective shareholders;

      WHEREAS, the respective Board of Directors of the Company, Vertex and VAC have approved the merger of the Company with and into VAC as a forward triangular merger in accordance with the provisions of Sections 368(a)(1)(A) and 368(a)(2)(D) of the Internal Revenue Code of 1986, as amended (the "Code"), Articles 92A.005 et seq. of the Nevada General Corporation Law (the "NGCL"), and Sections 1100 et seq. of the California General Corporation Law (the "CGCL") upon the terms and conditions set forth in this Agreement (the "Merger");



AGREEMENT AND PLAN OF REORGANIZATION - Page 1

      WHEREAS, the parties intend that the Merger shall constitute for United States federal income tax purposes a reorganization under the Code and that this Agreement, as it relates to the Merger, shall constitute a plan of reorganization within the meaning of the applicable provisions of the Code; and

      WHEREAS, the parties desire to set forth certain representations, warranties and covenants made by each to the other as an inducement to the consummation of the Merger;

      NOW, THEREFORE, in consideration of the foregoing premises and the respective representations, warranties, covenants, agreements and conditions hereinafter set forth, and intending to be legally bound hereby, the parties hereto agree as follows:


                                   ARTICLE 1
                                TERMS OF MERGER

      1.1 Merger. On the Effective Date (as hereinafter defined), in accordance with the provisions of Articles 92A.005 et seq. of the NGCL, Sections 1100 et seq. of the CGCL and Sections 368(a)(1)(A) and 368(a)(2)(D) of the Code, the Company shall be merged with and into VAC, which shall be sometimes referred to herein as the "Surviving Corporation," upon the terms and subject to the conditions set forth in the subsequent provisions of this Agreement and the Articles of Merger and the Plan of Merger attached thereto (the "Articles of Merger"), which Articles of Merger shall be in the form of the Articles of Merger attached hereto as Exhibit "A" and incorporated herein by this reference.

      1.2 Effect of Merger. VAC, as the Surviving Corporation in the Merger, will continue to be governed by the laws of the State of Nevada and the separate corporate existence of VAC and all of its rights, privileges, immunities and franchises, public or private, and all of its duties and liabilities as a corporation organized under the NGCL will continue unaffected and unimpaired by the Merger. At the close of business on the Effective Date the existence of the Company as a distinct entity shall cease. At that time all rights, franchises and interests of the Company in and to every type of property, whether real, personal or mixed, and chooses in action shall be transferred to and vested in VAC by virtue of the Merger without any deed or other transfer. VAC, without any order or other action on the part of any court or otherwise, shall possess all and singular the rights, privileges, powers and franchises, and shall be subject to all the restrictions, disabilities and duties of the Company and VAC, and all property, whether real, personal or mixed, of the Company and VAC, and as to third parties all debts due to the Company or VAC on whatever account, and all other things in action or belonging to each of said corporations, shall be vested in VAC. All property, rights, privileges, powers and franchises, and all and every other interest of the Company or VAC as of the Effective Date shall thereafter be the property of VAC to the same extent and effect as such was of said constituent corporations prior to the Effective Date, and the title to any real estate vested by deed or otherwise in the Company and VAC shall not revert or be in any way impaired by reason of the Merger; provided, however, that as to third parties all rights of creditors and all liens upon any property of the Company or VAC shall thenceforth attach to VAC and may be enforced against it to the same extent as if said debts, liabilities, and duties had been incurred or contracted by VAC. VAC shall carry on business with the assets of the Company and VAC. The established offices and facilities of VAC and the Company immediately prior to the Merger shall become the established offices and facilities of VAC. Notwithstanding the preceding, as between the Controlling Shareholders and VAC, the Controlling Shareholders shall be liable for any Retained Liabilities (as defined in Section 1.12 hereof) of the Company that are not discharged by the Company



AGREEMENT AND PLAN OF REORGANIZATION - Page 2 or the Controlling Shareholders prior to the Effective Date in accordance with the provisions of Section 1.12 hereof.

      1.3 Effective Date of Merger. As soon as practicable following the fulfillment or waiver of the conditions precedent to the Merger set forth in
Article 4 hereof, and provided that this Agreement has not been terminated or abandoned pursuant to the applicable provisions of Article 6 hereof, the Company and VAC will cause the Articles of Merger along with any other required document to be filed with the Secretary of State of Nevada and the Secretary of State of California pursuant to Article 92A.200 of the NGCL and Sections 1103 and 1108 of the CGCL, respectively. The Merger shall become effective upon the date (the "Effective Date") which is the later of the date of (i) the filing of Articles of Merger with, and issuance of a Certificate of Merger by, the Secretary of State of Nevada pursuant to Article 92A.200 of the NGCL, or (ii) the filing of Articles of Merger with, and issuance of a Certificate of Merger by, the Secretary of State of California pursuant to Sections 1103 and 1108 of the CGCL (the "Effective Time"). Each of the parties will use its Best Efforts (as hereinafter defined) to cause the Merger to be consummated as soon as practicable following the fulfillment or waiver of the conditions set forth in
Article 4 hereof.

      1.4 Disposition and Conversion of Shares. Subject to the provisions of this Section, at the Effective Time, by virtue of the Merger and without any action on the part of VAC, Vertex, the Company or the shareholders of any of the foregoing, the shares of the constituent corporations shall be converted as follows:

            (a) VAC Shares. Each share of the common stock, $.10 par value, of VAC issued and outstanding immediately prior to the Effective Time shall continue unchanged and remain issued and outstanding and shall be retained by the shareholders of VAC as shares of the Surviving Corporation.

            (b) Vertex Shares. Each share of the common stock, $.10 par value, of Vertex (the "Vertex Common Stock") issued and outstanding immediately prior to the Effective Time shall continue unchanged and remain issued and outstanding and retained by the holders thereof.

            (c) Company Shares. All of the shares of the issued and outstanding common stock, without par value, of the Company (the "TIW Common Stock"), other than any shares held by any Company Subsidiary (as hereinafter defined), shall be converted into, and become exchangeable for (i) an aggregate amount of 574,359 shares of Vertex Common Stock (the "Vertex Exchange Shares"), and (ii) cash in the aggregate amount of $7,892,824.00 (the "Cash Portion of the Merger Consideration"), subject to (x) the payment of cash for fractional shares or dissenting shares and (y) the payment of certain Retained Liabilities. Any shares of the TIW Common Stock held by any Company Subsidiary shall be cancelled and extinguished without any conversion thereof and no payment of any kind shall be made with respect thereto. The number of the Vertex Exchange Shares shall not be adjusted for any increase or decrease in the market price of the Vertex Common Stock as reported on the Nasdaq Stock Market National Market System, subject to the provisions of Section 1.4(d) hereof. The Vertex Exchange Shares and the Cash Portion of the Merger Consideration, subject to the payment of cash for fractional shares or dissenting shares and the payment of the Retained Liabilities, shall be allocated to the Shareholders in proportion to their stock ownership in the Company in accordance with the Merger Consideration Allocation Schedule attached hereto as Exhibit "B" and incorporated herein by this reference.



AGREEMENT AND PLAN OF REORGANIZATION - Page 3

            (d) No Dilution. If, on or before the Effective Date, Vertex (i) declares any dividend payable in shares of Vertex Common Stock, or (ii) splits or combines or reclassifies the outstanding shares of Vertex Common Stock, the number of shares (or fraction of a share subject to the provisions of Section 1.4(e)(4) hereof) of Vertex Common Stock to be exchanged for each share of the outstanding TIW Common Stock will be appropriately adjusted.

            (e)  Exchange of Company Capital Stock Certificates.

                 (1) Delivery of Vertex Exchange Shares. On or prior to the Closing Date, Vertex or VAC shall make available to ChaseMellon Shareholder Services, L.L.C. as the transfer agent of Vertex (the "Transfer Agent"), the certificates representing the Vertex Exchange Shares along with the Cash Portion of the Merger Consideration required to effect the exchange referred to in Section 1.4(c) above. The Vertex Exchange Shares and the Cash Portion of the Merger Consideration are hereinafter collectively referred to as the "Merger Consideration."

                 (2) Exchange of TIW Common Stock Certificates. At the Effective Time, the stock transfer books of the Company shall be closed as to the holders of the TIW Common Stock and no transfer of the TIW Common Stock shall thereafter be made or recognized. At the Closing (or as soon as reasonably practicable thereafter), the Shareholders shall surrender the certificate or certificates representing the TIW Common Stock issued and outstanding at the Effective Time (the "TIW Certificates") to the Transfer Agent or to Vertex. Upon the surrender to the Transfer Agent or to Vertex of each TIW Certificate and related stock power duly completed and executed, the Transfer Agent or Vertex shall pay the holder of such TIW Certificate the applicable Merger Consideration in exchange therefor, and such TIW Certificate shall forthwith be cancelled. Until so surrendered and exchanged, each such TIW Certificate shall represent solely the right to receive the applicable allocable share of the Merger Consideration therefor and any amounts to which the holder thereof is entitled pursuant to Sections 1.4(e)(3) and 1.4(e)(4) hereof. No interest shall be paid or accrued on the Merger Consideration. If the allocable share of the Merger Consideration (or any portion thereof) is to be delivered to any Person (as hereafter defined) other than the Person in whose name the TIW Certificate surrendered in exchange therefor is registered, it shall be a condition to such exchange that (i) the TIW Certificate so surrendered shall be properly endorsed or otherwise be in proper form for transfer and (ii) the Person requesting such exchange shall pay to the Transfer Agent any transfer or other taxes required by reason of the payment of the allocable share of the Merger Consideration to a Person other than the registered holder of the TIW Certificate surrendered or establish to the satisfaction of the Transfer Agent that such tax has been paid or is not applicable. Vertex may impose such other reasonable conditions upon the exchange of TIW Certificates as it may deem necessary or desirable and as are consistent with the provisions of this Agreement. The Vertex Common Stock into which the TIW Common Stock shall be converted pursuant to this Agreement and the Merger shall be deemed to have been issued at the Effective Time; provided, however, that, subject to Applicable Law (as hereinafter defined), no holder of an unsurrendered TIW Certificate shall be entitled, until the surrender of such TIW Certificate, to vote the shares of the Vertex Common Stock into which such holder's TIW Common Stock shall have been converted. of such TIW Certificate in respect of the Vertex Common Stock represented thereby, but, subject to applicable abandoned property, escheat, and similar laws, there shall be paid to the holder

                 (3) Restriction on Receipt of Dividends. Unless and until a TIW Certificate is surrendered, dividends payable to the holders of record of the Vertex Common Stock shall not be paid to the holder



AGREEMENT AND PLAN OF REORGANIZATION - Page 4 thereof (i) upon surrender of such TIW Certificate, the amount of any dividends, the record date for the determination of the holders entitled to which shall be after the Effective Time, which theretofore shall have become payable with respect to the whole shares of Vertex Common Stock represented by such TIW Certificate and issued in exchange upon its surrender, but without interest on such dividends, and (ii) after surrender of such TIW Certificate, the amount of any dividends with respect to such whole shares of Vertex Common Stock, the record date for the determination of the holders entitled to which shall be after the Effective Time but prior to the surrender of such TIW Certificate, and the payment date of which shall be subsequent to such surrender, such amount to be paid on such payment date.

                 (4) Fractional Shares. No certificates or scrip representing fractional shares of Vertex Common Stock shall be issued upon the surrender for exchange of any TIW Certificate. In lieu of any such fractional share of Vertex Common Stock, each holder of a TIW Certificate whose aggregate number of shares of TIW Common Stock are not convertible into a whole number of shares of Vertex Common Stock shall be entitled to receive from the Transfer Agent or Vertex, upon surrender of such holder's TIW Certificates for exchange as provided above, an amount of cash rounded to the nearest cent (without interest) determined by multiplying such fractional interest by $19.50. After the Closing Date, Vertex shall deposit with the Transfer Agent, as and when required, cash sufficient for the Transfer Agent to make payment of cash in lieu of fractional shares in accordance with this Section 1.4(e)(4).

                 (5) Termination of Transfer Agent's Obligations. In the event that all the TIW Common Stock has not been surrendered for exchange as stated herein by the first anniversary of the Effective Date, then promptly following the date which is one year after the Effective Date, the Transfer Agent shall deliver to Vertex all cash, certificates, and other documents and instruments in its possession relating to the transactions described in this Agreement, and the Transfer Agent's duties with respect thereto shall terminate. Thereafter, each holder of a TIW Certificate may surrender such TIW Certificate directly to Vertex and (subject to applicable abandoned property, escheat, and similar laws) receive in exchange the applicable allocable share of the Merger Consideration therefor and any amounts to which such holder is entitled pursuant to Sections 1.4(e)(3) and 1.4(e)(4) hereof, but such holder shall have no greater rights against Vertex than may be accorded to general creditors of Vertex under Applicable Law. Notwithstanding anything in this Agreement to the contrary, neither the Transfer Agent nor any party hereto shall be liable to a holder of shares of TIW Common Stock for any cash or other property delivered to a public official pursuant to applicable abandoned property, escheat, or similar laws.

                 (6) Lost TIW Certificates. In the event any TIW Certificate shall have been lost, stolen, or destroyed, upon the making of an affidavit of that fact by the Person claiming such TIW Certificate to be lost, stolen, or destroyed, Vertex shall issue or cause to be issued in exchange for such lost, stolen, or destroyed TIW Certificate the allocable share of the Merger Consideration deliverable in respect thereof as determined in accordance with
Section 1.4(c). When authorizing the issue of such allocable share of the Merger Consideration in exchange therefor, Vertex may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen, or destroyed TIW Certificate to give Vertex a bond in such sum as it may direct as indemnity against any claim that may be made against Vertex or the Surviving Corporation with respect to the TIW Certificate alleged to have been lost, stolen, or destroyed.

                 (7) Withholding. Vertex shall be entitled to deduct and withhold from the allocable share of the Merger Consideration otherwise payable pursuant to this Agreement to any holder



AGREEMENT AND PLAN OF REORGANIZATION - Page 5 of a TIW Certificate such amounts as Vertex is required to deduct and withhold with respect to the making of such payment under the Code or any provision of state, local, or foreign tax law. To the extent that amounts are so withheld by Vertex, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the TIW Certificate in respect of which such deduction and withholding was made by Vertex.

            (f) Escrow of Shares. At the Closing, Tonisson and Luik shall deposit in escrow 68,182 and 31,818 shares of Vertex Common Stock, respectively, constituting a total of 100,000 shares of Vertex Common Stock (the "Escrowed Shares"). The Escrowed Shares shall be held in escrow in accordance with the terms and conditions set forth in Section 7.7 hereof. The Escrowed Shares shall be deposited in escrow out of the Vertex Exchange Shares allocable to Tonisson and Luik pursuant to the provisions of Section 1.4(c) hereof in proportion to their stock ownership of the Company.

            (g) Inspection of Books and Records. The Shareholders shall have the right, at the expense of the Shareholders, to inspect the books and records of Vertex to verify any adjustment required to be made pursuant to the provisions of Section 1.4(d) in the number of shares of the Vertex Common Stock owned by the Shareholders during the normal business hours of Vertex upon reasonable request to Vertex.

      1.5 Cancellation of Options and Warrants. At the Effective Time, each outstanding and unexercised stock option and warrant to acquire shares of TIW Common Stock to the extent not previously exercised shall automatically terminate and be of no further force or effect, and the holder thereof shall not be entitled to receive any compensation for such terminated stock option or warrant.

      1.6 Articles of Incorporation of Surviving Corporation. The Articles of Incorporation of VAC, as existing on the Effective Date, shall continue in full force and effect as the Articles of Incorporation of the Surviving Corporation until altered or amended as provided by law, with the exception that as part of the Articles of Merger the name of VAC shall be changed to TIW Systems, Inc.

      1.7 Bylaws of Surviving Corporation. The Bylaws of VAC, as existing on the Effective Date, shall continue in full force and effect as the Bylaws of the Surviving Corporation until altered, amended or repealed as provided in such Bylaws or as provided by law.

      1.8 Directors of Surviving Corporation. The directors of the Surviving Corporation as of the Effective Date shall be and become J. Rex Vardeman, James
D. Carter, and Rein Luik, until their successors shall be duly elected and qualified or until their sooner death, resignation or removal. Vertex as the sole shareholder of VAC hereby agrees to vote its shares of VAC so that the foregoing individuals shall be elected as the directors of VAC until the first annual or special meeting of the shareholders of VAC after the Effective Date.

      1.9 Officers of Surviving Corporation. The officers of the Surviving Corporation as of the Effective Date shall be as follows:

      J. Rex Vardeman                     Chairman of the Board

      Rein Luik                           President and Chief Executive Officer




AGREEMENT AND PLAN OF REORGANIZATION - Page 6

      Louis Becker                        Executive Vice President

      Edward F. Kurz                      Vice President and Chief Financial
                                          Officer

      James D. Carter                     Secretary and Treasurer

Such individuals shall serve in such capacities until their successors shall be duly elected and qualified or until their sooner death, resignation or removal.

      1.10 Disclosure Schedule. Prior to or contemporaneously with the execution of this Agreement, the Company and the Controlling Shareholders shall prepare and deliver a Disclosure Schedule to Vertex. The Disclosure Schedule shall consist of separate schedules corresponding to the lettered and numbered paragraphs contained in Sections 1.11 and 2.1 hereof to the extent required by said Sections and such other schedules or exhibits as are referenced in this Agreement or in the Disclosure Schedule. If the same item is required to be disclosed on more than one schedule to the Disclosure Schedule, such item may be fully described on the principal schedule to which such item relates and incorporated into another schedule by a specific cross reference on such other schedule to the schedule on which such item is fully described. The Disclosure Schedule shall set forth the exceptions, if any, to the representations and warranties set forth in Section 2.1 hereof. Nothing in the Disclosure Schedule shall be deemed adequate to disclose an exception to a representation or warranty made herein unless the Disclosure Schedule identifies the exception with reasonable particularity. Without limiting the generality of the foregoing, the mere listing (or inclusion of a copy) of a document or other item shall not be deemed adequate to disclose an exception to a representation or warranty made herein (unless the representation or warranty has to do with the existence of the document or other item itself or the copy adequately describes the matter at issue).

      1.11 Definition of Assets. Without limiting the provisions of Section 1.2 hereof, as the result of the Merger, VAC shall acquire all of the Assets (as hereinafter defined) of the Company. As used herein the term "Assets" shall mean all assets of the Company whether such assets are real, personal or mixed, tangible or intangible, of every kind, nature and description wherever situated, including, without limitation, all of the assets of the Company identified on the Company's Consolidated Balance Sheet, dated December 31, 1996, as audited and certified by the Company's independent auditors, Deloitte & Touche LLP (the "1996 TIW Balance Sheet"), subject only to changes in such assets occurring in the Ordinary Course of Business (as hereinafter defined) since the date of the 1996 TIW Balance Sheet. The Assets being acquired hereunder as the result of the Merger include, but are not limited to, the following:

            (a)  All real property owned by the Company as of the Effective
Date;

            (b) All cash, time and demand deposits and cash equivalents of the Company as of the Effective Date;

            (c) All accounts receivable and notes receivable of the Company as of the Effective Date;

            (d) All equipment and other items of tangible personal property of the Company and whether or not such items of tangible personal property are of such character to be considered to be



AGREEMENT AND PLAN OF REORGANIZATION - Page 7 fixtures, including without limitation, those items of tangible personal property described in the Disclosure Schedule;

            (e) All customer, security and utility deposits of the Company as of the Effective Date, which deposits shall be identified by name and amount in the Disclosure Schedule;

            (f) All inventory of the Company as of the Effective Date;

            (g) The interests of the Company in all commitments, contracts, leases and agreements to which the Company is a party as of the Execution Date pursuant to which the Company will either pay or receive at least $25,000.00 during the remaining life thereof (the "Contracts"), which Contracts shall be described in the Disclosure Schedule;

            (h) The interests of the Company in all licenses and permits held by the Company relating to the ownership, development and operation of the Acquired Business, including those licenses and permits identified in the Disclosure Schedule;

            (i) All insurance policies covering the ownership and operation of the assets owned or leased by the Company or the operation of the Acquired Business and any and all rights of the Company thereunder, including the insurance policies identified in the Disclosure Schedule;

            (j) All intellectual property consisting of patents, trademarks, service marks, copyrights, trade secrets, know-how, technological information and similar rights owned by the Company, including the intellectual property identified in the Disclosure Schedule;

            (k) All financial, customer, administrative and personnel records (including, without limitation, all equipment records, administrative files, customer lists and records, customer billing records, documents, catalogs, books, records, files, operating manuals, and existing financial data) relating to the ownership and operation of the Acquired Business;

            (l) The interests of the Company in and to all personal property, tangible or intangible, arising or acquired by the Company in the Ordinary Course of Business between the Execution Date and the Effective Date;

            (m) All prepaid expenses of the Company relating to the Acquired Business;

            (n) The interests of the Company in and to its telephone numbers:
(408) 654-5600 and its facsimile numbers (408) 654-5613 and (408) 654-5622;

            (o) The interests of the Company in and to the name "TIW Systems, Inc." and any variation thereof including TIW, and any related goodwill;

            (p) All computer software and all computer disks and programs owned, licensed or otherwise used in the Acquired Business; and

            (q) The interest of the Company in each Company Subsidiary or other entity in which the Company, directly or indirectly, owns an equity interest.



AGREEMENT AND PLAN OF REORGANIZATION - Page 8

      VAC shall acquire good and marketable title to the Assets and all parts thereof from the Company free and clear of all Encumbrances (as hereinafter defined), except as expressly provided herein or in the Disclosure Schedule to the contrary.

      1.12 Retained Liabilities. Notwithstanding the provisions of Section 1.2 hereof, as between the Company, the Controlling Shareholders and VAC, VAC will not assume, and will not discharge or otherwise be liable for the Retained Liabilities and as between the Company, the Controlling Shareholders and VAC none of the Assets acquired as a result of the Merger shall be or become obligated or subject to any Retained Liability. As used herein, the term Retained Liabilities shall mean only the following liabilities:

            (a) The liabilities or obligations of the Company for periods prior to the Effective Date other than (i) those identified in the 1996 TIW Balance Sheet to the extent set forth therein, (ii) those identified in the Disclosure Schedule to the extent set forth therein, and (iii) those incurred by the Company since the date of the 1996 TIW Balance Sheet in the Ordinary Course of Business;

            (b) Federal, state or local tax liabilities or obligations of the Company, including, without limitation, any income tax, any tax recapture, and any FICA, withholding tax, workers' compensation and any and all other taxes accrued on or before the Effective Date other than those identified in the 1996 TIW Balance Sheet to the extent set forth therein and fully funded by a reserve therefor;

            (c) Liabilities or obligations of the Company or the Shareholders for brokerage or other commissions, if any, relating to the Merger, this Agreement or to the transactions contemplated hereunder; and

            (d) The legal fees incurred by the Company in connection with the transactions contemplated by this Agreement to the extent that such legal fees exceed the sum of $65,000.00.

      The Retained Liabilities identified in subparagraphs (a), (b) and (c) above shall be discharged by the Company prior to the Effective Date out of the Assets. The Retained Liability identified in subparagraph (d) above shall be satisfied by the Controlling Shareholders prior to the Closing Date. Any Retained Liability not satisfied as stated above shall be and remain the sole responsibility of the Controlling Shareholders and as between the Controlling Shareholders and VAC, VAC shall have no responsibility or liability for the payment of such Retained Liabilities.

      1.13 Brokerage Fees. The Company and VAC shall each pay on or prior to the Closing Date any brokerage fees, finder fee or related obligation due, or allegedly due, in connection with the transactions contemplated by this Agreement which were incurred by such party. The Controlling Shareholders and VAC shall each indemnify and hold harmless the other from and against all liabilities, costs, damages and expenses (including reasonable attorneys' fees), arising from any claims for fees or commissions or other similar fees of brokers employed or alleged to have been employed by such indemnifying party or by a corporation controlled by such indemnifying party in connection with the transactions covered by this Agreement insofar as such claims shall be based upon alleged arrangements or agreements made by the indemnifying party or on the indemnifying party's behalf. Such indemnities shall survive the Closing or any termination of the Agreement and shall not be merged therein.



AGREEMENT AND PLAN OF REORGANIZATION - Page 9

      1.14 Costs of Transaction. Whether or not the transactions contemplated hereby shall be consummated, the parties agree as follows:

            (a) The Company and the Controlling Shareholders will pay on or prior to the Closing Date the fees, expenses, and disbursements of the Company and the Controlling Shareholders and their respective agents, representatives, accountants, and counsel incurred in connection with the subject matter hereof and any amendments hereto, subject to the provisions of Section 1.12(d) hereof; and

            (b) VAC and Vertex shall pay the fees, expenses and disbursements of VAC and Vertex and their respective agents, representatives, accountants and counsel incurred in connection with the subject matter hereof and any amendments hereto.

      1.15 Release by Shareholders. Each Controlling Shareholder and the ESOT as of the Closing on the Closing Date, with the intent of binding such Controlling Shareholder and the ESOT and the heirs, executors, personal representatives, successors and assigns of such Controlling Shareholder or the ESOT, as applicable, hereby unconditionally releases, acquits and forever discharges the Company, Vertex and VAC and their respective successors, assigns, officers, directors, attorneys, accountants and insurers from any and all claims, demands, actions, causes of action, debts, sums of money, covenants, contracts, controversies, agreements, promises, obligations, costs, expenses, damages, or any other claim or demand whatsoever of whatever kind, character and description, whether based on facts presently known or hereafter discovered, whether suspected or unsuspected, whether based upon statutory law or common law, whether in contract, administrative or tort, whether liquidated or unliquidated, matured or unmatured, disclosed and undisclosed, which has accrued or which may ever accrue to such Controlling Shareholder or the ESOT or the heirs, personal representatives, successors or assigns of such Controlling Shareholder, or the ESOT, as applicable, for and on account of any matter, cause or thing relating to, arising out of or in any way connected with the ownership of TIW Common Stock of such Controlling Shareholder, or the ESOT, as applicable, the employment, if applicable, of such Controlling Shareholder by the Company or any Company Subsidiary prior to the Effective Date (except as to compensation and benefits earned and accrued by the Controlling Shareholder but unpaid by the Company), or the operation, acts or inactions of the Company and/or any Company Subsidiary and their respective officers and directors from the beginning of time until the Effective Date (the "Released Claims"). Each Controlling Shareholder and the ESOT represents and warrants to the Company, Vertex and VAC that such Controlling Shareholder or the ESOT, as applicable, has not assigned or otherwise transferred expressly, impliedly or by operation of law any Released Claim whatsoever released by such Controlling Shareholder or the ESOT pursuant to this Section or any interest in or portion of any such claim, and that all Released Claims of such Controlling Shareholder or the ESOT, as applicable, are owned by such Controlling Shareholder or the ESOT, as applicable, who has the sole authority to release them. This Release is for any relief, no matter how denominated, including, but not limited to, distributions pertaining to stock ownership (other than for such Controlling Shareholder's share or the ESOT's share of (i) the Vertex Exchange Shares, (ii) the Cash Portion of the Merger Consideration, and (iii) compensation and benefits earned and accrued, if any, by the Controlling Shareholder but unpaid by the Company). Notwithstanding any of the foregoing provisions to the contrary, the parties hereto specifically acknowledge the foregoing provisions shall not relate to or otherwise be effective in connection with any claims that any Controlling Shareholder or the ESOT may have against Vertex or VAC for the failure of Vertex or VAC to fulfill its obligations to such Controlling Shareholder as set forth in this Agreement or the exhibits attached hereto, including the failure of Vertex or VAC to make



AGREEMENT AND PLAN OF REORGANIZATION - Page 10 any payments or distributions due such Controlling Shareholder or the ESOT in accordance with the terms set forth in this Agreement. The ESOT and the Controlling Shareholders agree and covenant that in no event will the ESOT or such Controlling Shareholder commence any litigation or other legal or administrative proceeding against the Company, Vertex, VAC and their respective officers and directors, whether in law or equity, whether in contract, administrative, or tort, relating to any and all Released Claims. The Controlling Shareholders shall use their Best Efforts (as hereinafter defined) to cause each Minority Shareholder other than the ESOT to similarly release any Released Claims owned by such Minority Shareholder by executing and delivering a Share Exchange and General Release Agreement in the form attached hereto as Exhibit "C" and incorporated herein by this reference to Vertex at the Closing.

      1.16 Certain Definitions. Unless otherwise defined herein or the context otherwise requires, the terms defined in this Section 1.16 shall have the meanings herein specified for all purposes of this Agreement, applicable to both the singular and plural forms of any of the terms herein defined. Unless otherwise indicated, any reference herein to a "Section," "Article," or "Exhibit" shall mean the applicable section, article or exhibit of or to this Agreement.

      "ANCILLARY DOCUMENTS" shall mean each agreement, instrument, and document (other than this Agreement) executed or to be executed by the Company, VAC or Vertex or their respective shareholders in connection with the execution of this Agreement or the consummation of the transactions contemplated hereby.

      "APPLICABLE LAW" shall mean any statute, law, ordinance, rule, directive or regulation or any judgment, order, award, writ, injunction, or decree of any federal, state, municipal or other governmental or judicial body, agency, regulatory authority, department, commission, board, bureau or instrumentality or arbitrator to which a specified Person or property is subject.

      "BEST EFFORTS" shall mean the efforts that a prudent Person desirous of achieving a result would use in similar circumstances to ensure that such result is achieved as expeditiously as possible; provided, however, that an obligation to use best efforts under this Agreement does not require the Person subject to that obligation to take actions that would result in a materially adverse change in the benefits to such Person of this Agreement and the consummation of the transactions contemplated by this Agreement.

      "COMMISSION" shall mean the Securities and Exchange Commission.

      "COMPANY SUBSIDIARIES" shall mean all those corporations, associations, or other business entities of which the entity in question either (i) owns or controls 50% or more of the outstanding equity securities either directly or through an unbroken chain of entities as to each of which 50% or more of the outstanding equity securities is owned directly or indirectly by its parent (provided, there shall not be included any such entity the equity securities of which are owned or controlled in a fiduciary capacity), or (ii) in the case of partnerships or joint ventures, serves as a general partner or as a joint venturer. For purposes of this Agreement, Tarberaud A.S. shall be deemed a Company Subsidiary due to the aggregate fifty-one percent (51%) equity interest owned therein by the Company and Luik, collectively.

      "ENCUMBRANCES" shall mean any lien, mortgage, pledge, reservation, restriction, security interest, right of first refusal, option, conditional sale agreement, default of title, easement, encroachment, hypothecation, infringement, title retention or other security arrangement, or any adverse right or interest,



AGREEMENT AND PLAN OF REORGANIZATION - Page 11 charge, claim or other encumbrance of any nature whatsoever of, on, or with respect to any property or property interest whether imposed by law, agreement, understanding or otherwise, other than (i) encumbrances for current property taxes not yet due and payable, and (ii) encumbrances which do not materially impair the use of or title to the assets subject to such encumbrances.

      "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended.

      "HSR ACT" shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and any regulations and rules issued pursuant to such Act.

      "KNOWLEDGE" as used with respect to a Person (including references to such Person being aware of a particular matter) shall mean those facts that are known or should reasonably have been known after due inquiry by the chairman, president, chief financial officer, general counsel, any assistant or deputy general counsel, director of any business unit or division, or any senior, executive or other vice president of such Person.

      "MATERIAL ADVERSE EFFECT" shall mean, with respect to any Person, any change(s), effect(s), circumstance(s) or condition(s) that, individually or in the aggregate, are or may reasonably be expected to be materially adverse to
(i) the assets, business, operations, income, prospects or condition (financial or otherwise) of such Person or such Person and its affiliates taken as a whole, or the transactions contemplated by this Agreement or (ii) the ability of such Person to perform on a timely basis such Person's obligations under this Agreement.

      "ORDINARY COURSE OF BUSINESS" shall mean an action taken by a Person if:

            (i) Such action is consistent with the past practices of such Person and is taken in the ordinary course of the normal day-to-day operations of such Person;

            (ii) Such action is not required to be authorized by the Board of Directors of such Person and is not required to be specifically authorized by the parent corporation, if any, of such Person; and

            (iii) Such action is similar in nature and magnitude to actions customarily taken, without any authorization by the Board of Directors, in the ordinary course of the normal day-to-day operations of other Persons that are in the same line of business as such Person.

      "PERSON" shall mean a natural person or any legal, commercial or governmental entity, such as, but not limited to, a corporation, general partnership, joint venture, limited partnership, limited liability company, trust, business association, group acting in concert, or any person acting in a representative capacity.

      "SECURITIES ACT" shall mean the Securities Act of 1933, as amended.



AGREEMENT AND PLAN OF REORGANIZATION - Page 12

                                   ARTICLE 2
                         REPRESENTATIONS AND WARRANTIES

      2.1 Representations and Warranties of the Company, the Controlling Shareholders and the ESOT. As a material inducement to VAC and Vertex to enter into this Agreement and perform their respective obligations hereunder, the Company and each Controlling Shareholder hereby severally represents and warrants to VAC and Vertex, except as otherwise set forth in the Disclosure
Schedule in a schedule thereto corresponding to the lettered and numbered paragraphs of this Section 2.1, as set forth in Section 2.1(a) through 2.1(at) below. In addition, as a material inducement to VAC and Vertex to enter into this Agreement and perform their respective obligations hereunder, the ESOT represents and warrants to VAC and Vertex as set forth in Sections 2.1(an), 2.1(ao), 2.1 (ap), 2.1(aq), and 2.1(au) below.

            (a) Organization and Good Standing of the Company. The Company is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation, and the Company has the requisite corporate power and authority to own, operate and lease its properties and to carry on its business as now being conducted. The Company is duly qualified to do business as a foreign corporation and is in good standing under the laws of each State or other jurisdiction in which either the ownership or use of the properties owned or used by it, or the nature of the activities conducted by it, requires such qualification. Neither the Company nor any Company Subsidiary is an investment company as defined in Section 368(a)(2)(F)(iii) of the Code.

            (b) Company Subsidiaries. Except for the Company Subsidiaries and other entities in which the Company owns less than fifty percent of the equity interest (the "TIW Minority Owned Entities") identified in the Disclosure Schedule, the Company does not own, directly or indirectly, any capital stock or other securities of any corporation or have any direct or indirect equity or ownership interest in any other Person, whether organized as a corporation, partnership, joint venture or otherwise. The Disclosure Schedule lists each Company Subsidiary and each TIW Minority Owned Entity, the jurisdiction of incorporation of each Company Subsidiary and each TIW Minority Owned Entity, and the authorized and outstanding capital stock of each Company Subsidiary. Each Company Subsidiary and each TIW Minority Owned Entity is a corporation or partnership, duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation or formation. Each Company Subsidiary and each TIW Minority Owned Entity has all requisite corporate power and corporate authority (or the partnership equivalent thereof) to own, lease, and operate its properties and to carry on its business as now being conducted. No actions or proceedings to dissolve any Company Subsidiary are pending.

      All the outstanding capital stock of each Company Subsidiary is owned directly by the Company, free and clear of all Encumbrances. All outstanding shares of capital stock of each Company Subsidiary have been validly issued and are fully paid and nonassessable. No shares of capital stock of any Company Subsidiary are subject to, nor have any been issued in violation of, preemptive or similar rights.

      There are (and as of the Closing Date there will be) outstanding (i) no shares of capital stock or other voting securities of any Company Subsidiary not owned directly by the Company, (ii) no securities of the Company or any Company Subsidiary convertible into or exchangeable for shares of capital stock or other voting securities of any Company Subsidiary, (iii) no options, warrants or other rights (including

AGREEMENT AND PLAN OF REORGANIZATION - Page 13 preemptive rights) to acquire from the Company or any Company Subsidiary, and no obligation of the Company or any Company Subsidiary to issue or sell, any shares of capital stock or other voting securities of any Company Subsidiary or any securities convertible into or exchangeable for such capital stock or voting securities, and (iv) no equity equivalents, interests in the ownership or earnings, or other similar rights of or with respect to any Company Subsidiary. There are (and as of the Closing Date there will be) no outstanding obligations of the Company or any Company Subsidiary to repurchase, redeem, or otherwise acquire any of the foregoing shares, securities, options, equity equivalents, interests, or rights.

            (c) Articles of Incorporation and Bylaws. The Company has previously delivered to VAC true, accurate and complete copies of the Articles of Incorporation and Bylaws of the Company and each Company Subsidiary, as amended to date certified by the Secretary of State of the state of incorporation of such corporation and the duly authorized and incumbent Secretary or Assistant Secretary of the Company or the applicable Company Subsidiary, respectively.

            (d) Capitalization. The authorized capital stock of the Company consists of 10,000,000 shares of TIW Common Stock. There are 6,457,935 shares of TIW Common Stock issued and outstanding as of the Execution Date. As of the Closing, there will be no more than 5,568,401 shares of TIW Common Stock issued and outstanding after given effect to (i) the exercise of certain outstanding stock options to purchase shares of TIW Common Stock and (ii) the surrender of certain unallocated shares of TIW Common Stock owned at the Execution Date by the ESOT in payment of the outstanding indebtedness of the ESOT to the Company. There are no other class or series of capital stock of the Company authorized. All issued and outstanding shares of the Company are, and at Closing shall be, duly authorized and validly issued, fully paid, and nonassessable, and no shares of the capital stock of the Company are subject to, nor have any shares of capital stock been issued in violation of, preemptive or similar rights. There are no subscriptions, options (other than certain stock options outstanding to certain individuals which options shall be exercised or cancelled prior to the Closing so that as of the Closing the representations set forth in the prior provisions of this Section shall be true and correct), warrants, calls, rights, contracts, stock appreciation rights, convertible securities, commitments, understandings, restrictions (other than restrictions imposed upon the transfer of unregistered securities by applicable securities law), or arrangements of any kind (other than for certain outstanding stock options to purchase up to a total of 75,000 shares of TIW Common Stock) relating to the issuance, sale or transfer of any of the shares of the capital stock of the Company, including any rights of purchase, conversion or exchange under any outstanding securities or other instruments. There are no authorized, outstanding or existing proxies, voting trusts, shareholder agreements, buy-sell agreements, or other agreements or understandings of any kind relating to the capital stock of the Company or any Company Subsidiary and no shareholder of the Company or any other Person is entitled to registration, preemptive or dissenters' rights with respect to issued and outstanding shares of capital stock of the Company or any Company Subsidiary. The Company is not under any obligation (arising under its Articles of Incorporation, by agreement or otherwise) to redeem, retire or repurchase any shares or other securities of the Company. All issuances, grants, offers, sales and repurchases by the Company of shares of its capital stock and options have been, or will be, effected in compliance with all Applicable Laws, including, without limitation, applicable federal and state securities laws.

            (e) Corporate Minutes. The corporate minute book(s), stock certificate book(s), stock register(s) and other similar corporate records of the Company and each Company Subsidiary are correct and complete in all respects and completely and accurately reflect all proceedings of the respective



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

shareholders and directors and any committees of the Board of Directors of the Company and the Company Subsidiaries, as applicable, required by Applicable Law to be reflected therein, and the signatures appearing on all documents contained therein are the true signatures of the persons purporting to have signed the same, and no meeting of any such shareholders, directors or committee of the Board of Directors has been held for which minutes have not been prepared and are not contained in such minute books. All actions reflected in said books and records are duly and validly taken in compliance with the laws of the applicable jurisdictions in effect at the time of the transaction. The stock record books of the Company and the Company Subsidiaries contain complete and accurate records of the stock ownership of the Company and the Company Subsidiaries and the transfer of shares of its capital stock.

            (f) Exclusive Operation of Business. The Company does not have any direct or indirect equity or ownership interest in any corporation, partnership, joint venture, or other entity which is involved, directly or indirectly, in the conduct of the Acquired Business other than for the Company Subsidiaries and the TIW Minority Owned Entities, and the Acquired Business is conducted solely by the Company and the Company Subsidiaries and the TIW Minority Owned Entities.

            (g) Authorization. The Company has the requisite corporate power and authority to execute, deliver and perform this Agreement and the Ancillary Documents to which it is a party and, subject to the approval of this Agreement by the Shareholders, to consummate the transactions contemplated hereby and thereby. The Board of Directors of the Company has duly approved and authorized the execution, delivery and performance of this Agreement and the Ancillary Documents to which the Company is a party and the consummation of the transactions contemplated hereby and thereby, and no other corporate proceedings (other than the approval of this Agreement by the Shareholders) are required on the part of the Company to authorize the execution, delivery and performance by the Company of this Agreement and such Ancillary Documents and the consummation of the transactions contemplated hereby or thereby. Each individual Shareholder is over twenty-one (21) years of age, and each Shareholder has the requisite authority and capacity to execute and comply with the terms of this Agreement and to perform such Shareholder's obligations contemplated by this Agreement. Assuming that this Agreement constitutes a valid and binding agreement of VAC and Vertex, this Agreement and each Ancillary Document executed and delivered by the Company or one or more of the Shareholders hereunder, or to be executed by the Company, has been, or when executed will be, duly executed and delivered by the Company and constitutes, or when executed and delivered will constitute the valid and binding agreement of the Company or such Shareholder, as applicable, enforceable in accordance with their respective terms, except as the enforceability hereof or thereof may be subject to applicable bankruptcy, insolvency, reorganization or other similar laws affecting creditors' rights generally and to general principles of equity which may limit the availability of certain equitable remedies (such as specific performance) in certain instances.

            (h) Compliance with Law. The business and operations of the Company and the Company Subsidiaries have been, are being, and shall be at all times prior to the Effective Date conducted in accordance with all Applicable Laws (including without limitation, Applicable Laws relating to securities, properties, business operations, products, manufacturing processes, advertising and sales practices, employment practices, terms and conditions of employment, wages and hours, safety, occupational safety, health, environmental protection and civil rights), except for those which do not or will not either individually or in the aggregate, have a Material Adverse Effect on the Company or any Company Subsidiary. To the Knowledge of the Company and the Controlling Shareholders, the Company has complied with all such laws. The Company is not charged or, to the Knowledge of the



AGREEMENT AND PLAN OF REORGANIZATION - Page 15

Company and the Controlling Shareholders, threatened with, or under investigation with respect to, any alleged violation of any Applicable Law relating to any aspect of the ownership or operation of the Acquired Business.

            (i) Consents and Approvals. No consent, authorization or approval of, or declaration, filing or registration with, any governmental or regulatory authority, or any other Person or entity is necessary by the Company in order to enable the Company to enter into and perform the Company's obligations under this Agreement other than for the obtaining of the authorization and approval of this Agreement, the Merger and the Ancillary Documents by the Shareholders and the filing of appropriate Articles of Merger with the Secretary of the State of California.

            (j) Noncontravention. The Company and the Company Subsidiaries are not in violation of any Applicable Law relating to the Company or any such Company Subsidiary which, either individually or in the aggregate, would have a Material Adverse Effect on the Company, any Company Subsidiary or the Acquired Business or materially impair the ability of the Company to consummate the transactions contemplated hereby. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will, directly or indirectly (with or without notice or the passage of time):

                 (1) Be in violation of the Articles of Incorporation or Bylaws or other organizational documents of the Company or any Company Subsidiary or any resolutions adopted by the Board of Directors or shareholders of the Company or any Company Subsidiary;

                 (2) Be in violation of any letter of intent, agreement or other contract concerning a merger or possible merger of the Company or any Company Subsidiary, or a sale or possible sale of the outstanding capital stock of the Company or any Company Subsidiary, or a sale or possible sale of the assets of the Company or any Company Subsidiary, which remains in effect or which places any restrictions or obligations on the Acquired Business or on the Company or any Company Subsidiary or the Shareholders or which could result in any third party having a right to challenge this Agreement or the consummation of the transactions contemplated hereby;

                 (3) Result in the creation, imposition or breach of any Encumbrance upon any property or assets of the Company or any Company Subsidiary or upon the common stock of the Company or any Company Subsidiary under any agreement to which the Company, any Company Subsidiary or a Shareholder is bound;

                 (4) Accelerate, or constitute an event entitling, or which would on notice or lapse of time or both entitle, the holder of any material indebtedness of the Company or any Company Subsidiary for borrowed money to accelerate the maturity of any such indebtedness;

                 (5) Cause a default under any material mortgage or deed of trust to which any property of the Company or any Company Subsidiary is subject;

                 (6) Cause VAC, the Company or any Company Subsidiary to become subject to, or to become liable for the payment of, any Tax (as hereinafter defined in Section 2.1(t) hereof);



AGREEMENT AND PLAN OF REORGANIZATION - Page 16

                 (7) Cause any of the assets owned by the Company or any Company Subsidiary to be reassessed or revalued by any taxing authority or other governmental body;

                 (8) Conflict with or result in the breach of any writ, injunction, order or decree of any court or governmental instrumentality by which the Company or any Company Subsidiary is bound;

                 (9) Conflict with or result in a violation or breach of, or constitute (with or without the giving of notice or the passage of time or both) a default under, or give to any Person or entity any right of termination, cancellation, acceleration, or modification in or with respect to any contract, note, license, franchise, permit, lease, agreement or other instrument or obligation to which the Company or any Company Subsidiary is a party or by which any of the assets or properties of the Company or any Company Subsidiary may be bound, and as to which any such conflicts, violations, breaches, defaults, or rights individually or in the aggregate have or may reasonably be expected to have a Material Adverse Effect on the validity or enforceability of this Agreement or on the ability of the Company to perform the Company's obligations under this Agreement; or

                 (10) Result in the loss of any benefit to, or privilege or right of the Company or otherwise attributable to the Acquired Business or the Assets which either individually or in the aggregate would have a Material Adverse Effect on the Company or the Acquired Business.

            (k) Financial Statements. The audited consolidated balance sheet and the related consolidated statements of income and changes in stockholders' equity and cash flow for each of the years ended December 31, 1994, December 31, 1995, and December 31, 1996 for the Company and its Subsidiaries, as audited and certified by Deloitte & Touche LLP, independent certified public accountants (the "Audited Financial Statements"), along with the unaudited consolidated balance sheet and related consolidated statements of income and changes in stockholders' equity for the period ended March 31, 1997 (hereinafter referred to individually as the "Interim Balance Sheet" and the "Interim Income Statement," respectively, and collectively as the "Interim Financial Statements") certified as fairly presenting the financial position of the Company for the three months then ended by the chief financial officer of the Company have been delivered to Vertex. The Audited Financial Statements and the Interim Financial Statements referred to above in this Paragraph are sometimes hereinafter collectively referred to as the "TIW Financial Statements." Except as set forth in the notes to the TIW Financial Statements, the TIW Financial Statements are in accordance with the books and records of the Company and the Company Subsidiaries, correctly reflect valid transactions and present fairly the financial position and the results of operations, the assets, liabilities and shareholders' equity and cash flows of the Company and the Company Subsidiaries as of the respective dates and for the respective fiscal periods set forth therein in conformity with generally accepted accounting principles, including the related notes and schedules thereto, consistently applied during the periods involved, except as otherwise stated therein, and contain and reflect, in accordance with generally accepted accounting principles consistently applied (i) reserves for all liabilities and costs in excess of expected receipts and (ii) all discounts and refunds in respect of services and products already rendered or sold that are reasonably anticipated and based on events or circumstances in existence or likely to occur in the future with respect to any of the contracts or commitments of the Company and the Company Subsidiaries, subject, as to the unaudited Interim Financial Statements, to the absence of footnotes and normal year-end adjustments, which adjustments will not be material either individually or in the aggregate. The statements of income included in the TIW Financial Statements do not contain any items of special or nonrecurring income, and the Interim



AGREEMENT AND PLAN OF REORGANIZATION - Page 17

Balance Sheet does not reflect any write-up or revaluation increasing the book value of the assets, nor have there been any transactions since the date of the Interim Balance Sheet giving rise to special or nonrecurring income or any such write-up or revaluation. All financial projections, forecasts and other forward-looking information provided by or at the direction of the Company or the Controlling Shareholders to Vertex or VAC were, as of their respective dates, proposed in good faith and on a basis that the Controlling Shareholders and management of the Company believed to be reasonable. The TIW Financial Statements include all liability, valuation and other reserves required by generally accepted accounting principles, including without limitation, reserves for environmental liabilities, ERISA obligations, and inventory and accounts receivable valuation, and all such reserves are adequate.

            (l) Absence of Undisclosed Liabilities. The Disclosure Schedule contains a true and complete list of all notes and accounts payable of the Company as of the date identified in the Disclosure Schedule. Except as, and to the extent reflected or disclosed (or adequately reserved for or against) in the 1996 TIW Balance Sheet, or except as specifically provided by this Agreement, neither the Company nor any Company Subsidiary has any liabilities or obligations of any nature, whether known or unknown, accrued, unliquidated, contingent or absolute, required by this Agreement to be described in the Disclosure Schedule or by generally accepted accounting principles to be reflected in the TIW Financial Statements, except for contractual liabilities or obligations which were incurred in the Ordinary Course of Business since the date of the 1996 TIW Balance Sheet, none of which either individually or in the aggregate has had a Material Adverse Effect on the Company.

            (m) Absence of Certain Changes. Since the date of the 1996 TIW Balance Sheet, the Acquired Business has been conducted in the Ordinary Course of Business. Except as contemplated by this Agreement, since the date of the 1996 TIW Balance Sheet, neither the Company nor any Company Subsidiary has (i) incurred or suffered any liability (whether accrued, unliquidated, absolute, contingent or otherwise) or any change which had a Material Adverse Effect on the Company or such Company Subsidiary, (ii) incurred or suffered as to its physical property or assets, any physical loss, change, damage, destruction or other casualty (whether or not covered by insurance) which had a Material Adverse Effect on the Company or such Company Subsidiary, (iii) entered into any commitment, contractual obligation, or transaction other than in the Ordinary Course of Business and other than for those contemplated by this Agreement, (iv) issued or sold any stock, bond, or other corporate securities other than shares of TIW Common Stock issued upon exercise of certain stock options outstanding as of the Execution Date, (v) made any material change in the conduct or nature of the business or operations of the Company or such Company Subsidiary, (vi) made any material change in the accounting methods employed by the Company or such Company Subsidiary, including any such change in the valuation and recording of assets and liabilities, (vii) incurred any obligation or liability to any Person for borrowed money or other indebtedness, except for trade account payables incurred in the Ordinary Course of Business, or advances or loans under the Company's revolving line of credit which were exercised by the Company in the Ordinary Course of Business or legal or accounting fees or fees to a purchaser representative selected by the Board of Directors of the Company incurred in connection with the Merger, (viii) sold, distributed or otherwise transferred or committed to sell, distribute or transfer any of its tangible assets, except for sales of inventory in the Ordinary Course of Business for full value consistent with past practices, (ix) cancelled any debts or claims, or waived any rights of substantial value, (x) sold, assigned or transferred any licenses, trademarks, trade names, patents, copyrights or other intangible assets, (xi) written off as uncollectible, any notes or accounts receivable or portions thereof, (xii) to the Knowledge of the Company and the Controlling Shareholders, incurred any change (or development) which is likely to have a Material Adverse Effect within the next six (6) months on the Company or any


AGREEMENT AND PLAN OF REORGANIZATION - Page 18

Company Subsidiary; (xiii) taken, or will take, any action that would be contrary to or in violation of the covenants of the Company and such Company Subsidiary set forth in Section 3.5; or (xiv) entered into an agreement (whether in writing or otherwise) to do any of the foregoing.

            (n) Books and Records. All the books and records of the Company and the Company Subsidiaries, including all personnel files, employee data, and other materials relating to employees are substantially complete and correct, and have been maintained in all material respects in accordance with all Applicable Laws, and in the case of the books of account, have been prepared and maintained in accordance with generally accepted accounting principles. Such books and records accurately and fairly reflect, in reasonable detail, all transactions, revenues, expenses, assets and liabilities of the Company and the Company Subsidiaries, except to the extent failure to do so would not have a Material Adverse Effect on the Company or any Company Subsidiary.

            (o) Accounts Receivable. The notes receivable and accounts receivable of the Company and the Company Subsidiaries shown on the 1996 TIW Balance Sheet, and all notes receivable and accounts receivable thereafter acquired prior to the Closing Date are or will be, (i) bona fide notes receivable or accounts receivable of the Company and the Company Subsidiaries arising out of actual business transactions with the Persons or entities identified in the books and records of the Company and the Company Subsidiaries involving the bona fide sale of products or the performance of services by the Company or the Company Subsidiaries for which bills have been submitted for payment, and (ii) are collectible in the Ordinary Course of Business in the recorded amounts thereof within 90 days after the day on which it first becomes due and payable without valid defense, setoff or counterclaim without referral to an attorney or collection agency, subject only to a reserve or allowance for bad debts as reflected on the 1996 TIW Balance Sheet or on the accounting records of the Company and the Company Subsidiaries as of the Closing Date (which reserves are adequate and calculated consistent with past practices and, in the case of the reserve as of the Closing Date, will not represent a greater percentage of the accounts receivable as of the Closing Date than the reserve reflected in the 1996 TIW Balance Sheet represented of the accounts receivable reflected therein and will not represent a material adverse change in the composition of such accounts receivable in terms of ageing). Neither the Company nor any Controlling Shareholder has received any notice or threat that any items previously shipped by the Company or any Company Subsidiary for which payment has not yet been received are to be returned for any reason, other than returns made in the Ordinary Course of Business, and neither the Company nor any Controlling Shareholder has any reason to believe that unusual returns of any such items will occur subsequent to the Effective Date.

            (p) Legal Proceedings. The Disclosure Schedule sets forth a true and complete description of all pending or threatened litigation or outstanding judgments, orders, writs or decrees of any judicial or other governmental authority against the Company or any Company Subsidiary along with a summary of the status of, and potential liabilities arising from, such litigation, claim, judgment or order. Except as disclosed in the Disclosure Schedule, there is (i) no investigation or review by any domestic or foreign governmental entity or self-regulatory authority with respect to the Company or any Company Subsidiary or any of their respective employees or representatives (insofar as any such investigation or review relates to their activities with the Company or any Company Subsidiary) actually pending or, to the Knowledge of the Company and the Controlling Shareholders, threatened, nor has any governmental authority indicated to the Company or any Company Subsidiary an intention to conduct the same, (ii) no claim, action, suit or proceeding (including any claim, action, suit or proceeding pertaining to product liability, patent infringement or bodily injury) pending, or, to the Knowledge of the Company



AGREEMENT AND PLAN OF REORGANIZATION - Page 19 and the Controlling Shareholders, threatened against or affecting the Company or any Company Subsidiary, the business or the assets of the Company or any Company Subsidiary or any of the directors, shareholders, employees or representatives of the Company or any Company Subsidiary (insofar as any such matters relate to their activities with the Company or any Company Subsidiary) at law or in equity, or before any federal, state, municipal, or other governmental entity or arbitrator or arbitration panel which, if adversely decided, would, either individually or in the aggregate, have a Material Adverse Effect on the Company or any Company Subsidiary or materially impede the ability of the Company to consummate the transactions contemplated hereby, and (iii) no outstanding orders, judgments, injunctions, awards, or decrees of any court, public body or authority, arbitration panel or arbitrator by which the Company or any Company Subsidiary or their respective business is bound or by which any of the employees or representatives of the Company or any Company Subsidiary is prohibited or restricted from engaging in or otherwise conducting the business of the Company or any Company Subsidiary as presently conducted, which, either individually or in the aggregate, have a Material Adverse Effect on the Company or any Company Subsidiary or materially impede the ability of the Company to consummate the transactions contemplated hereby.

            (q) Illegal Payments. Neither the Company nor any Company Subsidiary nor any Controlling Shareholder nor, to the Knowledge of the Controlling Shareholders, any director, officer, employee or agent of the Controlling Shareholders or the Company nor any Company Subsidiary, has, directly or indirectly, paid or delivered any fees, commission, or other sum of money or item of property however characterized to any broker, finder, agent, government official, or other person, in the United States of America (the "United States") or any other country, in any manner related to the business or operations of the Company or any Company Subsidiary, which the Controlling Shareholders or any director, officer, employee, or agent of the Company nor any Company Subsidiary knows or has reason to believe to have been illegal under any Applicable Law.

            (r) Product Warranty. Each product manufactured, sold, or delivered by the Company or any Company Subsidiary has been in conformity with all applicable contractual commitments and all express and implied warranties, and, to the Knowledge of the Company and the Controlling Shareholders, neither the Company nor any Company Subsidiary has any liability (and there is no reasonable basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against the Company or any Company Subsidiary giving rise to any liability) for replacement or repair thereof or other damages in connection therewith, subject only to the reserve for product warranty claims set forth on the face of the 1996 TIW Balance Sheet (rather than in any notes thereto) as adjusted for the passage of time through the Closing Date in accordance and consistent with the past custom and practice of the Company.

            (s) Outstanding Claims. There are no product liability, patent infringement, or related claim, demand or action, either asserted or to each Controlling Shareholder's Knowledge after due inquiry of appropriate officers of the Company overtly threatened in writing but unasserted, against the Company or any Company Subsidiary for injuries and/or damages arising out of the products manufactured or assembled by the Company.

            (t)  Taxes and Tax Returns.

                 (1) For purposes of this Agreement, (i) the term "Taxes" shall mean all taxes imposed by the United States, or any state, local or foreign government or subdivision or agency thereof,


AGREEMENT AND PLAN OF REORGANIZATION - Page 20 whether imputed on a unitary, combined or any other basis, and such term shall include any income, franchise, sales, use, ad valorem property, employment and payroll tax and any interest and penalties or additions to tax; and (ii) the term "Tax Return" shall mean any report, return or other information required to be filed with, supplied to or otherwise made available to a taxing authority in connection with Taxes.

                 (2) The Company and each Company Subsidiary have accurately reported and duly filed, or will accurately prepare and file or cause to be filed, with the appropriate taxing authorities all Tax Returns required to be filed by or with respect to any of them, either separately by or as a member of a group of corporations on or before the Effective Date within the time and in the manner prescribed by law. The Company and each Company Subsidiary has complied with all Applicable Laws relating to the payment and withholding of Taxes and has timely withheld from employees' wages and paid over to the proper governmental authorities amounts required to be so withheld and paid over for all periods under all Applicable Laws. The Company and each Company Subsidiary has paid or reserved for payment all Taxes due and payable as of the Execution Date, and will pay or fund a reserve for payment of all Taxes due as of the Effective Date. The amounts established as funded reserves for the payment of any unpaid Taxes are an adequate reserve for such Taxes under generally accepted accounting principles.

                 (3) Neither the Company nor any Company Subsidiary has had any tax deficiencies proposed or assessed against the Company, any Company Subsidiary or its assets which have not been paid in full (including any interest and penalties thereon). There are no federal, state, local or foreign audits or other administrative proceedings or court proceedings currently pending with regard to any Taxes or any Tax Return.

                 (4) Neither the Company nor any Company Subsidiary has executed any waiver of the statute of limitations on the assessment or collection of any Tax from or by any taxing authority that is still in effect as of the Effective Date nor are any requests for such waiver or consent pending.

                 (5) There are no liens for Taxes upon the assets of the Company or any Company Subsidiary, except liens for Taxes not yet due.

                 (6) Neither the Company nor any Company Subsidiary is a party to any tax-sharing or allocation agreement, nor does the Company or any Company Subsidiary owe any amount under any tax- sharing or allocation agreement.

                 (7) The Merger and the transactions contemplated by this Agreement will not result in the payment of any "excess parachute payment" within the meaning of Section 280G of the Code, and there is no agreement, plan or arrangement covering any employee of the Company or any Company Subsidiary that would give rise to any payments that would not be deductible pursuant to
Section 280G or Section 162 of the Code.

                 (8) Neither the Company nor any Company Subsidiary nor any Controlling Shareholder has entered into any closing agreement (within the meaning of Section 7121 of the Code or any analogous provision of state or local tax law) which will have any continuing effect with respect to the Company or any Company Subsidiary after the Effective Date.


AGREEMENT AND PLAN OF REORGANIZATION - Page 21

                 (9) The Company has not filed a consolidated income tax return with any corporation other than a Company Subsidiary for any taxable period which is not now closed by the applicable statute of limitations. The Company and the Company Subsidiaries do not have (i) any gain on any intercompany transaction under Treasury Regulation ss. 1.1502-13 or any predecessor provision, or (ii) any excess loss account under Treasury Regulation ss. 1.1502-19.

                 (10) No Shareholder (other than Tonisson) is a person other than a United States person within the meaning of the Code.

            (u)  Real Property.

                 (1) The Disclosure Schedule contains a complete and accurate description of each real property lease under which the Company or any Company Subsidiary occupies or has the right to occupy and use its present office or manufacturing facilities (the "Facility Leases"). The Company has provided Vertex an opportunity to review true, correct and complete copies of the Facility Leases (including all modifications, amendments and supplements thereof). Each Facility Lease is a valid and binding upon the Company or a Company Subsidiary, as applicable, and, to the Knowledge of the Company and the Controlling Shareholders, upon the lessor and is in full force and effect, and, all rent and other sums and charges payable by the Company or a Company Subsidiary as lessee thereunder are current.

                 (2) No notice of material default or termination under any Facility Lease is outstanding. No termination event or condition or uncured material default on the part of the Company or any Company Subsidiary, or to the Knowledge of the Company and the Controlling Shareholders, on the part of the lessor exist under any Facility Lease, and no event has occurred and no condition exists, and the consummation of the transactions contemplated by this Agreement will not create or result in an event or condition, which, with the giving of notice or the lapse of time or both, would constitute such a material default or termination event or condition other than for the necessity to obtain the lessor's consent to the transfer of the Facility Lease, if required by the terms of such lease.

                 (3) Neither the Company nor any Company Subsidiary owns or has any interest in real property other than as lessee under the Facility Leases and other than for that certain tract of real property commonly known as 1255 Coors Boulevard S.W., Albuquerque, New Mexico 87121, which is owned by a Company Subsidiary and used as a manufacturing facility (the "Albuquerque Facility"). During the past ten (10) years, the Company and the Company Subsidiaries did not own, lease or have any ownership or possessory interest in or to any real property, other than the leased premises described in the Facility Leases, the Albuquerque Facility or as otherwise disclosed in the Disclosure Schedule.

                 (4) The Albuquerque Facility and the premises leased by the Company and the Company Subsidiaries are in good condition, ordinary wear and tear excepted, and are suitable for the current business purposes of the Company and the Company Subsidiaries.

            (v) Leased Personal Property. The Disclosure Schedule sets forth a list of all leases under which the Company or any Company Subsidiary is the lessee of personal property. The Company and each Company Subsidiary has good and valid leasehold interests in all such properties held by it under lease. The Company and each Company Subsidiary has been in peaceable possession (or remedied

AGREEMENT AND PLAN OF REORGANIZATION - Page 22 any claims relating thereto) of the property covered by each such lease since the commencement of the original term of such lease. No waiver, indulgence, or postponement of the obligations of the Company or any Company Subsidiary under any such lease has been granted by the lessor or of the lessor's obligations thereunder by the Company or any Company Subsidiary. Neither the Company nor any Company Subsidiary is in breach of or in default under, nor has any event occurred which (with or without the giving of notice or the passage of time or both) would constitute a default by the Company or any Company Subsidiary under, any of such leases, and neither the Company nor any Company Subsidiary has received any notice from, or given any notice to, any lessor indicating that the Company or any Company Subsidiary or such lessor is in breach of or in default under any of such leases. To the Knowledge of the Company and the Controlling Shareholders, none of the lessors under any of such leases is in breach thereof or in default thereunder. The Company and each Company Subsidiary has full right and power to occupy or possess, as the case may be, all the property covered by each such lease.

            (w) Intellectual Property. As used herein, the term "Intellectual Property" means the Company's name and all assumed business names, all patents, trademarks, service marks, trade names, copyrights, trade secrets, know-how, technical information, technology, inventions, computer software (including documentation and object and source codes), and similar rights, and all registrations, applications, licenses and rights with respect to any of the foregoing. The Disclosure Schedule contains a list of all Intellectual Property owned, held, or used by the Company or any Company Subsidiary. The Disclosure Schedule specifies, as applicable: (i) the nature of such Intellectual Property; (ii) the owner of such Intellectual Property; (iii) the jurisdictions by or in which such Intellectual Property is recognized without regard to registration or has been issued or registered or in which an application for such issuance or registration has been filed, including the respective registration or application numbers; and (iv) all licenses, sublicenses, and other agreements to which the Company or any Company Subsidiary is a party and pursuant to which the Company, any Company Subsidiary, or any other Person is authorized to use such Intellectual Property, including the identity of all parties thereto, a description of the nature and subject matter thereof, the applicable royalty, and the term thereof. All maintenance fees/annuities have been paid and renewals thereof have been duly made with respect to such applications, patents and registrations.

            The listed Intellectual Property constitutes all Intellectual Property necessary for the operation of the Company's business and that of the Company Subsidiaries as presently conducted. The Company or a Company Subsidiary has good and indefeasible title to or is validly licensed to use all such Intellectual Property. Each item of such Intellectual Property is in full force and effect, the Company or such Company Subsidiary is in compliance with all its obligations with respect thereto, and, to the Knowledge of the Company and the Controlling Shareholders, no event has occurred which permits, or upon the giving of notice or the passage of time or otherwise would permit, revocation or termination of any interest or right in any item of Intellectual Property. During the prosecution of the United States patents listed in the Disclosure Schedule, the Company complied with its Rule 56 disclosure obligations. There are no (i) proceedings pending against the Company or any Company Subsidiary, (ii) to the Knowledge of the Company and the Controlling Shareholders, proceedings threatened against the Company or any Company Subsidiary, or (iii) to the Knowledge of the Company and the Controlling Shareholders, notices received by the Company or any Company Subsidiary from another Person, asserting that (x) use by the Company or a Company Subsidiary of any of such Intellectual Property (y) the making, producing, using or selling of any commercial product of the Company or any Company Subsidiary, or
(z) the making, producing, using or selling of any experimental product of the Company or any Company Subsidiary, infringes the rights of any other Person. To the Knowledge of the Company and the Controlling Shareholders, the (x) use by the Company or a Company Subsidiary of any of such Intellectual Property (y) the making, producing, using or selling of any commercial product of the Company or any Company Subsidiary, or (z) the making, producing, using or selling of any experimental product of the Company or any Company Subsidiary, does not infringe the rights of any other Person. To the Knowledge of the Company and the Controlling Shareholders, none of such Intellectual Property is being infringed upon by any other Person. None of such Intellectual Property owned by the Company or any Company Subsidiary and, to the Knowledge of the Company



AGREEMENT AND PLAN OF REORGANIZATION - Page 23 and the Controlling Shareholders, none of such Intellectual Property held or used by the Company or any Company Subsidiary is subject to any outstanding judgment, order, writ, injunction, or decree of any governmental entity, or any agreement, arrangement, or understanding, written or oral, restricting the scope or use thereof. To the Knowledge of the Company and the Controlling Shareholders, the conduct of the businesses of the Company and the Company Subsidiaries at any time prior to the Closing Date did not, and the conduct of such businesses on a basis consistent with past practice as of the Closing Date will not, infringe upon or otherwise misappropriate any Intellectual Property of any other Person.

            (x) Title to Properties. The Disclosure Schedule contains a complete and accurate list of all real property, leaseholds, or other interests therein owned by the Company and each Company Subsidiary. The Controlling Shareholders have delivered or made available to Vertex copies of the deeds and other instruments (as recorded) by which the Company and each Company Subsidiary, as applicable, acquired such real property and interests, and copies of all title insurance policies, opinions, abstracts, and surveys in the possession of the Company or the applicable Company Subsidiary and relating to such property or interests. The Company and each Company Subsidiary own (with good and marketable title in the case of real property, subject only to the matters permitted by the following sentence) all the properties and assets (whether real, personal, or mixed and whether tangible or intangible) that they purport to own located in the facilities owned or operated by the Company or the applicable Company Subsidiary or reflected as owned in the books and records of the Company and the Company Subsidiaries, including all of the properties and assets reflected in the 1996 TIW Balance Sheet (except for assets held under capitalized leases disclosed or not required to be disclosed in the Disclosure Schedule and personal property sold since the date of the 1996 TIW Balance Sheet, as the case may be, in the Ordinary Course of Business), and all of the properties and assets purchased or otherwise acquired by the Company and the Company Subsidiaries since the date of the 1996 TIW Balance Sheet (except for personal property acquired and sold since the date of the 1996 TIW Balance Sheet in the Ordinary Course of Business), which subsequently purchased or acquired properties and assets (other than inventory and short-term investments) are listed in the Disclosure Schedule. All material properties and assets reflected in the 1996 TIW Balance Sheet and the Interim Balance Sheet are free and clear of all Encumbrances and are not, in the case of real property, subject to any rights of way, building use restrictions, exceptions, variances, reservations, or limitations of any nature except, with respect to all such properties and assets, (a) mortgages or security interests shown on the 1996 TIW Balance Sheet or the Interim Balance Sheet as securing specified liabilities or obligations, with respect to which no default (or event that, with notice or lapse of time or both, would constitute a default) exists, (b) mortgages or security interests incurred in connection with the purchase of property or assets after the date of the Interim Balance Sheet (such mortgages and security interests being limited to the property or assets so acquired), with respect to which no default (or event that, with notice or lapse of time or both, would constitute a default) exists, (c) liens for current taxes not yet due, and (d) with respect to real property, (i) minor imperfections of title, if any, none of which is substantial in amount, materially detracts from the value or impairs the use of the property subject thereto, or impairs the operations of the Company or any Company Subsidiary, and (ii) zoning laws and other land use restrictions that do not impair the present or anticipated use of the



AGREEMENT AND PLAN OF REORGANIZATION - Page 24 property subject thereto. All buildings, plants, and structures owned by the Company or the Company Subsidiary lie wholly within the boundaries of the real property owned by the Company or such Company Subsidiary and do not encroach upon the property of, or otherwise conflict with the property rights of, any other Person.

            (y) Sufficiency and Condition of Properties. The properties owned, leased, or used by the Company and the Company Subsidiaries are (i) in the case of tangible assets and properties, in good operating condition and repair (ordinary wear and tear excepted) and have been maintained in accordance with standard industry practice, (ii) suitable for the purposes used, and (iii) adequate and sufficient for the normal operation of the Acquired Business, as presently conducted. Such properties and their uses conform to all Applicable Laws, except for such minor variations as do not impair or interfere with the use of such properties for the purposes for which they are employed and neither the Company, any Company Subsidiary nor the Controlling Shareholders have received any notice to the contrary. All such tangible properties are in the possession or under the control of the Company or a Company Subsidiary.

            (z) Permits. The Disclosure Schedule sets forth a true and complete list of all permits owned or held by the Company or any Company Subsidiary. Except as set forth in the Disclosure Schedule, (i) the Company and the Company Subsidiaries hold all the permits materially necessary or required for the conduct of the business of the Company and the Company Subsidiaries as currently conducted; (ii) each of such permits is in full force and effect, the Company and the Company Subsidiaries are in compliance with all their obligations with respect thereto, and, to the Knowledge of the Company and the Controlling Shareholders, no event has occurred which allows, or with or without the giving of notice or the passage of time or both would allow, the revocation or termination of any such permit; and (iii) no notice has been issued by any governmental entity and no proceeding is pending or, to the Knowledge of the Company and the Controlling Shareholders, threatened with respect to any alleged failure by the Company and the Company Subsidiaries to have any permit the absence of which would have a Material Adverse Effect on the Company or any Company Subsidiary.

            (aa) Contracts.

                 (1) Neither the Company nor any Company Subsidiary is a party to or bound by any agreement, contract or commitment:

                        (A) With management or any employee for personal services that is not by its terms immediately terminable at will by the employer without cost or liability to the Company or any Company Subsidiary at or at any time after the Effective Date (subject to any rights an employee may have by statute or regulation);

                        (B) With any labor union or employees' association;

                        (C) Under which the Company or any Company Subsidiary has borrowed any money or issued any note, bond, indenture, loan, credit agreement or other evidence of indebtedness or direct or indirect guarantee or assumption of indebtedness, liabilities or obligations of others (other than overdraft accounts or similar obligations used in the normal course of business) which will not be discharged on or before the Effective Date;



AGREEMENT AND PLAN OF REORGANIZATION - Page 25

                        (D) Relating to a mortgage, pledge, security agreement, deed of trust or other document granting a lien over any material property owned by the Company or any Company Subsidiary;

                        (E) Relating to any bonus, retirement, deferred compensation, pension, profit sharing, stock options, life and health insurance, hospitalization or employee savings or retirement agreements, policies or plans except as set forth in this Agreement;

                        (F) That contains any severance pay liability or obligations to any employee or former employee; and

                        (G) With respect to noncompetition agreements or arrangements by which the Company or any Company Subsidiary or their respective executive officers or key employees are bound.

                 (2) The Disclosure Schedule sets forth a true, correct and complete list of all material contracts and other material instruments to which the Company or any Company Subsidiary is a party, separately identifying those material contracts and other material instruments which are terminable at will or upon less than 60 days' written notice. There have been delivered to Vertex true, complete and correct copies of all of the contracts and agreements (together with all amendments and supplements thereto except as otherwise disclosed in the Disclosure Schedule) set forth in the Disclosure Schedule and there are no other material terms of such contracts or other instruments, except as set forth on such copies. All of such contracts and other instruments are valid, subsisting in full force and effect and binding upon the Company or the Company Subsidiary, as applicable, and, to the Knowledge of the Company and the Controlling Shareholders, upon the other party or parties thereto, in accordance with their terms, subject to the qualifications that enforcement of the rights and remedies created thereby is subject to (i) bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the rights and remedies of creditors, and (ii) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law); and neither the Company nor any Company Subsidiary is in default under any of them, nor does any condition exist that with notice or lapse of time or both would constitute such a default by the Company or any Company Subsidiary, except where such default is not material with respect to such contract or agreement and would not give rise to any right of, or result in any, termination, cancellation or modification of such contract or agreement. To the Knowledge of the Company and the Controlling Shareholders, no other party to any such contract or other agreement is in material default thereunder.

                 (3) Neither the Company nor any Company Subsidiary nor the Controlling Shareholders have received any notice of any plan or intention of any other party to any agreement to which the Company or any Company Subsidiary is a party to exercise any right of offset with respect to, or any right to cancel or terminate, any such agreement, and neither the Company nor any Company Subsidiary nor the Controlling Shareholders know of any fact or circumstance that would justify the exercise by any such other party of such a right other than the automatic termination of such agreement in accordance with its terms. Neither the Company nor any Company Subsidiary nor the Controlling Shareholders currently contemplates, or has reason to believe any other person currently contemplates, any amendment or change to any agreement to which the Company or any Company Subsidiary is a party.




AGREEMENT AND PLAN OF REORGANIZATION - Page 26

            (ab) Inventory. All inventory and related supplies attributed any value on the 1996 TIW Balance Sheet or thereafter acquired and not disposed of in the Ordinary Course of Business is in good condition and is merchantable for sale in the Ordinary Course of Business of the Company or the Company Subsidiary, as applicable, as first quality goods at normal mark-ups, subject to any reserves reflected on the 1996 TIW Balance Sheet. None of such inventory is obsolete, discontinued, returned, damaged, excess or of below standard quality or merchantability, except for items that have been written down to realizable market value. Each item of such inventory is reflected in the books and records of the Company or the Company Subsidiary in accordance with generally accepted accounting principles consistently applied. The present quantity of such inventory is sufficient to serve adequately the customers of the Company and the Company Subsidiaries in the Ordinary Course of Business.

            (ac) Backlog. To the Knowledge of the Controlling Shareholders, after due inquiry of appropriate personnel of the Company and the Company Subsidiaries, there is no threatened cancellation or termination of any of the contracts, purchase orders and other agreements constituting the backlog of unfilled orders of the Company or any Company Subsidiary as of the Execution Date, which in the aggregate would have a Material Adverse Effect upon the operations or profitability of the Company or any Company Subsidiary.

            (ad) Employees. The Disclosure Schedule contains a complete list setting forth the name and position of all employees of the Company and each Company Subsidiary employed as of February 1, 1997 whose annual rate of compensation for the calendar year 1996 was $50,000 or more, together with the salary and bonus, if any, paid to each such employee for the 1996 calendar year. The Company and each Company Subsidiary is in compliance in all material respects with all Applicable Laws respecting employment and employment practices, terms and conditions of employment and wages and hours, and the Company and each Company Subsidiary have not engaged in any unfair labor practice. There are no charges of discrimination or harassment (relating to age, sex, race, national origin, religion, creed, handicaps or veteran status) or unfair labor practice charges or complaints against the Company or any Company Subsidiary pending, or to the Knowledge of the Company and the Controlling Shareholders threatened, against or affecting the Company or any Company Subsidiary and there have not been any such charges or complaints.

            (ae) Labor Organization. Neither the Company nor any Company Subsidiary is a party to any collective bargaining agreement with any labor union or similar organization nor has the Company, any Company Subsidiary, nor the Controlling Shareholders received any notice that any such organization currently represents or claims to represent any of the employees of the Company or any Company Subsidiary or currently intends to organize any of the employees of the Company or any Company Subsidiary.

            (af) Qualified Employee Benefit Plans. Neither the Company nor any other corporation or trade or business which, together with the Company, is treated as a single employer under Section 414 of the Code (an "ERISA Affiliate"), sponsors, maintains or otherwise is a party or contributes to or participates in any pension, profit sharing, thrift or other retirement plan, or employee stock ownership plan that has been or is intended to be qualified under Section 401(a) of the Code other than the TIW Systems, Incorporated 401(k) Plan (the "Profit Sharing Plan"), the TIW Systems Incorporated Employee Stock Ownership Plan (the "TIW ESOP"), and the TIW Systems, Inc. Money Purchase Pension Plan (the "Pension Plan"). The Profit Sharing Plan, the TIW ESOP, and the Pension Plan are each sometimes referred to herein as a "Qualified Plan." Each Qualified Plan is currently




AGREEMENT AND PLAN OF REORGANIZATION - Page 27 covered under a favorable determination letter issued by the Internal Revenue Service finding that such Qualified Plan is a qualified plan under the provisions of Section 401(a) of the Code and that each trust forming a part of such Qualified Plan is exempt from Tax pursuant to Section 501(a) of the Code. Nothing has occurred which might cause the loss of such qualification or the imposition of any liability, penalty or tax thereunder with respect to the operation of any such Qualified Plan. The Profit Sharing Plan has operated as a qualified cash or deferred arrangement within the meaning of Section 401(k) of the Code. The Company has delivered to Vertex true, correct and complete copies of each Qualified Plan and any related funding agreements, including all amendments, supplements, and modifications thereto, all of which are legally valid and binding and in full force and effect, and not in default in any respect and copies of the most recent determination letter received from the Internal Revenue Service and the most recent Form 5500 Annual Report with respect to each such Qualified Plan. All contributions (including without limitation all employer contributions and all employee salary reduction contributions) which are due have been paid to each Qualified Plan, and all contributions for any period ending on or before the Effective Time which are not yet due have been paid to each such Qualified Plan or accrued in accordance with past custom and practice of the Company.

            (ag) Employee Benefits.

                 (1) Neither the Company nor any ERISA Affiliate sponsors, maintains, or otherwise is a party or contributes to, participates in, or is in default under, or has any accrued obligations under any pension, profit sharing, thrift or other retirement plan, employee stock ownership plan, deferred compensation, stock option, stock purchase, performance share, bonus or other incentive plan, severance plan, health, medical, vision, dental, group life insurance or other welfare plan, or other similar plan, agreement, policy or understanding, including without limitation any "employee benefit plan" within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), whether formal or informal and whether legally binding or not, under which the Company or any ERISA Affiliate has any current or future obligation or liability to any present or former employee of the Company or any Company Subsidiary or to such present or former employee's dependents or beneficiaries (each such plan, agreement, policy or understanding being hereinafter severally referred to as a "Plan" and collectively as the "Plans"). The Company has delivered to Vertex true, correct and complete copies of each Plan and any related funding agreements, including all amendments, supplements, and modifications thereto; all of which are legally valid and binding and in full force and effect and not in default in any respect, and the most recent Form 5500 Annual Report with respect to each such Plan. Neither the Company nor any ERISA Affiliate has any formal plan or commitment, whether legally binding or not, to create any additional Plan or modify or change any existing Plan that would affect any present or former employee of the Company or any Company Subsidiary, or such present or former employee's dependents or beneficiaries. None of the Plans in the Disclosure Schedule is a multi-employer plan (as defined in Section 3(37) of ERISA), and during the last six years neither the Company nor any ERISA Affiliate has made or been obligated to make contributions to such a multiemployer plan. There are no accumulated funding deficiencies as defined in Section 412 of the Code (whether or not waived) with respect to any Plan. Neither the Company nor any ERISA Affiliate has incurred any material liability under Title IV of ERISA arising in connection with the termination of, or complete or partial withdrawal from, any Plan covered or previously covered by Title IV of ERISA. The Company and each ERISA Affiliate have paid and discharged promptly when due all liabilities and obligations arising under ERISA or the Code of a character which if unpaid or unperformed might result in the imposition of a lien against any of the assets of the Company or any ERISA Affiliate.



AGREEMENT AND PLAN OF REORGANIZATION - Page 28

                 (2) Each of the Plans has been maintained and administered in all material respects in accordance with its terms and the requirements of Applicable Law, including but not limited to the Age Discrimination in Employment Act, as amended, Title X of the Consolidated Omnibus Budget Reconciliation Act of 1986, as amended ("COBRA"), ERISA and the Code, and all reports required by any governmental agency with respect to each of the Plans covering any employee or former employee of the Company or any ERISA Affiliate have been timely filed.

                 (3) There are no pending, and to the Knowledge of the Company and the Controlling Shareholders, threatened or anticipated claims or actions with respect to any Plan (other than routine claims for benefits by employees covered under any such Plan and their beneficiaries) or by any participant therein, alleging a breach or breaches of fiduciary duties or violations of any Applicable Law which could result in liability on the part of the Company or any ERISA Affiliate or their respective officers, directors, or employees or such Plan, under ERISA or any other Applicable Law and there is no basis for any such claim. To the Knowledge of the Company, nothing done or omitted to be done and no transaction or holding of any asset under or in connection with any Plan has or will make the Company or any ERISA Affiliate or any director, officer or employee of the Company or any ERISA Affiliate subject to any liability under Title I of ERISA or liable for any Tax pursuant to Section 4975 of the Code. No "prohibited transaction," as defined in Section 406 of ERISA or
Section 4975 of the Code has occurred with respect to any Plan, excluding transactions effected pursuant to a statutory or administrative exemption.

                 (4) No tax under Sections 4980B or 5000 of the Code has been incurred, or is reasonably expected to be incurred, in respect of any Plan that is a group health plan.

                 (5) The Company and each ERISA Affiliate do not provide, and are not obligated to provide, benefits, including without limitation death, health, medical, or hospitalization benefits (whether or not insured), with respect to current or former employees, their dependents or beneficiaries beyond their retirement or other termination of employment other than (i) coverage mandated by Applicable Law, (ii) death benefits or retirement benefits under any Qualified Plan, (iii) deferred compensation benefits accrued as liabilities on the books of the Company, or (iv) benefits the full cost of which is borne by the current or former employees (or their beneficiaries).

                 (6) The consummation of the transactions contemplated by this Agreement will not (i) entitle any current or former employee or officer of the Company or any ERISA Affiliate to severance pay, unemployment compensation or any other payment, (ii) accelerate the time of payment, or increase the amount of compensation due any such employee or officer, (iii) cause any amounts payable by the Company or an ERISA Affiliate to be disallowed as a deduction pursuant to Section 162(m) or Section 280G of the Code, or (iv) result in any prohibited transaction described in Section 406 of ERISA or Section 4975 of the Code for which an exemption is not available.

                 (7) With respect to each Plan that is funded wholly or partially through an insurance policy, there will be no liability of the Company or any ERISA Affiliate, as of the Effective Date, under any such insurance policy or ancillary agreement with respect to such insurance policy in the nature of a retroactive rate adjustment, loss sharing arrangement or other actual or contingent liability arising wholly or partially out of events occurring prior to the Effective Date.



AGREEMENT AND PLAN OF REORGANIZATION - Page 29

                 (8) There has been no amendment, written interpretation, or announcement (whether or not written) by the Company or any ERISA Affiliate of or relating to, or change in employee participation or coverage under, any Plan which would increase materially the expenses of maintaining such Plan above the level of expense incurred in respect thereof for the fiscal year ended December 31, 1996.

            (ah) Insurance. The Company and each Company Subsidiary has insurance covering casualty, fire, liability, workers' compensation and employee disability (the "Policies") providing coverage and having limitations and deductibles that are customary for a business of the type operated by the Company and such Company Subsidiary and sufficient for compliance with all requirements of law and of all agreements to which the Company or any Company Subsidiary is a party, and such Policies will be in full force and effect for all periods up to and including the Closing, and no notice of cancellation or termination has been received with respect to any of the Policies. The Disclosure Schedule contains a complete description of the Policies, and the Company has delivered a true and complete copy of each Policy to Vertex. There are no claims filed under or relating to any of the Policies. Neither the Company nor any Company Subsidiary has been refused any insurance coverage for which it has applied since January 1, 1993.

            (ai) No Dividends; Accruals and Reserves. Since the date of the 1996 TIW Balance Sheet, neither the Company nor any Company Subsidiary has declared, paid or set aside any dividends or other distributions (whether in cash, capital stock or other property or any combination thereof) to the Shareholders or the employees of the Company or any Company Subsidiary other than for reasonable compensation payments to the employees of the Company or a Company Subsidiary consistent with the past practices of the Company or applicable Company Subsidiary. Neither the Company nor any Company Subsidiary has any accruals or reserves recorded on its books and records with respect to the declaration, payment or setting aside of dividends or other distributions or the declaration or payment of cash bonuses, other incentive payments or employee benefits, and neither the Company nor any Company Subsidiary has any obligation or commitment to do so, whether under generally accepted accounting principles or otherwise.

            (aj) Bank Accounts. The Disclosure Schedule contains a complete list of all bank accounts, lock boxes, safe deposit boxes and other depositories of the Company and the Company Subsidiaries by the name of the banking institution and account or other identifying number with a list of each authorized person with signature authority over the funds held in each such account.

            (ak) Customer Relationships. The Disclosure Schedule sets forth a complete and accurate list of all customer accounts presently held by the Company and the Company Subsidiaries and required to be disclosed in accordance with the terms of the Disclosure Schedule. The Company and each Company Subsidiary uses commercially reasonable efforts to maintain a satisfactory relationship with each of its customers and has not received a notice of termination from any customer and has no present Knowledge or other reason to believe any customer will not agree to become a customer of the Surviving Corporation or remain a customer of a Company Subsidiary or will within the next six (6) months terminate its business relationship with the Surviving Corporation or any Company Subsidiary as a result of the transactions contemplated by this Agreement or otherwise.

            (al) Finders. Neither the Controlling Shareholders nor the Company, nor any affiliate of the Company, is obligated to pay any fee or commission to any broker, finder or intermediary for or




AGREEMENT AND PLAN OF REORGANIZATION - Page 30 on account of the transactions provided for in this Agreement, and neither any Controlling Shareholder nor the Company has had any communications with any person which would obligate VAC to any such a fee or commission.

            (am) Environmental Compliance. Except as disclosed in the Disclosure Schedule, (i) the conduct of the business of the Company and each Company Subsidiary and their respective predecessors, if any, in connection with the ownership, use, maintenance or operation of the real property owned or leased by the Company or any Company Subsidiary or any predecessor thereof and the conduct of business thereon, complies with, and neither the Company nor any Company Subsidiary nor any predecessor thereof is in violation of, and no situation, condition, or event exists or has occurred that now or with the passage of time would constitute a violation of, any Applicable Law, including permits (granted to the Company or any Company Subsidiary) and orders (naming the Company or any Company Subsidiary) of any governmental authorities relating to environmental matters, including, without limitation, the Comprehensive Environmental Response Compensation and Liability Act of 1980 ("CERCLA"), the Resource Conservation and Recovery Act of 1976 ("RCRA"), the Clean Air Act, the Federal Water Pollution Control Act of 1972, the Superfund Amendments and Reauthorization Act of 1986, the Toxic Substances Control Act ("TSCA"), the Safe Drinking Water Act, the Pollution Prevention Act of 1990, the National Environmental Policy Act ("NEPA"), the Hazardous Materials Transportation Act, and any other law, statute, ordinance or regulation relating to other protection of the public health and/or the environment, whether promulgated by the United States, any state, municipality and/or other governmental body, and any applicable common law, each as amended (hereinafter collectively referred to as "Environmental Laws"), (ii) the conduct of the business by the Company and each Company Subsidiary and any predecessor thereof is and has at all times been performed in conformance with all Environmental Laws and regulations pertaining thereto, and all permits or other documents required for the conduct of the business in accordance with the Environmental Laws are and at all times have been in full force and effect; (iii) there are no physical or environmental conditions existing on any property owned or leased by the Company or any Company Subsidiary or resulting from the operations, practices, or activities, past or present, of the Company or any Company Subsidiary or any predecessor thereof, at any location, that could reasonably be expected to cause the Company or any Company Subsidiary to become subject to any on-site or off-site remedial, removal, response, cleanup, study or investigation obligations under any applicable Environmental Laws; (iv) since the effective date of the relative requirements of applicable Environmental Laws, all hazardous materials, hazardous wastes, solid wastes, toxic substances, pollutants, contaminants and any and all other materials regulated under applicable Environmental Laws (the "Hazardous Materials") generated by the Company or any Company Subsidiary or any predecessor thereof or used in connection with its properties, operations, or activities have been transported only by carriers authorized under applicable Environmental Laws to transport such Hazardous Materials, and have been disposed of only at treatment, storage, and disposal facilities authorized under applicable Environmental Laws to treat, store, or dispose of such Hazardous Materials, and, to the Knowledge of the Company and the Controlling Shareholders, such carriers and facilities have been and are operating in compliance with such authorizations and are not the subject of any existing, pending, or threatened proceeding in connection with any applicable Environmental Laws; (v) there has been no exposure of any person or property to Hazardous Materials, nor has there been any release of hazardous materials into the environment, by the Company or any Company Subsidiary or any predecessor thereof or in connection with its properties, operations, or activities that could reasonably be expected to give rise to any claim against the Company or any Company Subsidiary for damages or compensation; (vi) there are no notices of violation of any Environmental Laws requiring any work, repairs, construction, capital expenditures or that may impose any fine, sanction or penalty with respect



AGREEMENT AND PLAN OF REORGANIZATION - Page 31 to the business of the Company or any Company Subsidiary or any predecessor thereof which have been received by the Company or any Company Subsidiary, and there are no writs, notices, injunctions, decrees, orders, liens or judgments outstanding, no lawsuits based upon either the Environmental Laws, claims, proceedings or investigations pending relating to the operations of the Company or any Company Subsidiary or any predecessor thereof with respect to the disposal of hazardous wastes or hazardous substances by the Company or any Company Subsidiary or any predecessor thereof, (vii) there has been no release (as defined in CERCLA), discharge, disposal, dumping, or emission of a hazardous substance (as defined in CERCLA), hazardous waste (as defined in RCRA) or any other Hazardous Materials to the extent prohibited by or that would result in liability under the Environmental Laws, at or on any premises owned or leased by the Company or any Company Subsidiary or any predecessor thereof, nor have such premises to the Knowledge of the Company and the Controlling Shareholders been used at any time by any Person as a landfill or a waste disposal site for any hazardous substances, hazardous wastes or other Hazardous Materials; and (viii) there have not been and there are not any events, conditions, circumstances, activities, practices, incidents, actions or plans which may reasonably be expected to interfere with or prevent continued compliance, or which may reasonably be expected to give rise to any common law or legal liability, or otherwise form the basis of any claim, investigation or action based on or related to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling, or the emission, discharge, release, dumping or threatened release into the environment, of any Hazardous Material or chemical, or any industrial, hazardous, or toxic material or waste, including any liability arising under any Environmental Law.

            (an) Shareholder Access to Information. Each Controlling Shareholder and the ESOT by executing this Agreement, and each Minority Shareholder by executing the Share Exchange and General Release Agreement attached hereto as Exhibit "C," represents and warrants to Vertex that such Shareholder has (i) been given the opportunity to review the SEC Filings (as defined in Section 2.2(j)) made by Vertex, (ii) been given the opportunity to ask questions of, and receive answers from, Vertex concerning the business, assets, results of operation, and financial condition of Vertex and the terms and conditions of the Merger and the issuance of the Merger Consideration in exchange for the TIW Common Stock, (iii) been given the opportunity to obtain any additional information about the business and financial condition of Vertex which is necessary to verify the accuracy of the information contained in the SEC Filings and which Vertex possesses or can reasonably obtain without the expenditure of undue time or expense, which additional information has been timely and satisfactorily received by such Shareholder, and (iv) approved this Agreement and the Merger with full knowledge and understanding of the terms and conditions set forth in this Agreement.

            (ao) Investment Representations. Each Controlling Shareholder and the ESOT by executing this Agreement, and each Minority Shareholder by executing the Share Exchange and General Release Agreement attached hereto as Exhibit "C," represents and warrants to Vertex, that such Shareholder is acquiring the Vertex Exchange Shares hereunder for such Shareholder's own account for investment, with no present intention of reselling or otherwise distributing the same, except (i) pursuant to an offering of shares duly registered under the Securities Act, or (ii) under other circumstances which in the opinion of counsel to Vertex at the time does not require registration under the Securities Act; provided, however, the ESOT may distribute shares of the Vertex Exchange Shares owned by the ESOT to the participants in the TIW ESOP or the beneficiaries thereof to the extent necessary to comply with the provisions of the TIW ESOP. Each Controlling Shareholder by executing this Agreement, and each Minority Shareholder by executing the Share Exchange General Release Agreement attached hereto as Exhibit "C," further covenants and represents that none of the Vertex Exchange Shares that will be issued




AGREEMENT AND PLAN OF REORGANIZATION - Page 32 to such Shareholder pursuant to this Agreement will be offered, sold, assigned, pledged, transferred, or otherwise disposed of by such Shareholder except after full compliance with all of the applicable provisions of the Securities Act and the rules and regulations of the Commission. Each Shareholder hereby confers full authority upon Vertex to instruct its transfer agent not to transfer any of the Vertex Exchange Shares until it has received written approval from Vertex to the effect that the provisions of this Paragraph have been satisfied. Each Shareholder acknowledges that Vertex shall place a stop transfer order against the transfer of the Vertex Exchange Shares owned by a Shareholder until such Shareholder satisfies one of the conditions set forth in this Paragraph. All stock certificates representing the Vertex Exchange Shares shall be endorsed with the following restrictive legend:

            THE SHARES OF COMMON STOCK REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAW BUT HAVE BEEN ACQUIRED FOR THE PRIVATE INVESTMENT OF THE HOLDER HEREOF AND MAY NOT BE OFFERED, SOLD OR TRANSFERRED UNTIL EITHER (i) A REGISTRATION STATEMENT UNDER SUCH SECURITIES ACT OR SUCH APPLICABLE STATE SECURITIES LAWS SHALL HAVE BECOME EFFECTIVE WITH REGARD THERETO, OR (ii) THE CORPORATION HAS RECEIVED AN OPINION OF COUNSEL ACCEPTABLE TO THE CORPORATION AND ITS COUNSEL THAT REGISTRATION UNDER SUCH SECURITIES ACT OR SUCH APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED IN CONNECTION WITH SUCH PROPOSED OFFER, SALE OR TRANSFER.

            (ap) Title to TIW Common Stock. Each Controlling Shareholder, the ESOT and each Minority Shareholder to the Knowledge of the Controlling Shareholders, owns beneficially and of record, free and clear of any Encumbrances the shares of TIW Common Stock set forth opposite such Shareholder's name in the Merger Consideration Allocation Schedule attached hereto as Exhibit "B," and has the unrestricted right, power and authority to sell, assign, transfer and deliver the TIW Common Stock to Vertex in exchange for such Shareholder's allocable share of the Merger Consideration as set forth herein.

            (aq) Continuity of Interest. Each Controlling Shareholder and the ESOT by executing this Agreement, and each Minority Shareholder by executing the Share Exchange and General Release Agreement attached hereto as Exhibit "C," acknowledges that it is the intent of the parties hereto that for federal income tax purposes the Merger be treated as a reorganization within the meaning of Section 368 of the Code and that one of the requirements thereof is that the Shareholders satisfy what is commonly known under federal tax law as the continuity of interest doctrine. Consequently, each Controlling Shareholder and the ESOT by executing this Agreement, and each Minority Shareholder by executing the Share Exchange and General Release Agreement attached hereto as Exhibit "C," covenants and represents that, for a period of one (1) year after the Effective Date, such Shareholder will not sell, transfer or otherwise dispose of any shares of the Vertex Exchange Shares received and owned by each Shareholder as a result of the Merger; provided, however the ESOT may distribute shares of the Vertex Exchange Shares owned by the ESOT to the participants in the TIW ESOP or the beneficiaries thereof to the extent necessary to comply with the provisions of the TIW ESOP. Each Shareholder acknowledges that Vertex




AGREEMENT AND PLAN OF REORGANIZATION - Page 33 shall be duly authorized and empowered to place a stop transfer order against the transfer of the aggregate number of Vertex Exchange Shares allocated to and owned by such Shareholder as a result of the Merger until the first anniversary of the Effective Date, subject to the right of the ESOT to distribute shares of the Vertex Exchange Shares owned by the ESOT to the participants in the TIW ESOP or the beneficiaries thereof to the extent necessary to comply with the provisions of the TIW ESOP. The certificate or certificates representing such Vertex Exchange Shares shall be endorsed with the following restrictive legend:

            THE SHARES OF COMMON STOCK REPRESENTED BY THIS
            CERTIFICATE ARE SUBJECT TO A MINIMUM HOLDING PERIOD OF ONE YEAR BY THE HOLDER HEREOF AND MAY NOT BE OFFERED,
            SOLD OR TRANSFERRED UNTIL AFTER ONE YEAR FROM THE DATE OF THIS CERTIFICATE.

            In addition, to the Knowledge of the Company and the Controlling Shareholders, there is no current plan or intention by the Shareholders to sell, exchange or otherwise dispose of any shares of Vertex Exchange Shares received by the Shareholders in the Merger. For purposes of this representation, shares of TIW Common Stock exchanged for cash or other property, or surrendered by dissenters, or exchanged for cash in lieu of fractional shares of Vertex Exchange Shares, will be treated as outstanding TIW Common Stock on the Effective Date. Moreover, for purposes of this representation, shares of TIW Common Stock presently held by the Shareholders and otherwise sold, redeemed or disposed of prior to the Merger (including, but not limited to, the shares of TIW Common Stock surrendered by the ESOT after the Execution Date as payment against the outstanding indebtedness of the ESOT to the Company) will be considered outstanding as of the Effective Date.

            (ar) Conflicts of Interest. Except as a result of ownership of securities of publicly-held companies, none of the officers or directors of the Company or any Company Subsidiary has (i) any material direct or indirect interest in any entity that does business with the Company or any Company Subsidiary, (ii) any direct or indirect interest in any property, asset or right which is used by the Company or any Company Subsidiary in the conduct of its business, or (iii) any contractual relationship with the Company or any Company Subsidiary, other than such relationships which occur from being an officer, director or shareholder of the Company or any Company Subsidiary.

            (as) Full Disclosure. No representation, warranty or statement of the Company or any Controlling Shareholder set forth in this Agreement or any exhibit or schedule hereto or any other document, statement or certificate furnished by or on behalf of the Company by an officer of the Company or by the Controlling Shareholders to Vertex or VAC pursuant hereto or in connection with the transactions contemplated hereby, contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading. There is no fact now known to the Company or the Controlling Shareholders which adversely affects, or which in the future is expected by the Controlling Shareholders (so far as the Controlling Shareholders can now reasonably foresee) to adversely affect, any of the Assets, or the operation of the Acquired Business, or the business of any Company Subsidiary that has not been set forth herein or hereafter communicated to Vertex in writing prior to the Effective Date.




AGREEMENT AND PLAN OF REORGANIZATION - Page 34

            (at) Acquisition of Substantially All the Assets. In the Merger, VAC will acquire Assets which will comprise at least 85% of the fair market value of the net assets of, and at least 70% of the fair market value of the gross assets of, the Company held by the Company immediately prior to the Merger. In addition, in the Merger, VAC will acquire all of the operating assets of the Company held by the Company immediately prior to the Merger. For purposes of these representations, assets of the Company (or of any Company Subsidiary) used to pay the Company's Merger expenses, amounts paid by the Company to dissenters, if any, and all redemptions and distributions made by the Company immediately prior to the Merger (including, but not limited to, the receipt by the Company of shares of TIW Common Stock surrendered by the ESOT as payment against the ESOT's indebtedness to the Company, will be included as assets of the Company immediately prior to the Merger.

            (au) Certain Representations of the ESOT. The TIW ESOP has received a favorable determination letter from the Internal Revenue Service evidencing that the TIW ESOP currently satisfies the qualification requirements of Sections 401(a) and 4975(e)(7) of the Code and is exempt from federal income tax pursuant to Section 501(a) of the Code. No event has occurred with respect to the TIW ESOP which might cause the loss of such exemption or result in the imposition of any tax, penalty or other liability upon the Company, its officers, directors or employees, the TIW ESOP or any fiduciary with respect to the TIW ESOP under any Applicable Law, including but not limited to ERISA and the Code. The TIW ESOP has operated in compliance with its terms and the requirements of all Applicable Laws, including but not limited to ERISA and the Code. All contributions which are due to the TIW ESOP have been paid to the TIW ESOP. In addition, the ESOT has no present plan or intention to sell, exchange, or otherwise dispose of any of the Vertex Exchange Shares received and owned by the ESOT as a result of the Merger; provided, however, that the ESOT may distribute shares of the Vertex Exchange Shares owned by the ESOT to participants in the TIW ESOP or the beneficiaries thereof to the extent necessary to comply with the provisions of the TIW ESOP.

      2.2 Representations and Warranties of VAC and Vertex. As a material inducement to the Company and the Shareholders to enter into this Agreement and perform their respective obligations hereunder, VAC and Vertex severally represent and warrant to the Company and the Shareholders as follows:

            (a) Organization and Good Standing. VAC and Vertex are each a corporation duly organized, validly existing and in good standing under the laws of the States of Nevada and Texas, respectively. VAC and Vertex have the requisite corporate power and authority to own, operate and lease their respective properties and to carry on their respective businesses as now being conducted. VAC and Vertex are each duly qualified to do business and in good standing in each jurisdiction where the conduct of their respective businesses or the nature and ownership of their respective properties require such qualification. VAC is a wholly-owned subsidiary of Vertex. Neither Vertex nor VAC is an investment company as defined in Section 368(a)(2)(F)(iii) of the Code.

            (b) Articles of Incorporation and Bylaws. VAC and Vertex each has previously delivered to the Company true, accurate and complete copies of its Articles of Incorporation and Bylaws, as amended to date certified by its duly authorized and incumbent Secretary.

            (c) Capitalization. The authorized capital stock of VAC consists of One Hundred Thousand (100,000) shares of common stock, $.10 par value, of which One Thousand (1,000) shares are issued and outstanding as of the date hereof, all of which are owned by Vertex. There are no other class




AGREEMENT AND PLAN OF REORGANIZATION - Page 35 or series of capital stock of VAC authorized. The authorized capital stock of Vertex consists of 20,000,000 shares of Vertex Common Stock. As of March 28, 1997, Vertex had 4,476,689 shares of Vertex Common Stock issued and outstanding, exclusive of shares reserved for issuance under various stock compensation plans. There are no other class or series of capital stock of Vertex authorized. The Vertex Common Stock is listed on the Nasdaq Stock Market, National Market System, under the symbol VTEX. Vertex has adopted three stock option plans: the Stock Option Plan for Key Employees, the 1995 Stock Compensation Plan, and the Outside Directors Stock Option Plan under which 155,800, 482,467, and 25,000 shares of Vertex Common Stock remain reserved for issuance, respectively.

            (d) Vertex Exchange Shares. Vertex does not know of any reason that would preclude Vertex from registering the Vertex Exchange Shares in accordance with the provisions of Section 3.12 hereof. The issuance of the Vertex Exchange Shares has been duly authorized and, when issued and delivered pursuant to this Agreement, such shares will have been legally and validly issued and will be fully paid and nonassessable and no shareholder of Vertex or VAC will have any preemptive right of subscription or purchase in respect thereof. Neither Vertex nor VAC has any current plan or intention to reacquire any of the Vertex Exchange Shares.

            (e) Maintenance of VAC. Vertex has no current plan or intention prior to the first anniversary of the Effective Date to (i) liquidate VAC, (ii) sell or otherwise dispose of the capital stock of VAC, or (ii) cause VAC to sell or otherwise dispose of any of the Assets of the Company acquired in the Merger, except for dispositions in the Ordinary Course of Business or transfers described in Section 368(a)(2)(C) of the Code.

            (f) Authorization. VAC and Vertex each has full corporate power and authority to execute, deliver and perform this Agreement and the Ancillary Documents to which said corporation is a party and to consummate the transactions contemplated hereby and thereby. The respective Boards of Directors of VAC and Vertex and the sole shareholder of VAC have duly approved and authorized the execution, delivery and performance of this Agreement and the Ancillary Documents and the consummation of the transactions contemplated hereby and thereby, and no other corporate proceedings are required on the part of VAC or Vertex to authorize the execution, delivery and performance by VAC or Vertex of their respective duties and obligations pursuant to this Agreement and such Ancillary Documents and the consummation of the transactions contemplated hereby or thereby. Assuming that this Agreement constitutes a valid and binding agreement of the Company, the Controlling Shareholders and the ESOT, this Agreement and each Ancillary Document executed and delivered by VAC or Vertex hereunder, or to be executed by VAC or Vertex, as applicable, has been, or when executed will be, duly executed and delivered by VAC or Vertex, as applicable, and constitutes, or when executed and delivered will constitute, the valid and binding agreement of VAC or Vertex, as applicable, enforceable in accordance with their respective terms, except as the enforceability hereof or thereof may be subject to applicable bankruptcy, insolvency, reorganization or other similar laws affecting creditors rights generally and to general principles of equity which may limit the availability of certain equitable remedies (such as specific performance) in certain instances.

            (g) Compliance with Applicable Law. The business and operations of Vertex have been, are being, and shall be at all times prior to the Effective Date conducted in accordance with all Applicable Laws (including without limitation, Applicable Laws relating to securities, properties, business operations, products, manufacturing processes, advertising and sales practices, employment practices, terms and conditions of employment, wages and hours, safety, occupational safety, health, environmental




AGREEMENT AND PLAN OF REORGANIZATION - Page 36 protection and civil rights), except for those which do not either individually or in the aggregate have a Material Adverse Effect on Vertex. Vertex is not charged or, to the Knowledge of Vertex, threatened with, or under investigation with respect to, any alleged violation of any Applicable Law relating to any aspect of the ownership or operation of its business.

            (h) Consents and Approvals. No consent, authorization or approval of, or declaration, filing or registration with, any governmental or regulatory authority, or any other Person or entity, is necessary in order to enable VAC or Vertex to enter into and perform their respective obligations under this Agreement other than for (i) Vertex's obligation to file a registration statement covering the Vertex Exchange Shares with the Commission prior to February 28, 1998 as set forth in Section 3.12 hereof, (ii) the filing of any premerger notification form required by the HSR Act (iii) the filing of appropriate Articles of Merger with the Secretary of State of California and the Secretary of State of Nevada, (iv) filings with various state blue sky authorities, and (v) the filing with the Nasdaq Stock Market, National Market System, of an application for listing of the Vertex Exchange Shares to be issued in the Merger.

            (i) Noncontravention. VAC and Vertex are not in violation of any Applicable Law relating to VAC or Vertex with respect to any matter that would have a Material Adverse Effect on VAC or Vertex or otherwise materially impair the ability of VAC or Vertex to consummate the transactions contemplated hereby. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (or with the passage of time or the giving of notice will):

                 (1) Be in violation of the Articles of Incorporation or Bylaws or other organizational documents of VAC or Vertex;

                 (2) Result in the creation, imposition or breach of any Encumbrance upon any property or assets of VAC or Vertex or under any agreement to which VAC or Vertex is bound;

                 (3) Accelerate, or constitute an event entitling, or which would on notice or lapse of time or both entitle, the holder of any material indebtedness of VAC or Vertex for borrowed money to accelerate the maturity of any such indebtedness;

                 (4) Cause a default under any material mortgage or deed of trust to which any property of VAC or Vertex is subject;

                 (5) Conflict with or result in the breach of any writ, injunction or decree of any court or governmental instrumentality by which VAC or Vertex is bound; or

                 (6) Conflict with or result in a violation or breach of, or constitute (with or without the giving of notice or the passage of time or both) a default under, or give to any Person or entity any right of termination, cancellation, acceleration, or modification in or with respect to any contract, note, license, franchise, permit, lease, agreement or other instrument or obligation to which VAC or Vertex is a party or by which any of the assets or properties of VAC or Vertex may be bound, and as to which any such conflicts, violations, breaches, defaults, or rights individually or in the aggregate have or may reasonably be expected to have a Material Adverse Effect on the validity or enforceability of this Agreement or on the ability of VAC or Vertex to perform their respective obligations under this Agreement.



AGREEMENT AND PLAN OF REORGANIZATION - Page 37

            (j) Securities Filings. Vertex has delivered to the Company copies of the following documents previously filed by Vertex with the Commission: (i) Vertex's annual report on Form 10-K for each of the fiscal years ended September 30, 1994, September 30, 1995 and September 30, 1996, (ii) all proxy statements relating to annual meetings of the shareholders of Vertex held since December 31, 1994, and (iii) Vertex's quarterly report on Form 10-Q for the quarter ended December 31, 1996. Vertex has filed all reports, registration statements and other documents required to be filed by it under the Securities Act and the Exchange Act (the "SEC Filings"). Vertex has delivered to or made available for inspection by the Company and the Shareholders accurate and complete copies of all the SEC Filings in the form filed by Vertex with the Commission since October 1, 1993. The SEC Filings were prepared in accordance and complied in all material respects with the applicable requirements of the Securities Act or the Exchange Act, as applicable. None of such forms, reports and statements, including, without limitation, any financial statements, exhibits and schedules included therein and incorporated therein by reference, at the time filed, declared effective or mailed, as the case may be, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Except to the extent information contained in any of the SEC Filings has been revised, corrected or superseded by a later-filed form, report or document, none of the SEC Filings filed after October 1, 1993 currently contains any untrue statement of a material fact or omits a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

            (k) Financial Statements. VAC was incorporated on March 5, 1997 and has not yet commenced business and has no assets as of the date hereof other than for the sum of $1,000.00. The audited consolidated balance sheet (the "1996 Vertex Balance Sheet") and the related consolidated statements of earnings and retained earnings and changes in stockholders' equity and cash flow for the fiscal year ended September 30, 1996 of Vertex as certified by Arthur Andersen LLP (the "1996 Vertex Financial Statements") have been delivered to the Company as part of Vertex's annual report on Form 10-K for the fiscal year ended September 30, 1996 as filed with the Commission. Except as set forth in the notes to the 1996 Vertex Financial Statements, such financial statements are in accordance with the books and records of Vertex, correctly reflect valid transactions and present fairly the respective financial position and the results of operations of Vertex as of the respective dates and for the respective fiscal periods set forth therein in conformity with generally accepted accounting principles (including the related notes and schedules thereto) consistently applied during the periods involved (except as otherwise stated therein).

            (l) Absence of Undisclosed Liabilities. Except as, and to the extent reflected or disclosed (or adequately reserved for or against) in the 1996 Vertex Balance Sheet, or except as specifically provided by this Agreement, Vertex does not have any liabilities or obligations of any nature, whether known or unknown, accrued, unliquidated, contingent or absolute, required by generally accepted accounting principles to be reflected on the 1996 Vertex Balance Sheet, except for contractual liabilities or obligations which were incurred in the Ordinary Course of Business since the date of the 1996 Vertex Balance Sheet, none of which either individually or in the aggregate would have a Material Adverse Effect on Vertex.

            (m) Absence of Certain Changes. Since the date of the 1996 Vertex Balance Sheet, the business of Vertex has been conducted in the Ordinary Course of Business, and Vertex has not (i) incurred or suffered any liability (whether accrued, unliquidated, absolute, contingent or otherwise), or




AGREEMENT AND PLAN OF REORGANIZATION - Page 38 any change which had a Material Adverse Effect on Vertex, (ii) incurred or suffered as to its physical property or assets, any physical loss, change, damage, destruction or other casualty (whether or not covered by insurance) which had a Material Adverse Effect on Vertex, (iii) entered into any commitment, contractual obligation, or transaction other than in the Ordinary Course of Business and other than for those contemplated by this Agreement,
(iv) made any material change in the conduct or nature of the business or operations of Vertex other than for those contemplated by this Agreement, (v) made any material change in the accounting methods employed by Vertex, including any such change in the valuation and recording of assets and liabilities, (vi) incurred any obligation or liability to any Person for borrowed money or other indebtedness, except for trade account payables incurred in the Ordinary Course of Business or legal or accounting fees incurred in connection with the Merger, (vii) sold, distributed or otherwise transferred or committed to sell, distribute or transfer any of its tangible assets, except for sales of inventory in the Ordinary Course of Business for full value consistent with past practices, (viii) cancelled any debts or claims, or waived any rights of substantial value, (ix) sold, assigned or transferred any licenses, trademarks, trade names, patents, copyrights or other intangible assets, (x) written off as uncollectible, any notes or accounts receivable or portions thereof other than in the Ordinary Course of Business, or (xi) to the Knowledge of Vertex incurred any change (or development) which is likely to have a Material Adverse Effect within the next six (6) months on Vertex.

            (n) Title to Properties. Vertex owns (with good and marketable title in the case of real property, subject only to the matters permitted by the following sentence) all the properties and assets (whether real, personal, or mixed and whether tangible or intangible) that it purports to own located in the facilities owned or operated Vertex or reflected as owned in the books and records of Vertex, including all of the properties and assets reflected in the 1996 Vertex Balance Sheet (except for assets held under capitalized leases and personal property sold since the date of the 1996 Vertex Balance Sheet, as the case may be, in the Ordinary Course of Business), and all of the properties and assets purchased or otherwise acquired by Vertex since the date of the 1996 Vertex Balance Sheet (except for personal property acquired and sold since the date of the 1996 Vertex Balance Sheet in the Ordinary Course of Business). All material properties and assets reflected in the 1996 Vertex Balance Sheet are free and clear of all Encumbrances and are not, in the case of real property, subject to any rights of way, building use restrictions, exceptions, variances, reservations, or limitations of any nature except, with respect to all such properties and assets, (a) mortgages or security interests shown on the 1996 Vertex Balance Sheet as securing specified liabilities or obligations, with respect to which no default (or event that, with notice or lapse of time or both, would constitute a default) exists, (b) mortgages or security interests incurred in connection with the purchase of property or assets after the date of the 1996 Vertex Balance Sheet (such mortgages and security interests being limited to the property or assets so acquired), with respect to which no default (or event that, with notice or lapse of time or both, would constitute a default) exists, (c) liens for current taxes not yet due, and (d) with respect to real property, (i) minor imperfections of title, if any, none of which is substantial in amount, materially detracts from the value or impairs the use of the property subject thereto, or impairs the operations of Vertex, and (ii) zoning laws and other land use restrictions that do not impair the present or anticipated use of the property subject thereto. All buildings, plants, and structures owned by Vertex lie wholly within the boundaries of the real property owned by Vertex and do not encroach upon the property of, or otherwise conflict with the property rights of, any other Person.

            (o) Sufficiency and Condition of Properties. Except as disclosed in writing to the Company and the Controlling Shareholders and the ESOT prior to the execution of this Agreement, the properties owned, leased, or used by Vertex are (i) in the case of tangible assets and properties, in good




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

operating condition and repair (ordinary wear and tear excepted) and have been maintained in accordance with standard industry practice, (ii) suitable for the purposes used, and (iii) adequate and sufficient for the normal operation of Vertex's business as presently conducted. Such properties and their uses conform to all Applicable Laws, except for such minor variations as do not impair or interfere with the use of such properties for the purposes for which they are employed and Vertex has not received any notice to the contrary.

            (p) Legal Proceedings. Except as otherwise disclosed in Vertex's annual report as filed with the Commission on Form 10-K for its fiscal year ended September 30, 1996 or as disclosed in writing by VAC or Vertex to the Company, the Controlling Shareholders and the ESOT prior to the Execution Date,
(i) no investigation or review by any domestic or foreign governmental entity or self-regulatory authority with respect to VAC or Vertex or any of the employees thereof (insofar as any such investigation for review relates to their activities with VAC or Vertex) is pending or to the Knowledge of VAC or Vertex, threatened, nor has any governmental authority indicated to VAC or Vertex an intention to conduct the same, (ii) there is no claim, action, suit, or proceeding pending, or, to the Knowledge of VAC or Vertex, threatened against or affecting VAC or Vertex or any of their respective employees (insofar as any such matters relate to their activities with VAC or Vertex) at law or in equity, or before any federal, state, municipal, or other governmental entity or arbitrator or arbitration panel which if adversely decided, would, either individually or in the aggregate, have a Material Adverse Effect on VAC or Vertex or materially impede the ability of VAC or Vertex to consummate the transactions contemplated hereby and (iii) there are no outstanding orders, judgments, injunctions, awards or decrees of any court, public body or authority, arbitration panel or arbitrator by which VAC or Vertex is bound or by which any of their respective employees are prohibited or restricted from engaging in its business, which, either individually or in the aggregate, have a Material Adverse Effect on VAC or Vertex or materially impede the ability of VAC or Vertex to consummate the transactions contemplated hereby.

            (q) Finders. Neither VAC nor Vertex is obligated to pay any fee or commission to any broker, finder or intermediary for or on account of the transactions provided for in this Agreement.

            (r) Accuracy of Information. No representation, warranty or statement of VAC or Vertex set forth in this Agreement or any Ancillary Document, statement or certificate furnished by or on behalf of VAC or Vertex to the Company or the Shareholders pursuant hereto or in connection with the transactions contemplated hereby, contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact required to be stated herein or therein or necessary in order to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading.

      2.3 Nature of Statements. All statements contained herein or in any schedule attached to this Agreement or in any certificate or other instrument delivered by or on behalf of any party hereto pursuant to this Agreement at the Closing shall be deemed representations and warranties. All representations, warranties, covenants and agreements made by any Controlling Shareholder or by the Company shall be deemed to be made by both the Controlling Shareholders and the Company and shall be deemed to be several. Notwithstanding the foregoing sentence, except for fraud or as otherwise set forth in this Agreement, in the event of a breach by the Company or the Controlling Shareholders of a representation, warranty, covenant or agreement, the Controlling Shareholders shall have sole responsibility for any loss or damage from such breach subject to the limitations set forth in Section 7.7 hereof, and neither the


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

Company nor any Company Subsidiary nor the Surviving Corporation nor the ESOT shall have any liability for contribution or otherwise.

      2.4 Survival of Representations, Warranties, and Agreements. All representations and warranties, covenants and agreements of the parties contained in this Agreement or in any Ancillary Document delivered pursuant hereto or contemplated hereby shall survive the Closing. Any investigation at any time made by VAC or Vertex or on behalf of VAC or Vertex shall not constitute or operate as a waiver, defense, or limitation of any representation, warranty, covenant or agreement made by the Company, the ESOT or any Controlling Shareholder hereunder. Similarly, any investigation at any time made by the Company, the ESOT or any Controlling Shareholder on behalf of the Company, the ESOT or the Controlling Shareholders shall not constitute or operate as a waiver, defense or limitation of any representation, warranty, covenant or agreement made by VAC or Vertex hereunder. All representations, warranties, covenants and agreements of the parties contained in this Agreement shall expire, terminate and be of no force and effect on and after the expiration of the close of business on the second anniversary of the Effective Date, except that:

            (a) The representations, warranties and covenants regarding capitalization, title to the Assets and title to the TIW Common Stock contained in Sections 2.1(d), 2.1(x) and 2.1(ap), respectively, shall survive forever;

            (b) The representations, warranties and covenants regarding the Taxes, Tax Return filings and payments of Taxes, contained in Section 2.1(t) hereof shall survive until ninety (90) days after the expiration of the applicable statutory period of limitation (including extensions thereto granted prior to the Effective Date);

            (c) The representations, warranties and covenants regarding cooperation and consultation with respect to tax matters, contained in Section
3.13 hereof, and access to Company records contained in Section 3.14 hereof, shall survive for a period coextensive with the period specified in Section 2.4(b) hereof; and

            (d) The covenants set forth in Section 3.6 pertaining to Confidential Information shall survive for a period of four (4) years from the Effective Date.

            Any right of indemnification pursuant to Article 7 hereof with respect to a claimed breach of any representation, covenant or warranty shall expire or terminate on the date of expiration or termination of the representation, covenant or warranty claimed to be breached (each an "Expiration Date"), unless on or prior to the Expiration Date written notice asserting such breach has been given to the party from whom indemnification is sought and provided suit is commenced within the period authorized by the applicable statute of limitations; and, provided further, that if such a claimed breach is timely made and such a suit is timely filed, it may be continued to be asserted beyond the Expiration Date of the representation, covenant, warranty or agreement to which such claim relates.



AGREEMENT AND PLAN OF REORGANIZATION - Page 41

                                   ARTICLE 3
                                   COVENANTS

      3.1 Access to Properties, Records and Clients. During the period from the date of this Agreement to the Effective Date (the "Pre-Merger Period"), the Company will provide, and the Company will cause each Company Subsidiary to provide, VAC and Vertex and their respective accountants, counsel and other authorized representatives, and responsible financial institutions designated by VAC and Vertex as their representatives, full access, during reasonable business hours (upon reasonable notice) and under reasonable circumstances to
(i) all of the properties, contracts, commitments, insurance policies, loans, books, records, Tax Returns, pertinent corporate minute books and stock transfer records, and other information and business documents of the Company and the Company Subsidiaries, (ii) customers of the Company or any Company Subsidiary as may reasonably be designated by VAC or Vertex, (iii) such relevant information with respect to the business affairs and properties of the Company and the Company Subsidiaries in the possession of the Company as VAC or Vertex, or their counsel, may from time to time reasonably request, provided that VAC and Vertex shall at all times relevant hereto exercise due diligence to safeguard, maintain and otherwise secure the confidential nature of the information so furnished to VAC or Vertex or their representative by the Company or any Company Subsidiary, and (iv) allow VAC and Vertex or their agents to enter upon the premises of the Company or any Company Subsidiary for the purpose of inspecting the assets and facilities of any such entity and the condition thereof, provided that access to the premises shall be permitted only with the prior consent of the Company (which consent shall not unreasonably be withheld). During the Pre-Merger Period, VAC and Vertex will have the full cooperation of the Controlling Shareholders and the Company in confirming the nature of the relationships between the Company or any Company Subsidiary and their respective customers and suppliers, including whether or not such relationships are satisfactory and whether or not such relationships are expected to continue after the Merger. The Company shall have the right to have a representative present at all times of any such inspections, interviews and communications conducted by Vertex, VAC or by the representatives of Vertex or VAC. Neither any investigation conducted by Vertex or VAC or their respective representatives pursuant to this Section nor the results thereof shall affect any representation or warranty of the Company or the Shareholders contained in this Agreement or in any Ancillary Document delivered pursuant hereto or in connection herewith, or the ability of VAC or Vertex to rely thereon.

      3.2 Consultation. Upon the request of VAC and Vertex, the Company and the Controlling Shareholders will consult with VAC and Vertex at all reasonable times up to and including the Effective Date with respect to the operation and conduct of the Acquired Business, provided that no party hereto shall incur any liability to anyone as a result of the advice or suggestions offered in this connection.

      3.3 No Solicitation. Unless and until this Agreement shall have been terminated by either party in accordance with the provisions of Section 6.1 hereof, the Company and the Controlling Shareholders shall not, and shall not authorize or permit any of its officers, directors, employees or representatives, without first obtaining the written consent of Vertex to, solicit, initiate, encourage, negotiate or conclude any transaction which entails the sale of all or any part of the assets of the Company or any Company Subsidiary (other than sales in the Ordinary Course of Business), any merger or consolidation of the Company or any Company Subsidiary with any Person or entity other than the Company, Vertex or VAC, the sale or other transfer of any outstanding capital stock of the Company or any Company Subsidiary to any Person or entity other than the Company, Vertex or VAC or the issuance and sale of any authorized but unissued shares of capital stock (other than upon exercise of



AGREEMENT AND PLAN OF REORGANIZATION - Page 42 presently outstanding rights, options or conversion privileges) to any third party. In the event the Company or the Controlling Shareholders receive or learn that any of the Company's officers, directors, employees or representatives has received, from any third party any offer to enter into any such prohibited transaction, then the Company and the Controlling Shareholders shall promptly communicate to Vertex the material terms of such offer and the identity of the third party making such offer.

      3.4 Special Meeting of Company Shareholders. The Company shall take all action necessary in accordance with the CGCL and the Company's Articles of Incorporation and Bylaws to duly call, give notice of, convene, and hold a special meeting of the Shareholders (the "Special Meeting") as promptly as practicable after the date hereof to consider and vote upon the adoption and approval of this Agreement and the Merger. The Board of Directors of the Company shall, subject to its fiduciary obligations to the Company's Shareholders under Applicable Law as advised by counsel, (i) recommend to the Shareholders that they vote in favor of the adoption and approval of this Agreement and the Merger, (ii) use its Best Efforts to solicit from the Shareholders proxies in favor of such adoption and approval, and (iii) take all other action reasonably necessary to secure a vote of the Shareholders in favor of such adoption and approval.

      3.5 Conduct of the Business of the Company Prior to the Effective Date. Except as contemplated by this Agreement or as set forth in the Disclosure Schedule or as expressly agreed to in writing by VAC, during the Pre-Merger Period, the Company and the Company Subsidiaries shall conduct their respective operations in the Ordinary Course of Business, subject to the following conditions:

            (a) Ordinary Course of Business. The business of the Company and each Company Subsidiary shall be conducted diligently and only in the Ordinary Course of Business in substantially the same manner as the Company or each Company Subsidiary has heretofore conducted its business and neither the Company nor any Company Subsidiary shall make any material change in personnel, operations, finance, accounting policies, or real or personal property. Neither the Company nor any Company Subsidiary nor the Controlling Shareholders shall adopt a plan of complete or partial liquidation or resolutions providing for or authorizing a liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization other than for the liquidation of any Company Subsidiary into the Company. The Company and the Company Subsidiary shall not acquire, or enter into any agreement or commitment to acquire (by merger, consolidation or acquisition of stock or assets or otherwise) any corporation, partnership or other business organization, or any interest therein or division thereof.

            (b) Maintenance of Assets. The Company and each Company Subsidiary shall maintain its assets and all parts thereof in as good working order and condition as at present, ordinary wear and tear excepted, consistent with past practices and shall not sell, lease or otherwise dispose of any of its assets other than in the Ordinary Course of Business for full value consistent with past practice or as otherwise permitted by this Agreement. The Company and each Company Subsidiary shall not make any capital expenditures or capital additions or betterments, except as may be involved in ordinary repairs, maintenance and replacement of its assets.

            (c) Insurance of Assets. The Company and each Company Subsidiary shall maintain in full force and effect present insurance policies or other comparable insurance coverage with respect to the assets and potential liabilities thereof.



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

            (d) Contracts and Commitments. The Company and each Company Subsidiary shall not make or renew, extend, amend, modify, or waive any material provisions of any contract or commitment or relinquish or waive any material contract rights or agree to the termination of any material contract, except in the Ordinary Course of Business. The Company and each Company Subsidiary shall use its Best Efforts to perform all obligations under agreements relating to or affecting its business or their respective assets. The Company and each Company Subsidiary shall not sell, transfer, license or otherwise dispose of or lease any material part of their respective assets, including any Intellectual Property.

            (e) Debts and Liabilities. The Company and each Company Subsidiary shall not (i) create or incur any liabilities other than current liabilities incurred in the Ordinary Course of Business and liabilities to its attorneys or accountants in connection with the Merger; (ii) discharge or satisfy any lien, charge, encumbrance, nor pay any obligation or liability, absolute or contingent, except liabilities shown on the 1996 TIW Balance Sheet, Retained Liabilities, liabilities incurred since the date of the 1996 TIW Balance Sheet in the Ordinary Course of Business, or liabilities to its attorneys or accountants in connection with the Merger; (iii) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other Person; (iv) make any loans, advances or capital contributions to, or investments in, any other Person other than a Company Subsidiary; (v) enter into or modify any contract to do any of the foregoing; or (vi) mortgage or pledge any of their respective assets.

            (f) Corporate Documents. Neither the Company nor any Company Subsidiary shall amend its Articles of Incorporation or Bylaws.

            (g) Employment Practices. The Company and each Company Subsidiary shall use its Best Efforts to maintain and preserve its business organization intact and retain in its employ its current employees. The Company and each Company Subsidiary shall not (i) willfully pay or agree to pay, conditionally or otherwise, any bonus, extra compensation, extraordinary reimbursement for expenses, pension, or severance payment to any director or shareholder, officer, consultant, agent, or employee under any retirement plan or otherwise or increase the compensation paid by the Company or any Company Subsidiary to any officer, director, agent, consultant, or employee from the amount of such compensation being paid on the date of the 1996 TIW Balance Sheet, except in the Ordinary Course of Business and consistent and in conformity with the past practices of the Company or such Company Subsidiary; or (ii) enter into, adopt, or (except as may be required by Applicable Law) amend or terminate any bonus, profit sharing, compensation, severance, termination, stock option, stock appreciation right, restricted stock, pension, retirement, deferred compensation, employment, or other employee benefit agreement, trust, plan, fund or other arrangement for the benefit or welfare of any director, officer or employee.

            (h) Goodwill. The Company and each Company Subsidiary shall use its Best Efforts to preserve the goodwill of its suppliers, customers, employees and those having business relations with the Company or any such Company Subsidiary and shall use its Best Efforts to retain their respective relationship with all of such Persons or entities; provided, however, the Company and the Company Subsidiary shall not be restricted or prohibited from taking all reasonable efforts consistent with past practices to collect outstanding accounts receivable.



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

            (i) Litigation. The Company and each Company Subsidiary shall not institute, settle, or agree to settle any action or proceeding pending before any Court or governmental body.

            (j) Conflicts. The Company and each Company Subsidiary shall not enter into any transactions or take any acts which if perfected or performed prior to the Effective Date, would constitute a breach of the representations, warranties and agreements of the Company contained herein.

            (k) Capital Stock. The Company and each Company Subsidiary shall not: (i) declare or pay any dividend (whether in cash, stock or property or any combination thereof) on or make any other distribution upon, or purchase, retire, or redeem any shares of its capital stock, or set aside any funds for any such purpose; (ii) issue or sell or obligate itself to issue or sell any additional shares of its capital stock (other than pursuant to certain stock options outstanding as of the Execution Date), whether or not such shares have been previously authorized or issued, or issue or sell any warrants, rights, or options to acquire any such shares or to acquire any stock of any corporation or any interest in any business enterprise; (iii) split, combine or reclassify any shares of its capital stock; or (iv) purchase or redeem or otherwise acquire any outstanding shares of capital stock or securities convertible into any such shares, or any rights, warrants or options to acquire any such shares or convertible securities; provided, however, the Company may accept the surrender of certain shares of TIW Common Stock owned by the ESOT from the ESOT and apply the fair market value of such surrendered shares against the outstanding indebtedness (principal plus accrued interest) of the ESOT to the Company.

            (l) Tax Returns. The Company and each Company Subsidiary shall not amend any Tax Return, except to the extent required by Applicable Law, or make any Tax election or settle or compromise any federal, state, local or foreign Tax liability material to the Company or any Company Subsidiary.

      3.6   Confidential Information.

            (a) Return of Confidential Information. In the event of the termination of this Agreement, for any reason or by any party, VAC and Vertex shall immediately return to the Company all written information and documentation (and all copies thereof) in the possession or under the control of VAC or Vertex or any of the representatives of VAC or Vertex, concerning any aspect of the business operations of the Company or any Company Subsidiary, obtained at any time during VAC's or Vertex's due diligence investigation of the Company or any Company Subsidiary, whether prior to or following the execution of this Agreement, or derived or compiled therefrom by VAC or Vertex or any of VAC's or Vertex's representatives, all of which is acknowledged to contain confidential information of the Company or such Company Subsidiary, as applicable. Such information and documentation in written form, together with all information concerning the Company and the Company Subsidiary and their respective business operations, and customer lists shall be hereinafter referred to as "Confidential Information."

            (b) Non-Disclosure and Non-Use of Confidential Information. VAC and Vertex shall, at all times, keep strictly confidential, and shall not disclose or permit the disclosure to any third person or entity, of any or all Confidential Information, and shall not, in any manner or at any time, except in connection with the conduct of litigation arising out of this Agreement or any of the transactions contemplated herein, use or permit the use of any such Confidential Information, for the benefit of itself or others.



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

            (c) Specific Performance. VAC and Vertex specifically acknowledge that all Confidential Information received, derived, or compiled by it is proprietary, unique, and confidential information of the Company or the applicable Company Subsidiary, and that a violation of the covenants and agreements of VAC or Vertex contained in subsections (a) and (b) of this Section will cause continuing and irreparable harm to the Company or such Company Subsidiary. Therefore, the Company shall, in addition to any other rights or remedies available to the Company, at law or in equity, have the right to apply to a court of competent jurisdiction for an injunction to restrain the violation or continuing violation of such covenants and agreements by VAC and Vertex.

      3.7 Hart-Scott-Rodino Act Notification. To the extent required by the HSR Act, each of the parties hereto shall (i) file or cause to be filed, as promptly as practicable after the execution and delivery of this Agreement, with the Federal Trade Commission and the United States Department of Justice, all reports and other documents, if any, required to be filed by such party under the HSR Act concerning the transactions contemplated hereby and (ii) promptly comply with or cause to be complied with any requests by the Federal Trade Commission or the United States Department of Justice for additional information concerning such transactions, in each case so that the waiting period applicable to this Agreement and the transactions contemplated hereby under the HSR Act shall expire as soon as practicable after the execution and delivery of this Agreement. Prior to making any filing under the HSR Act, each party will obtain the consent of the other party to the content of such filing, which consent shall not be unreasonably withheld. Each party hereto agrees to request, and to cooperate with the other party or parties in requesting, early termination of any applicable waiting period under the HSR Act. The filing fees and other costs of compliance with the HSR Act (other than each party's attorneys' and accountant's fees and other third party expenses) shall be borne equally by Vertex and the Company.

      3.8 Best Efforts. Each party hereto agrees that such party will not voluntarily undertake any course of action inconsistent with the provisions or intent of this Agreement and will use such party's Best Efforts to take, or cause to be taken, all action and to do, or cause to be done, all things reasonably necessary, proper, or advisable under Applicable Laws to consummate the transactions contemplated by this Agreement, including, without limitation,
(i) cooperation in the preparation and filing of the Registration Statement described in Section 3.12 hereof; (ii) causing the Registration Statement to be declared effective by the Commission as promptly as practicable after filing;
(iii) cooperation in determining whether any consents, approvals, orders, authorizations, waivers, declarations, filings, or registrations of or with any governmental entity or third party are required in connection with the consummation of the transactions contemplated hereby; (iv) obtaining any such consents, approvals, orders, authorizations, and waivers required to consummate the transactions contemplated by this Agreement and to effect any such declarations, filings, and registrations, including, without limitation, the execution and filing of appropriate Articles of Merger with the Secretary of State of California and the Secretary of State of Nevada; (v) causing the conditions set forth in Sections 4.1 and 4.2, as applicable, to be satisfied on or prior to the Closing Date; (vi) causing to be lifted or rescinded any injunction or restraining order or other order adversely affecting the ability of the parties to consummate the transactions contemplated hereby; (vii) defending, and cooperating in defending, all lawsuits or other legal proceedings challenging this Agreement or the consummation of the transactions contemplated hereby; and (viii) the execution and delivery of any additional Ancillary Documents necessary to effectuate and consummate the transactions contemplated hereby.

      3.9 Public Announcements. VAC, Vertex and the Company shall not issue any press release or otherwise make any public statement with respect to the transactions contemplated herein without the



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

agreement of the other party to the release and disclosure and to its contents (which consent shall not be unreasonably withheld). Notwithstanding anything to the contrary contained herein, either party prior to or after Closing or termination of this Agreement, as applicable, may issue any press release or make any public statement without approval of the other as may be required by law, provided the party issuing the press release or making such statement shall give first prior notice thereof to the other party and consult with the other party as to the contents thereof.

      3.10 Disclosure of Certain Matters. During the Pre-Merger Period, the Company will give prompt written notice to Vertex of any event or development which occurs during the Pre-Merger Period which (i) had it existed or been known on the Execution Date of this Agreement, would have been required to be disclosed under this Agreement, (ii) would cause any of the representations and warranties of the Company or the Shareholders contained herein to be inaccurate or otherwise misleading, or (iii) materially relates to the satisfaction of the conditions set forth in Section 4.1 hereof. Similarly, during the Pre-Merger Period, VAC and Vertex will give prompt written notice to the Company, the ESOT and the Controlling Shareholders of any event or development which occurs during the Pre-Merger Period which (i) had it existed or been known on the Execution Date of this Agreement, would have been required to be disclosed under this Agreement, (ii) would cause any of the representations and warranties of VAC or Vertex contained herein to be inaccurate or otherwise misleading, or (iii) materially relates to the satisfaction of the conditions set forth in Section 4.2 hereof. The delivery of any notice purchase to this Section shall not be deemed to (i) modify the representations or warranties hereunder of the party delivering such notice, (ii) modify the conditions set forth in Sections 4.1 or 4.2 hereof, or (iii) limit or otherwise affect the remedies available hereunder to the party receiving such notice.

      3.11 Delivery and Amendment of Schedules. The Company and Vertex shall each deliver any required schedules relating to the representations and warranties of such party contained in this Agreement to the other party prior to or simultaneously with the execution of this Agreement. Any date on which a party delivers any such schedule is referred to as a "Schedule Delivery Date" for such party. Each party hereto agrees that, with respect to the representations and warranties of such party contained in this Agreement, such party shall have the continuing obligation until the Closing to supplement or amend promptly the schedules delivered by such party hereunder with respect to any matter hereafter arising or discovered which, if existing or known on a Schedule Delivery Date, would have been required to be set forth or described in the schedules, including, without limitation, any material development with respect to any pending on threatened litigation or governmental proceeding previously disclosed in the schedules. For all purposes of this Agreement, including without limitation for purposes of determining whether the conditions set forth in Sections 4.1 and 4.2 have been fulfilled, the schedules hereto shall be deemed to include only that information contained therein on a Schedule Delivery Date and shall be deemed to exclude all information contained in any supplement or amendment thereto.

      3.12  Registration of Vertex Exchange Shares.

            (a) Voluntary Registration by Vertex. Vertex shall file a registration statement (the "Registration Statement") with the Commission under the Securities Act on Form S-3 or other permissible form suitable for a secondary offering on or before February 28, 1998 and will use its Best Efforts to obtain the effectiveness of such Registration Statement. The Registration Statement will include therein at the cost and expense of Vertex (except for (i) the fees and expenses of counsel to the holders of the Vertex Exchange Shares and (ii) the underwriting commissions, discounts and other fees, if any, payable to any underwriter with respect to the Shareholders' Registrable Shares as hereinafter defined, which



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

amounts shall be paid by the Shareholders) the Vertex Exchange Shares and any additional shares of the Vertex Common Stock received by a holder of the Vertex Exchange Shares (the "Holder") as the result of a stock split or a stock dividend pertaining to the common stock of Vertex, which additional shares, if any, shall be considered part of the Vertex Exchange Shares for purposes of this Section (collectively, the "Shareholders' Registrable Shares"). Vertex, at its own expense, will cause the prospectus included in such Registration Statement to meet the requirements of the Securities Act for such period of time, not exceeding nine (9) months after the effective date of the Registration Statement, as may be necessary to effect the sale of the Shareholders' Registrable Shares.

            (b) Demand Registration Rights of Shareholders. In the event Vertex does not file the Registration Statement required to be filed by Vertex pursuant to the provision of Section 3.12(a) hereof, the Shareholders shall have the one time right upon written notice to Vertex at any time after February 28, 1998 and prior to December 31, 1998 to require Vertex to file with the Commission a Registration Statement under the Securities Act covering only
(i) the offering and sale of the Shareholders' Registrable Shares, and (ii) the minimum number of shares of the Vertex Common Stock required to be sold by Vertex in order for Vertex to recoup its expenses incurred in filing such Registration Statement or such greater number of shares of the Vertex Common Stock that an underwriter states can be sold on a firm commitment basis without interfering with the sale of the Shareholders' Registrable Shares. Vertex will use its Best Efforts to cause such Registration Statement to become effective as expeditiously as possible. In connection with the registration of the Shareholders' Registrable Shares effected pursuant to this Section, Vertex shall bear all costs and expenses of such registration and inclusion of the Shareholders' Registrable Shares therein, except for (i) the fees and expenses of counsel to the Shareholders, and (ii) the underwriting commissions, discounts and other fees, if any, payable to any underwriter with respect to the Shareholders' Registrable Shares, which amounts shall be paid by the Shareholders. The rights of the Shareholders pursuant to this Section shall be specifically enforceable by the Shareholders.

      3.13  Certain Tax Matters.

            (a)  Preparation and Filing of Tax Returns.

                 (1) Taxable Periods Ending on or Before the Effective Date. The Controlling Shareholders shall be responsible for preparing and filing, or causing the Company to prepare and file, the Tax Returns for the Company and the Company Subsidiaries on a timely basis for all taxable periods ending on or before the Effective Date.

                 (2) Taxable Periods Commencing After the Effective Date. VAC shall be responsible for preparing and filing, or causing the Company and the Company Subsidiaries to prepare and file, the Tax Returns for the Company and the Company Subsidiaries for all taxable periods commencing after the Effective Date.

                 (3) Taxable Periods Commencing Before and Ending After the Effective Date. VAC shall be responsible for preparing and filing, or causing the Company and the Company Subsidiaries to prepare and file, the Tax Returns for the Company and the Company Subsidiaries for all taxable periods commencing before and ending after the Effective Date.

            (b)  Liability for Taxes.




AGREEMENT AND PLAN OF REORGANIZATION - Page 48

                 (1) Taxable Periods Ending on or Before the Effective Date. Subject to the limitations set forth in Section 7.7 hereof, the Controlling Shareholders shall be solely liable for, and shall indemnify and hold harmless Vertex and the Company against, all unpaid Taxes of the Company and the Company Subsidiaries due for all taxable years and periods ending on or before the Effective Date and for the portion of any Straddle Period (as defined below) ending on the Effective Date; provided, however, that the Controlling Shareholders shall not be liable for Taxes specifically recorded and fully reserved on the 1996 TIW Balance Sheet or the Interim Balance Sheet.

                 (2) Taxable Periods Commencing After the Effective Date. The Surviving Corporation or the applicable Company Subsidiary shall be solely liable for all Taxes of the Surviving Corporation or such Company Subsidiary, as applicable, for all taxable years and periods commencing after the Effective Date. The Surviving Corporation shall indemnify and hold harmless the Controlling Shareholders against any and all Taxes for any taxable year or taxable period commencing after the Effective Date due or payable by the Surviving Corporation.

                 (3) Taxable Periods Commencing Before and Ending After the Effective Date. Vertex shall cause the Surviving Corporation and the Company Subsidiaries to pay all Taxes due for any taxable year or taxable period commencing before and ending after the Effective Date (the "Straddle Period"). Subject to the limitations set forth in Section 7.7 hereof, the Controlling Shareholders shall pay to the Surviving Corporation an amount equal to the excess, if any, of (i) the Taxes that would have been due if the Straddle Period had ended on the Effective Date (using an interim-closing-of-the-books method, except that exemptions, allowances, and deductions that are otherwise calculated on an annual basis [such as deductions for real estate Taxes, depreciation, and depletion] shall be apportioned on a per diem basis) over
(ii) the sum of (a) the Taxes for the Straddle Period paid prior to the Effective Date by the Company or by the Controlling Shareholders with respect to the Company and (b) the Taxes specifically recorded and fully reserved on the Interim Balance Sheet.

            (c) Audit of Tax Returns. In the event that a taxing or governmental authority should audit the Company's Tax Returns for periods ending no later than the Effective Date, Vertex shall cause the Surviving Corporation to cooperate with the Controlling Shareholders and make available to the Controlling Shareholders certain records of the Company as set forth in
Section 3.14 hereof. Concerning the results of such an audit:

                 (1) Subject to the limitations set forth in Section 7.7 hereof, the Controlling Shareholders shall be liable for any additional Taxes that the Company may owe relating to periods ending no later than the Effective Date; and

                 (2) The Controlling Shareholders shall be due any tax refunds and interest that the Company may receive relating to periods ending no later than the Effective Date; provided, however, the Controlling Shareholders shall not be entitled to any refund to the extent such refund is generated using loss carrybacks from taxable periods beginning after the Effective Date.

            (d) Tax Treatment of Merger. Each of the parties hereto shall use such party's Best Efforts to cause the Merger, and to take no action which would cause the Merger not, to qualify for treatment as a reorganization within the meaning of Section 368(a) of the Code for federal income tax purposes, except to the extent that cash is distributed to the Shareholders in exchange for the TIW Common Stock.



AGREEMENT AND PLAN OF REORGANIZATION - Page 49

      3.14 Records of the Company. Following the Effective Date hereof, VAC will make available to the Shareholders, at such time or times as the Shareholders may reasonably request, for inspection and copying, all books, records, memoranda and other financial data of the Company relating to the transactions and business of the Company prior to or on the Effective Date as the Shareholders shall deem necessary or desirable for any tax or other appropriate business purpose.


                                   ARTICLE 4
                        CONDITIONS PRECEDENT TO CLOSING

      4.1 Conditions Precedent to Obligations of VAC and Vertex. The obligations of VAC and Vertex hereunder are, at the option of VAC or Vertex, as applicable, subject to and conditioned upon the satisfaction and fulfillment by the Company and the Shareholders, as applicable, on or prior to the Closing Date, of each of the following conditions, unless waived by VAC or Vertex as provided herein:

            (a) Representations and Warranties True. The representations and warranties of the Company, the Controlling Shareholders and the ESOT contained in this Agreement, and in any Ancillary Document delivered pursuant hereto or in connection herewith on or prior to the Closing Date, shall be true and correct in all material respects as of the date hereof and shall be true and correct in all material respects as if made on the Closing Date (except to the extent that any representations and warranties of the Company, the Controlling Shareholders or the ESOT specifically relate to an earlier date, in which case such representation or warranty shall have been true and correct in all material respects as of such earlier date).

            (b) Performance of Obligations. The Company, the Controlling Shareholders and the Minority Shareholders shall have performed and complied with all agreements, covenants or conditions required by this Agreement to be performed and complied with by each such party prior to or on the Closing Date. Without limiting the generality of the foregoing, all liquidated Retained Liabilities of the Company shall have been paid either outright or through the establishment of a funded reserve therefor or otherwise discharged in full, and each Minority Shareholder other than the ESOT shall have executed and delivered a Share Exchange and General Release Agreement in the form attached hereto as Exhibit "C" to VAC.

            (c) Absence of Litigation. No order, stay, judgment, or decree shall have been issued by any court or any governmental entity restraining or prohibiting the consummation of the transactions contemplated by this Agreement. No action or proceeding before a court or any other governmental agency or body shall have been instituted or threatened to restrain or prohibit the consummation of the transactions herein contemplated or which would in any material way adversely affect the Assets, business or prospects of the Company or any Company Subsidiary, and no governmental agency or body shall have taken any other action or made any request of the Company, VAC or Vertex which would have a material adverse effect on the transactions contemplated hereby.

            (d) Opinions of Counsel. Vertex shall have received an opinion of Fenwick & West LLP, counsel for the Company, dated the Closing Date, substantially in the form of Exhibit "D" attached hereto. In addition, Vertex shall have received an opinion of Gray Cary Ware & Freidenrich, P.C., counsel for the ESOT, dated the Closing Date, in form and substance reasonably acceptable to Vertex covering the authority of the ESOT to enter into this Agreement and perform the ESOT's obligations



AGREEMENT AND PLAN OF REORGANIZATION - Page 50 under this Agreement, the binding effect of this Agreement on the ESOT and such other matters pertaining to the ESOT as Vertex may reasonably request.

            (e) Consents and Approvals. All consents, waivers, approvals and authorizations of third parties which are necessary in the reasonable opinion of Vertex, effectively to complete the transactions herein contemplated shall have been obtained and will be in form and substance reasonably satisfactory to Vertex.

            (f) HSR Act Compliance. The waiting period under the HSR Act, if such Act is applicable to the Merger, shall have expired or been terminated.

            (g) Certificate of the Company. The Company shall have delivered to Vertex a certificate, which shall be dated as of the Closing Date and which shall be signed by a duly authorized officer of the Company certifying (i) the authority of the Company to enter into and consummate the transactions contemplated by this Agreement, (ii) the authority of the officers of the Company to execute and deliver this Agreement and any Ancillary Documents contemplated by this Agreement on behalf of the Company, (iii) the representations and warranties of the Company and the Controlling Shareholders contained in Section 2.1 hereof were true and correct when made and are true and correct as of the Closing Date (except to the extent that any representation or warranty of the Company or the Controlling Shareholders specifically relates to an earlier date, in which case such representation or warranty shall have been true and correct in all material respects as of such earlier date), and (iv) each and every covenant and agreement of the Company contained in the Agreement to be performed by the Company on or prior to the Closing Date has been performed by the Company.

            (h) No Adverse Change. No material adverse change in the results of operations, financial condition or business of the Company and the Company Subsidiaries shall have occurred, and neither the Company nor the Company Subsidiaries shall have suffered any material change, loss or damage to the assets, business or prospects of such entity, whether or not covered by insurance, since the date of the 1996 TIW Balance Sheet.

            (i) Due Diligence Review. The due diligence review to be conducted by Vertex prior to the Closing with respect to the Assets, business, operations, income, prospects or condition (financial or otherwise) of the Company and the Company Subsidiaries and the representations, warranties and covenants of the Company and the Controlling Shareholders set forth herein shall be completed and the results thereof shall not have caused Vertex or its representatives to become aware of any material facts relating thereto, which, in the good faith judgment of Vertex, makes it inadvisable for Vertex to proceed with the transactions contemplated hereby; provided, however, that this condition shall be deemed to have been satisfied unless Vertex shall notify the Company in writing before 5:00 P.M. Central Daylight Time on the earlier of (a) the 10th business day after the Execution Date, or (b) the day immediately preceding the Closing Date, of Vertex's determination that it is inadvisable to proceed with the transactions contemplated by this Agreement.

            (j) Resignations. VAC shall have received the written resignation of each of the directors of the Company other than Luik.

            (k) Dissenting Shareholders. Shareholders owning not less than ninety-two percent (92%) of the issued and outstanding capital stock of the Company shall have approved the Agreement and



AGREEMENT AND PLAN OF REORGANIZATION - Page 51 the Merger, so that the dissenting shareholders, if any, shall not own more than eight percent (8%) of the issued and outstanding capital stock of the Company.

            (l) Noncompetition Agreements. Luik and Louis Becker ("Becker") shall have each entered into a Noncompetition Agreement with Vertex substantially in the form of the Noncompetition Agreements attached hereto as Exhibits "E" and "F," respectively, and incorporated herein by this reference.

            (m) Employment Agreements. Luik and Becker shall have each entered into an Employment Agreement with VAC (which will then be known as TIW Systems, Inc. due to a change of VAC's corporate name pursuant to the Merger), effective as of the Effective Date, substantially in the form of the Employment Agreements attached hereto as Exhibits "G" and "H," respectively, and incorporated herein by this reference.

            (n) Environmental Evaluation and Assessments. Vertex shall have obtained, at Vertex's expense, not later than two business days prior to the Closing Date, an environmental assessment, audit and review, in form and content reasonably satisfactory to Vertex with respect to all material real estate owned, leased or operated by the Company or any Company Subsidiary (other than leased real estate used exclusively for executive office purposes). The Company and the Company Subsidiaries shall allow Vertex and its representatives, agents, consultants, and attorneys access to any and all properties owned, leased, or operated by the Company and the Company Subsidiaries, and shall make available for review any and all relevant documents and any and all employees for interviews for purposes of any and all environmental inspections, audits, assessments, studies, sampling, testing, or other environmental due diligence activities Vertex in its sole discretion shall deem appropriate.

            (o) Contribution of Certain Shares or Interest. Luik shall have contributed to the Company, without additional compensation therefor, Luik's entire interest in any shares of capital stock or other equity interest or license held by Luik as nominee for the Company, including, but not limited to, Luik's interest in Tarberaud A.S. Notwithstanding the preceding, Luik and his wife shall have entered into a binding Letter Agreement with VAC to sell and deliver all their shares of capital stock in TIW Communications, Inc. (a corporation in which Luik is the sole shareholder of record and which holds FCC licenses for experimental transmissions and which is in the process of acquiring a FCC license as a domestic and international carrier) to VAC at the Closing for an aggregate consideration in the amount of $10.00. Said Letter Agreement shall also provide that Luik shall use his Best Efforts and cooperate with VAC in effectuating the transfer of the FCC license to VAC.

            (p) Escrow of Shares. Tonisson and Luik shall have executed and delivered the Escrow Agreement substantially in the form of the Escrow Agreement attached hereto as Exhibit "J" and shall have deposited the Escrowed Shares in escrow pursuant to the terms and conditions of said Escrow Agreement.

            (q) Amendment of TIW ESOP. The Company shall have amended the TIW ESOP, including the provisions of Sections 5.2(f) and 6.2(b) thereof, so as to permit or facilitate the consummation of the transactions contemplated by this Agreement and converting the ESOP to a stock bonus plan and shall have executed and delivered an appropriate amendment to the TIW ESOP evidencing such amendments to Vertex.



AGREEMENT AND PLAN OF REORGANIZATION - Page 52

            (r) Minimum Value of Vertex Exchange Shares. The aggregate fair market value of the Vertex Exchange Shares on the Effective Date, based upon the closing sales price of a share of Vertex Common Stock as listed on the Nasdaq Stock Market, National Market System, shall not be less than 40% of the aggregate fair market value of the Merger Consideration as of the Effective Date. In addition, the aggregate fair market value of the Vertex Exchange Shares on the Effective Date, based upon the closing sales price of a share of Vertex Common Stock as listed on the Nasdaq Stock Market, National Market System, received by the holders of the Historic Shares of the Company (as hereinafter defined) shall not be less than 40% of the aggregate fair market value of the Vertex Common Stock and cash received, or deemed received, by the Shareholders or the Company after taking into consideration (i) any decrease in the fair market value of a share of Vertex Common Stock as of the Effective Date from the fair market value of a share of Vertex Common Stock as of January 21, 1997, said date being the date the Letter of Intent pertaining to the transactions contemplated by this Agreement was executed by the parties hereto,
(ii) any cash paid to a Shareholder in lieu of a fractional share of Vertex Common Stock, (iii) the aggregate amount of that part of the Merger Consideration payable to any record or beneficial owner of TIW Common Stock who voted against the Merger, and (iv) the fair market value of the unallocated shares of TIW Common Stock owned by the ESOT which were surrendered by the ESOT to the Company after the Execution Date in payment of the outstanding indebtedness of the ESOT to the Company. For purposes of this Agreement, the Historic Shares of the Company shall mean all shares of TIW Common Stock outstanding at any time after the Execution Date other than the following: (i) the 50,000 shares of TIW Common Stock acquired by Robert Wallace by exercising a stock option previously granted to him by the Company, (ii) the 25,000 shares of TIW Common Stock acquired by John Griffiths by exercising a stock option previously granted to him by the Company, (iii) the allocated but unvested shares of TIW Common Stock held of record by the ESOT, and (iv) the unallocated shares of TIW Common Stock surrendered by the ESOT after the Execution Date as payment against the outstanding indebtedness of the ESOT to the Company.

            (s) Payment of ESOP Loan. Vertex shall have received evidence from the Company that the outstanding indebtedness (principal, plus all accrued interest thereon to date of payment) of the ESOT to the Company has been paid in full by the ESOT.

            (t) Termination of Deferred Compensation Obligation. Vertex shall have received a written agreement executed by the Company, Luik and Becker acknowledging that the obligations of the Company or its successors to make any additional contributions to the STEP Multiple Employer Supplemental Benefit Plan ("TIW Supplemental Benefit Plan") previously adopted by the Company on February 26, 1996 has been terminated by the mutual agreement of the Company, Luik and Becker, that the Company has no further obligations to Luik or Becker thereunder, and neither Luik nor Becker has any claim against the Company or its successors arising from or related to the TIW Supplemental Benefit Plan other than for the paid up benefits due Luik or Becker as of the Execution Date, which benefits will be paid by a third party to Luik and Becker upon their termination of employment in accordance with the provisions of the TIW Supplemental Benefit Plan and which paid up benefits will not exceed the sum of $60,000 for Luik and $__________ for Becker.

      4.2 Conditions Precedent to Obligations of the Company. The obligations of the Company and the Shareholders hereunder are, at the option of the Company and the Shareholders, subject to and conditioned upon the satisfaction and fulfillment by VAC or Vertex, as applicable, on or prior to the Closing Date, of each of the following conditions, unless waived by the Company as provided herein:



AGREEMENT AND PLAN OF REORGANIZATION - Page 53

            (a) Delivery of Merger Consideration. VAC or Vertex shall have delivered to either the Transfer Agent, Luik or counsel for the Company a duly executed stock certificate or certificates evidencing the Vertex Exchange Shares to be issued to the Shareholders in accordance with the provisions of
Section 1.4 hereof along with certified or cashier's checks or wire transfers in the aggregate amount of the Cash Portion of the Merger Consideration and a letter of instructions directing either the Transfer Agent, Luik or counsel for the Company, as applicable, to deliver the certificates evidencing the ownership of the Vertex Exchange Shares and the Cash Portion of the Merger Consideration to the respective Shareholders in accordance with the provisions of Section 1.4 hereof. VAC shall have delivered a copy of the aforesaid letter of instructions to the Controlling Shareholders.

            (b) Representations and Warranties True. The representations and warranties of VAC and Vertex contained in this Agreement, and in any agreement, instrument or document delivered pursuant hereto or in connection herewith on or prior to the Closing Date, shall be true and correct in all material respects as of the date hereof and shall be true and correct in all material respects as if made on the Closing Date (except to the extent that any representations and warranties of VAC or Vertex specifically relates to an earlier date in which case such representation or warranty shall have been true and correct in all material respects as of such earlier date).

            (c) Performance of Obligations. VAC and Vertex shall have each performed and complied with all agreements and conditions required by this Agreement to be performed and complied with by VAC or Vertex, respectively, prior to or on the Closing Date.

            (d) Absence of Litigation. No order, stay, judgment or decree shall have been issued by any court or governmental entity restraining or prohibiting the consummation of the transactions contemplated by this Agreement. No action or proceeding before a court or any other governmental agency or body shall have been instituted or threatened to restrain or prohibit the consummation of the transactions herein contemplated or which would in any material way adversely affect the assets, business or prospects of Vertex, and no governmental agency or body shall have taken any other action or made any request of the Company, VAC or Vertex which would have a Material Adverse Effect on the transactions contemplated hereby.

            (e) Opinion of Counsel. The Company, the Controlling Shareholders and the ESOT shall have received an opinion of Thompson & Knight, P.C., counsel for VAC and Vertex, dated the Closing Date, substantially in the form of the attached Exhibit "I."

            (f) Certificates of VAC and Vertex. VAC and Vertex shall have each delivered to the Company a certificate, which shall be dated as of the Closing Date and which shall be signed by a duly authorized officer of VAC or Vertex, as applicable, certifying (i) the authority of VAC or Vertex, as applicable, to enter into and consummate the transactions contemplated by this Agreement, (ii) the authority of the respective designated officers of VAC and Vertex to execute and deliver this Agreement and any Ancillary Document contemplated by this Agreement on behalf of VAC or Vertex, as applicable, (iii) the representations and warranties of VAC and Vertex contained in Section 2.2 hereof were true and correct when made and are true and correct as of the Closing Date (except to the extent that any representation or warranty of VAC or Vertex specifically relates to an earlier date, in which case such representation or warranty shall have been true and correct in all material respects as of such earlier date), and (iv) each and every covenant and agreement of VAC and Vertex contained in the Agreement




AGREEMENT AND PLAN OF REORGANIZATION - Page 54 to be performed by VAC or Vertex on or prior to the Closing Date has been performed by VAC or Vertex, as applicable.

            (g) No Adverse Change. No material adverse change in the results of operations, financial condition or business of VAC or Vertex shall have occurred, and VAC and Vertex shall not have suffered any material change, loss or damage to their respective assets, whether or not covered by insurance, since March 17, 1997 (the date of organization of VAC) in the case of VAC and since the date of the 1996 Vertex Balance Sheet in the case of Vertex.

            (h) Shareholder Approval. This Agreement and the Merger shall have been duly and validly adopted and approved by the requisite vote of the holders of the TIW Common Stock in accordance with the Articles of Incorporation and Bylaws of the Company. The Controlling Shareholders and the ESOT, to the extent of the unallocated shares of TIW Common Stock owned by the ESOT, hereby represent and warrant to Vertex that they will vote their TIW Common Stock to approve the Agreement and the Merger.

            (i) Employment Agreements. VAC (which will then be known as TIW Systems, Inc. due to a change of VAC's corporate name pursuant to the Merger) shall have entered into an Employment Agreement with Luik and Becker, effective as of the Effective Date, substantially in the form of the Employment Agreements attached hereto as Exhibits "G" and "H," respectively.

            (j) Minimum Value of Vertex Exchange Shares. The aggregate fair market value of the Vertex Exchange Shares on the Effective Date, based upon the closing sales price of a share of Vertex Common Stock as listed on the Nasdaq Stock Market, National Market System, shall not be less than 40% of the aggregate fair market value of the Merger Consideration as of the Effective Date. In addition, the aggregate fair market value of the Vertex Exchange Shares on the Effective Date, based upon the closing sales price of a share of Vertex Common Stock as listed on the Nasdaq Stock Market, National Market System, received by the holders of the Historic Shares of the Company (as hereinafter defined) shall not be less than 40% of the aggregate fair market value of the Vertex Common Stock and cash received, or deemed received, by the Shareholders or the Company after taking into consideration (i) any decrease in the fair market value of a share of Vertex Common Stock as of the Effective Date from the fair market value of a share of Vertex Common Stock as of January 21, 1997, said date being the date the Letter of Intent pertaining to the transactions contemplated by this Agreement was executed by the parties hereto,
(ii) any cash paid to a Shareholder in lieu of a fractional share of Vertex Common Stock, (iii) the aggregate amount of that part of the Merger Consideration payable to any record or beneficial owner of TIW Common Stock who voted against the Merger, and (iv) the fair market value of the unallocated shares of TIW Common Stock owned by the ESOT which were surrendered by the ESOT to the Company after the Execution Date in payment of the outstanding indebtedness of the ESOT to the Company. For purposes of this Agreement, the Historic Shares of the Company shall mean all shares of TIW Common Stock outstanding at any time after the Execution Date other than the following: (i) the 50,000 shares of TIW Common Stock acquired by Robert Wallace by exercising a stock option previously granted to him by the Company, (ii) the 25,000 shares of TIW Common Stock acquired by John Griffiths by exercising a stock option previously granted to him by the Company, (iii) the allocated but unvested shares of TIW Common Stock held of record by the ESOT, and (iv) the unallocated shares of TIW Common Stock surrendered by the ESOT after the Execution Date as payment against the outstanding indebtedness of the ESOT to the Company.




AGREEMENT AND PLAN OF REORGANIZATION - Page 55

                                   ARTICLE 5
                                    CLOSING

      5.1 Time and Place of the Closing. Subject to the provisions of Section
4.1 and 4.2 hereof, the closing of the transactions contemplated hereby (the "Closing") shall take place at the offices of Vertex's counsel, Thompson & Knight, P.C., 1700 Pacific Avenue, Suite 3300, Dallas, Texas 75201 at 10:00 a.m., Central Daylight Time, on June 11, 1997, or at such other place, date or time as the parties may mutually agree upon in writing for the Closing to take place. The date on which the Closing occurs is herein referred to as the "Closing Date." All Closing transactions shall be deemed to have occurred simultaneously as of the close of business at 5:00 P.M. Central Daylight Time on the Closing Date.

      5.2 Actions of the Company, the Controlling Shareholders and the ESOT at Closing. At the Closing, the Company, the Controlling Shareholders or the ESOT, as applicable, shall deliver, or caused to be delivered, to Vertex, VAC or the Escrow Agent, as applicable, the following:

            (a) Certificates of Existence. The Company shall deliver to Vertex certificates of existence and good standing issued by the appropriate state official of the state of incorporation of the Company and each Company Subsidiary and each state in which the Company or any Company Subsidiary is qualified to conduct business.

            (b) Resignations. The Company shall deliver to Vertex the written and executed resignations of all directors of the Company other than Luik, dated as of the Closing Date.

            (c) Corporate Records. The Company shall deliver to Vertex the minute book(s), stock issue and transfer records and any corporate seal of the Company and each of the Company Subsidiaries, each in complete and current condition as of the Closing Date.

            (d) Corporate Resolutions. The Company shall deliver to Vertex copies of the resolutions duly adopted by the Board of Directors of the Company and by the Shareholders authorizing and approving this Agreement, the Merger and the Company's performance of the transactions contemplated hereby and the execution and delivery of this Agreement and the Ancillary Documents described herein, and certificates of incumbency for the officers of the Company making certification for Closing, each certified as true and in full force as of the Closing by an authorized officer of the Company.

            (e) Opinions of Counsel. The Company shall deliver to Vertex and VAC an opinion letter from Fenwick & West LLP, counsel for the Company, in the form attached hereto as Exhibit "D." In addition, the ESOT shall deliver to Vertex and VAC an opinion letter from Gray Cary Ware & Freidenrich, P.C., counsel for the ESOT, in form and substance reasonably acceptable to Vertex.

            (f) Noncompetition Agreements. The Company shall deliver to Vertex Noncompetition Agreements in the forms attached hereto as Exhibit "E" and "F" executed by Luik and Louis Becker, respectively.

            (g) Employment Agreements. The Company shall deliver to VAC Employment Agreements duly executed by Luik and Becker, respectively, which Employment Agreements shall be in the form attached hereto as Exhibits "G" and "H," respectively.



AGREEMENT AND PLAN OF REORGANIZATION - Page 56

            (h) Certificate of the Company. The Company shall have delivered to Vertex a certificate, which shall be dated as of the Closing Date and which shall be signed by a duly authorized officer of the Company certifying (i) the authority of the Company to enter into and consummate the transactions contemplated by this Agreement, (ii) the authority of the officers of the Company to execute and deliver this Agreement and any Ancillary Document contemplated by this Agreement on behalf of the Company, (iii) the representations and warranties of the Company and the Controlling Shareholders contained in Section 2.1 hereof, and in any agreement, instrument or document delivered pursuant hereto or in connection herewith, were true and correct when made and are true and correct as of the Closing Date (except to the extent that any representation or warranty of the Company or the Controlling Shareholders specifically relates to an earlier date, in which case such representation or warranty shall have been true and correct in all material respects as of such earlier date), and (iv) each and every covenant and agreement of the Company contained in the Agreement to be performed by the Company on or prior to the Closing Date has been performed by the Company.

            (i) Escrow Agreement. The Company shall deliver to Vertex the Escrow Agreement referred to in Section 7.7 hereof in the form attached hereto as Exhibit "J" executed by Tonisson and Luik, and Tonisson and Luik shall deposit the Escrowed Shares in escrow pursuant to the terms and conditions of said Escrow Agreement. The Escrow Agreement shall also be executed by the Escrow Agent.

            (j) Surrender of TIW Certificates. The Company shall deliver to Vertex or the Transfer Agent the TIW Certificates evidencing all the TIW Common Stock owned by the Shareholders along with stock powers duly completed and executed by the Shareholders as appropriate.

            (k) Articles of Merger. The Company shall deliver to Vertex Articles of Merger duly executed by the Company to be filed with the Secretary of State of California and the Secretary of State of Nevada.

            (l) Miscellaneous Documents. The Company, the Controlling Shareholders or the ESOT, as applicable, shall deliver or cause to be delivered to Vertex duly executed counterparts of the documents, or other evidence of compliance with the conditions precedent to the Closing, described in Sections 4.1(o) (pertaining to contribution of certain shares or interests by Luik), 4.1(q) (pertaining to the amendment of the TIW ESOP), 4.1(s) (pertaining to payment of the ESOP loan), and 4.1(t) (pertaining to termination of the Company's obligations under the TIW Supplemental Benefit Plan).

      5.3 Actions of VAC and Vertex at Closing. At the Closing, VAC or Vertex shall deliver, or cause to be delivered, to the Company, the Transfer Agent, the Escrow Agent, Tonisson and Luik, as applicable, the following:

            (a) Cash Portion of Merger Consideration. VAC or Vertex shall deliver to either the Transfer Agent, Luik, or counsel for the Company a certified or cashier's checks or wire transfers in the aggregate amount of the Cash Portion of the Merger Consideration along with a letter of instructions to distribute such amounts to the Shareholders of the Company in accordance with the Merger Consideration Allocation Schedule attached hereto as Exhibit "B," on or after the Effective Date upon receipt by the Transfer Agent or Vertex of the certificates representing the shares of the TIW Common Stock owned by such individuals in accordance with the provisions of Section 1.4 hereof. VAC shall deliver a copy of the aforesaid letter of instructions to the Controlling Shareholders.



AGREEMENT AND PLAN OF REORGANIZATION - Page 57

            (b) Vertex Exchange Shares. VAC or Vertex shall deliver to either the Transfer Agent, Luik or counsel for the Company a duly executed stock certificate or certificates evidencing the ownership of the Vertex Exchange Shares to be issued to the Shareholders in accordance with the provisions of
Section 1.4 hereof along with an irrevocable letter of instructions to distribute such certificates to the Shareholders in accordance with the provisions of Section 1.4 hereof on or after the Effective Date upon receipt by the Transfer Agent or Vertex of the TIW Certificates, subject to the retention of the Escrowed Shares (as defined in Section 1.4(f)) in escrow pursuant to the provisions of Section 7.7 hereof. VAC shall deliver a copy of the aforesaid letter of instructions to the Controlling Shareholders.

            (c) Corporate Resolutions. VAC shall deliver to the Company copies of the resolutions duly adopted by the Board of Directors of VAC and Vertex authorizing and approving this Agreement, the Merger and the performance by VAC and Vertex of the transactions contemplated hereby and the execution and delivery of this Agreement and the documents described herein and certificates of incumbency for the officers of VAC and Vertex making certifications for Closing, each certified as true and in full force and effect as of the Closing by an authorized officer of VAC and Vertex, as applicable.

            (d) Opinion of Vertex's Counsel. Vertex shall deliver to the Company, the Controlling Shareholders and the ESOT an opinion letter from Thompson & Knight, P.C., counsel for VAC and Vertex, in the form attached hereto as Exhibit "I."

            (e) Certificate of VAC. VAC shall deliver to the Company a certificate, which shall be dated as of the Closing Date and which shall be signed by a duly authorized officer of VAC certifying (i) the authority of VAC to enter into and consummate the transactions contemplated by this Agreement,
(ii) the authority of the officers of VAC to execute and deliver this Agreement and any Ancillary Document contemplated by this Agreement on behalf of VAC,
(iii) the representations and warranties of VAC contained in Section 2.2 hereof, and in any agreement, instrument or document delivered pursuant hereto or in connection herewith, were true and correct when made and are true and correct as of the Closing Date (except to the extent that any representation or warranty of VAC specifically relates to an earlier date, in which case such representation or warranty shall have been true and correct in all material respects as of such earlier date), and (iv) each and every covenant and agreement of VAC contained in the Agreement to be performed by VAC on or prior to the Closing Date has been performed by VAC.

            (f) Certificate of Vertex. Vertex shall deliver to the Company a certificate, which shall be dated as of the Closing Date and which shall be signed by a duly authorized officer of Vertex certifying (i) the authority of Vertex to enter into and consummate the transactions contemplated by this Agreement, (ii) the authority of the officers of Vertex to execute and deliver this Agreement and Ancillary Document contemplated by this Agreement on behalf of Vertex, (iii) the representations and warranties of Vertex contained in
Section 2.2 hereof were true and correct when made and are true and correct as of the Closing Date (except to the extent that any representation or warranty of Vertex specifically relates to an earlier date, in which case such representation or warranty shall have been true and correct in all material respects as of such earlier date), and (iv) each and every covenant and agreement of Vertex contained in the Agreement to be performed by Vertex on or prior to the Closing Date has been performed by Vertex.



AGREEMENT AND PLAN OF REORGANIZATION - Page 58

            (g) Noncompetition Agreements. Vertex shall deliver to Luik and Becker a duly executed counterpart of each such individual's Noncompetition Agreement in the form attached hereto as Exhibits "E" and "F," respectively.

            (h) Employment Agreements. VAC shall deliver to Luik and Becker a duly executed counterpart of each such individual's Employment Agreement in the form attached hereto as Exhibits "G" and "H," respectively.

            (i) Escrow Agreement. Vertex and VAC shall deliver to Tonisson, Luik and the Escrow Agent a duly executed counterpart of the Escrow Agreement in the form attached hereto as Exhibit "J." The Escrow Agreement shall also be executed by the Escrow Agent.


                                   ARTICLE 6
                                  TERMINATION

      6.1   Termination.

            (a) Termination Prior to Effective Date. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective
Date:

                 (1)    By mutual written consent of Vertex and the Company; or

                 (2) By Vertex on the one hand or the Company on the other hand, if any court of competent jurisdiction in the United States or other United States governmental body or any regulatory agency in the United States shall have issued an order, decree, regulation or ruling or taken any other action restraining, enjoining or otherwise prohibiting the transactions contemplated hereby and such order, decree, regulation, ruling or other action shall not have been vacated or reversed or set aside on appeal, with prejudice against the party seeking to restrain the transaction.

            (b) Termination Prior to Closing Date. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Closing
Date:

                 (1) By either Vertex on the one hand or the Company on the other hand, if the Closing shall not have occurred by June 30, 1997, provided that the failure to consummate the transactions contemplated hereby is not primarily a result of the failure by the party so electing to terminate the Agreement to perform any of its obligations hereunder;

                 (2) By Vertex in the event that one or more of the conditions set forth in Section 4.1 hereof is not satisfied at or prior to the Closing; and

                 (3) By the Company in the event that one or more of the conditions set forth in Section 4.2 hereof is not satisfied at or prior to the Closing.

      The date on which this Agreement is terminated pursuant to this section is herein referred to as the "Termination Date."



AGREEMENT AND PLAN OF REORGANIZATION - Page 59

      6.2 Effect of Termination. In the event that this Agreement shall be terminated pursuant to the provisions of Section 6.1 hereof, all obligations of the parties hereto under the Agreement shall terminate and there shall be no liability, except for any breach of this Agreement prior to such termination, of any party to another party and except for breach of the provisions of
Section 3.6 hereof. In the event that VAC shall fail to consummate the Merger in accordance with the terms and conditions of this Agreement, for any reason whatsoever other than the Company's default hereunder or pursuant to a right of termination granted Vertex in Section 6.1 hereof, the Company may (i) enforce specific performance of this Agreement, or (ii) terminate this Agreement and obtain such legal or equitable relief to which the Company may be entitled, in law or in equity, as a result of such breach of Vertex. In the event the Company shall fail to consummate the Merger in accordance with the terms and conditions of this Agreement for any reason whatsoever other than Vertex's default hereunder or pursuant to a right of termination granted the Company in
Section 6.1 hereof, Vertex may (i) enforce specific performance of this Agreement, or (ii) terminate this Agreement and obtain such legal or equitable relief to which Vertex may be entitled, in law or in equity, as a result of such breach of the Company.


                                   ARTICLE 7
                                INDEMNIFICATION

      7.1 Indemnification by the Indemnifying Shareholders. Subject to the provisions of Section 7.5(d) and 7.7 hereof, Luik and Tonisson (the "Indemnifying Shareholders") hereby jointly and severally agree that notwithstanding any investigation which may have been made by or on behalf of VAC and Vertex prior to the Closing, the Indemnifying Shareholders shall jointly and severally indemnify, defend and hold harmless VAC and Vertex (and any affiliated party of VAC or Vertex) at any time after consummation of the Merger, from and against all demands, claims, actions or causes of action, assessments, losses, damages, liabilities, judgments, settlements, costs and expenses including, subject to this Article 7, interest, penalties, court costs, and reasonable attorneys' fees and expenses of any nature whatsoever, whether denominated as actual, consequential or otherwise (collectively, the "Damages") asserted against, resulting to, imposed upon or otherwise incurred by VAC or Vertex or any affiliated party, directly or indirectly, caused by reason of or resulting from or arising out of (i) any misrepresentation or any breach or nonfulfillment of any representation or warranty of the Company or the Controlling Shareholders contained in or pursuant to this Agreement or made in any Ancillary Document executed and delivered pursuant to or in connection with this Agreement; (ii) any breach or nonfulfillment of any covenant, undertaking or agreement of the Company or the Controlling Shareholders contained in or made pursuant to this Agreement, (iii) any Retained Liability,
(iv) any breach by the Company prior to the Effective Date of its duties or obligations under any contract or other agreement including, but not limited to, acts or omissions of the Company constituting negligence or gross negligence, except to the extent that adequate reserves against the Damages incurred have been specifically recorded in the 1996 TIW Balance Sheet or the Interim Balance Sheet and funded; (v) any products manufactured, distributed or sold by the Company in connection with the Acquired Business on or prior to the Effective Date, except to the extent that adequate reserves against the Damages incurred have been specifically recorded in the 1996 TIW Balance Sheet or the Interim Balance Sheet and funded; (vi) the ownership, operation, management, or use of the Company, the Assets, or the Acquired Business prior to the Effective Date, except to the extent that adequate reserves against the Damages incurred have been specifically recorded in the 1996 TIW Balance Sheet or the Interim Balance Sheet and funded; (vii) the administration, operation, qualification or benefits or other amounts paid or payable under any Qualified Plan, except that no indemnification is hereby made with respect to any loss, damage, or




AGREEMENT AND PLAN OF REORGANIZATION - Page 60 expense incurred by VAC arising from or relating to the direct transfer or "roll-over" by any participant of accrued benefits or account balances under any Qualified Plan into any plan maintained or operated by VAC or any ERISA Affiliate of Vertex; and (viii) any failure of the Company prior to the Effective Date to comply with the requirements of COBRA. Notwithstanding the preceding, in no event shall the Indemnifying Shareholders be obligated, jointly or severally, to indemnify VAC and Vertex (and any affiliated party of VAC or Vertex) in an amount in excess of the amount set forth in Section 7.7 hereof. If the Merger is consummated, the Indemnifying Shareholders shall not be entitled to any indemnity, contribution or other reimbursement from the Company or the Surviving Corporation with respect to the payments made by the Indemnifying Shareholders pursuant to this Article.

      7.2 Indemnification by VAC. Subject to the provisions of Section 7.5(d) hereof, VAC hereby agrees to indemnify, defend and hold harmless the Controlling Shareholders at any time after consummation of the Merger, from and against all Damages asserted against, resulting to, imposed upon or otherwise incurred by the Controlling Shareholders, directly or indirectly, caused by reason of or resulting from or arising out of (i) any misrepresentation or any breach or nonfulfillment of any representation or warranty made by VAC in or pursuant to this Agreement or in any agreement, document or instrument executed by VAC and delivered pursuant to or in connection with this Agreement, or (ii) any breach or nonfulfillment of any covenant, undertaking or agreement of VAC contained in or made pursuant to this Agreement.

      7.3 Indemnification by Vertex. Subject to the provisions of Section 7.5(d) hereof, Vertex will indemnify each holder of the Vertex Exchange Shares (the "Holder") and hold such Holder harmless against any Damages to which such Holder may become subject in connection with (i) the registration of the Vertex Exchange Shares pursuant to the provisions of Section 3.12 hereof, in accordance with the applicable provisions of the Securities Act, or any similar federal statute, or the securities laws of any state which recognizes listing on the Nasdaq Stock Market, National Market System, as an exemption from the securities registration requirements under such state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of, or are based upon, any untrue statement or alleged untrue statement under which the Vertex Exchange Shares were registered under the Securities Act or similar federal statute or such state securities laws, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereto, or arise out of, or are based upon, the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the failure of Vertex to comply with the provisions of Section 3.12 hereof, or (iii) the falsity of the representation set forth in Section 2.2(d) hereof. Vertex will reimburse such Holder for any legal or any other expenses reasonably incurred by such Holder in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that to the extent that any such loss, claim, damage or liability arises out of, or is based upon, an untrue statement or alleged untrue statement or omission or alleged omission made in said Registration Statement, said preliminary prospectus or said final prospectus or any said amendment or supplement in reliance upon, and in conformity with, written information furnished to Vertex through an instrument duly executed by such Holder specifically for use in the preparation thereof, Vertex shall not be so liable to such Holder.

      7.4 Indemnification by Holders. Subject to the provisions of Section 7.5(d) hereof, each Holder shall indemnify and hold harmless Vertex, its directors and officers, and each other Person, if any, who controls Vertex, against any Damages, joint or several, to which Vertex or any such director or officer or any such person may become subject under the Securities Act, or any other statute or at




AGREEMENT AND PLAN OF REORGANIZATION - Page 61 common law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any statement or omission which was made in the Registration Statement or related prospectus in reliance upon information furnished in writing to Vertex by such Holder expressly for use in such Registration Statement.

      7.5   Defense.

            (a) Notification of Indemnification Claim. Promptly after the receipt by any person entitled to indemnification under this Article 7 of notice of (i) any claim or (ii) the commencement of any action or proceeding, such party (the "Aggrieved Party") will, if claim with respect thereto is made against any party obligated to provide indemnification pursuant to this Article 7 (the "Indemnifying Party") , give such Indemnifying Party written notice of such claim or the commencement of such action or proceeding and shall permit the Indemnifying Party to assume the defense of any such claim or any proceeding or litigation resulting from such claim, unless the action or proceeding seeks an injunction or other similar relief against the Aggrieved Party or there is a conflict of interest between the Aggrieved Party and the Indemnifying Party in the conduct of the defense of such action. Failure by the Indemnifying Party to notify the Aggrieved Party of the Indemnifying Party's election to defend any such proceeding or action within a reasonable time, but in no event more than thirty (30) days after written notice thereof shall have been given to the Indemnifying Party, shall be deemed a waiver by the Indemnifying Party of the Identifying Party's right to defend such action. Failure by the Aggrieved Party to notify the Indemnifying Party of any claim for indemnification shall not relieve the Indemnifying Party of any liability that the Indemnifying Party may have to the Aggrieved Party except to the extent the Indemnifying Party demonstrates that the defense of such claim or action has been prejudiced thereby.

            (b) Defense of Claim by Indemnifying Party. If the Indemnifying Party assumes the defense of any such claim or litigation resulting therefrom with counsel reasonably acceptable to the Aggrieved Party, the obligations of the Indemnifying Party as to such claim shall be limited to taking all steps necessary in the defense or settlement of such claim or litigation resulting therefrom and to holding the Aggrieved Party harmless from and against any losses, damages and liabilities caused by or arising out of any settlement or any judgment in connection with such claim or litigation resulting therefrom. The Aggrieved Party may participate, at the Aggrieved Party's expense, in the defense of such claim or litigation provided that the Indemnifying Party shall direct and control the defense of such claim or litigation. The Aggrieved Party shall cooperate and make available all books and records reasonably necessary and useful in connection with the defense. The Indemnifying Party shall not, in the defense of such claim or any litigation resulting therefrom, consent to entry of any judgment, except with the written consent of the Aggrieved Party, or enter into any settlement, except with the written consent of the Aggrieved Party.

            (c) Defense of Claim by Aggrieved Party. If the Indemnifying Party shall not assume the defense of any such claim or litigation resulting therefrom, the Aggrieved Party may defend against such claim or litigation in such manner as the Aggrieved Party may deem appropriate and reasonably satisfactory to the Aggrieved Party. The Indemnifying Party shall promptly reimburse the Aggrieved Party for the amount of all reasonable expenses, legal or otherwise, incurred by the Aggrieved Party in connection with the defense against or settlement of such claim or litigation. No settlement of claim or litigation shall be made without the consent of the Indemnifying Party, which consent shall not be unreasonably withheld. If no settlement of the claim or litigation is made, the Indemnifying Party shall promptly reimburse the Aggrieved Party for the amount of any judgment rendered with respect to such



AGREEMENT AND PLAN OF REORGANIZATION - Page 62 claim or in such litigation and of all expenses, legal or otherwise, incurred by the Aggrieved Party in the defense against such claim or litigation.

            (d) Indemnification Threshold. Notwithstanding any provision to the contrary contained herein, the rights to indemnification hereunder (i) shall apply only to claims of any amount made by the Aggrieved Party from and after the point at which a single claim or an aggregate of several claims equals Fifty Thousand and No/100 Dollars ($50,000.00) (the "Basket Amount"), in which case the Indemnifying Party shall be obligated to indemnify the Aggrieved Party for all Damages incurred by the Aggrieved Party, including the Basket Amount, provided that claims pursuant to Sections 1.12(b), 1.12(c), 1.12(d), and 3.13(b) shall not be subject to the Basket Amount; and (ii) apply to claims made by any party against the other whereby written notice of the claim has been made and delivered within the period of the applicable statute of limitations.

      7.6 Indemnification Despite Negligence, Strict Liability or Liability Without Fault. It is the express intention of the parties hereto that each person to be indemnified pursuant to this Article 7 shall be indemnified and held harmless from and against all Damages as to which indemnity is provided for under this Article 7 notwithstanding that any such Damages arise out of or result from the ordinary, strict, sole, or contributory negligence, strict liability or other liability without fault of such person and regardless of whether any other person (including another party to this Agreement) is or is not also negligent or otherwise liable with respect to the matter in question, except to the extent such ordinary, strict, sole, or contributory negligence, strict liability or other liability without fault arises solely from events which occur after the Effective Date.

      7.7 Limitation on Obligations of Indemnifying Shareholders. Notwithstanding any other provision of this Agreement to the contrary, the obligation of the Indemnifying Shareholders to indemnify or hold Vertex and VAC harmless from Damages shall be limited to the Escrowed Shares and the Indemnifying Shareholders collectively shall have no obligation to indemnify or hold Vertex and VAC harmless from Damages in excess of the value, from time to time, of the Escrowed Shares (as defined in Section 1.4(f) hereof), and any Damages incurred by Vertex or the Surviving Corporation in excess of the then value of the Escrowed Shares held in escrow shall be borne by the Surviving Corporation. In order to secure the obligation of the Indemnify Shareholders to indemnify or hold Vertex and VAC harmless from any Damages up to the value, from time to time, of the Escrowed Shares, the Indemnifying Shareholder shall deposit the Escrowed Shares in escrow on the Effective Date for a period of two years pursuant to the terms and conditions set forth in the Escrow Agreement attached hereto as Exhibit "J" and incorporated herein by this reference.

      7.8 Offset for Insurance Proceeds. In determining the amount of any indemnity under this Article 7, there shall be taken into account any insurance proceeds received by the Aggrieved Party hereunder in satisfaction of any Damages, but there shall not be taken into account any tax benefit realized, directly or indirectly, by the Aggrieved Party.


                                   ARTICLE 8
                                 MISCELLANEOUS

      8.1 Headings. The descriptive headings of the several Articles and sections of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.



AGREEMENT AND PLAN OF REORGANIZATION - Page 63

      8.2 Notices. Any notices or other communications required or permitted hereunder shall be given in writing and shall be delivered or sent personally, by facsimile transmission (with confirmation by either personal delivery or by certified or registered mail postage prepaid) or by certified or registered mail, postage prepaid, addressed as follows:

      If to VAC to:                         Vertex Acquisition Corporation
                                            2600 N. Longview Street
                                            Kilgore, Texas 75662
                                            Attn:       Mr. J. Rex Vardeman
                                                        Chairman
                                            Telefax: (903) 984-2090

      If to Vertex to:                      Vertex Communications Corporation
                                            2600 N. Longview Street
                                            Kilgore, Texas 75662
                                            Attn:       Mr. J. Rex Vardeman
                                                        President
                                            Telefax: (903) 984-2090

      Copy to:                              Thompson & Knight, P.C.
                                            1700 Pacific Avenue, Suite 3300
                                            Dallas, Texas 75201
                                            Attn:  Mr. Bill Womble
                                            Telefax: (214) 969-1751

      If to the Company:                    TIW Systems, Inc.
                                            2211 Lawson Lane
                                            Santa Clara, California 95054
                                            Attn:       Dr. Rein Luik
                                            Telefax: (408) 654-5622

      Copy to:                              Fenwick & West LLP
                                            Two Palo Alto Square
                                            Palo Alto, California 94306
                                            Attn:       Mr. Bruce W. Jenett
                                            Telefax: (415) 494-1417

      If to Controlling
      Shareholders:                         Dr. Rein Luik
                                            c/o TIW Systems, Inc.
                                            2211 Lawson Lane
                                            Santa Clara, California 95054
                                            Telefax: (415) 494-1417

or to such other address as shall be furnished in writing by such party, and any such notice or communication shall be effective and be deemed to have been given as of the date so delivered or sent




AGREEMENT AND PLAN OF REORGANIZATION - Page 64

(provided confirmation is given as set forth above); provided, however, that any notice or communication changing any of the addresses set forth above shall be effective and deemed given only upon its receipt.

      8.3 Binding Effect; Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the respective parties hereto and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto without the prior written consent of the other parties hereto.

      8.4 Further Assurances. Consistent with the terms and conditions hereof, each party hereto will execute and deliver such instruments, certificates and other documents and take such other action from time to time following the Closing and without further consideration as any other party hereto may reasonably require in order to effectuate the terms and provisions of this Agreement and the transactions contemplated hereby.

      8.5 Complete Agreement. This Agreement and the Disclosure Schedule and the Ancillary Documents and other writings referred to herein or delivered pursuant hereto, contain the entire understanding of the parties with respect to the transactions contemplated hereby and supersede all prior or contemporaneous representations, understandings or agreements, oral or written, with respect thereto. There are no representations, agreements, promises, warranties, covenants or undertakings other than those expressly set forth herein or therein.

      8.6 Modifications, Amendments, and Waivers. At any time prior to the Closing (i) the parties hereto may, by written agreement, modify, amend or supplement any term or provision of this Agreement and (ii) any term or provision of this Agreement may be waived in writing by the party which is entitled to the benefits thereof.

      8.7 Choice of Law and Venue. THIS AGREEMENT IS MADE AND ENTERED INTO AND IS PERFORMABLE IN KILGORE, GREGG COUNTY, TEXAS, AND SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS THEREOF. ANY LITIGATION, SPECIAL PROCEEDING OR OTHER PROCEEDING AS BETWEEN THE PARTIES THAT MAY BE BROUGHT, OR ARISE OUT OF, IN CONNECTION WITH OR BY REASON OF THIS AGREEMENT SHALL BE BROUGHT IN THE APPLICABLE FEDERAL OR STATE COURT IN AND FOR GREGG COUNTY, TEXAS, WHICH COURTS SHALL BE THE EXCLUSIVE COURTS OF JURISDICTION AND VENUE.

      8.8 Remedies Not Exclusive. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law. The rights and remedies of any party based upon, arising out of, or otherwise in respect of any inaccuracy in or breach of any representation, warranty, covenant, or agreement contained in this Agreement shall in no way be limited by the fact that the act, omission, occurrence, or other state of facts upon which any claim of any such inaccuracy or breach is based may also be the subject matter of any other representation, warranty, covenant, or agreement contained in this Agreement (or in any other agreement between the parties) as to which there is no inaccuracy or breach.

      8.9 Severability. In the event any provision of this Agreement is held to be invalid, illegal or unenforceable for any reason and in any respect by a court of competent jurisdiction, such invalidity,




AGREEMENT AND PLAN OF REORGANIZATION - Page 65 illegality or unenforceability shall in no event affect, prejudice or disturb the validity of the remainder of this Agreement, which shall be in full force and effect, enforceable in accordance with its terms and the provision held to be void, illegal or unenforceable shall be limited so that it shall remain in effect to the extent permissible by law.

      8.10 Memorandum of Plan of Merger. The parties shall have the right to file an abbreviated form of a Plan of Merger with the Articles of Merger required to be filed with the Secretary of State of Nevada or the Secretary of State of California. Such Plan of Merger shall be in the form of the Plan of Merger attached to the Articles of Merger attached hereto as Exhibit "A."

      8.11 Counterparts and Facsimile Execution. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and each of which shall be deemed an original. In order to facilitate the Closing, an executed counterpart of the signature page or pages to this Agreement may be delivered by facsimile transmission to the other parties hereto and such facsimile signature shall be deemed an original signature for purposes of this Agreement and shall be binding on the parties hereto. An original executed counterpart of said signature page shall be promptly forwarded to the other parties hereto.


      IN WITNESS WHEREOF, each of the corporate or entity parties hereto has caused this Agreement to be executed and delivered by its duly authorized officers or trustees, as applicable, and in the case of he Controlling Shareholders, by each Controlling Shareholder, as of the day and year first above written.
                                   COMPANY:

                                   TIW SYSTEMS, INC.


                                   By:   /s/ Rein Luik
                                         --------------------------------------
                                         REIN LUIK,
                                         President and Chief Executive Officer



                                   By:   /s/ Edward F. Kurz
                                         --------------------------------------
                                         EDWARD F. KURZ,
                                         Assistant Secretary


                                   VAC:


                                   VERTEX ACQUISITION CORPORATION


                                   By:   /s/ J. Rex Vardeman
                                         --------------------------------------
                                         J. REX VARDEMAN,
                                         President



AGREEMENT AND PLAN OF REORGANIZATION - Page 66

                                   VERTEX:

                                   VERTEX COMMUNICATIONS CORPORATION



                                   By:   /s/ J. Rex Vardeman
                                         --------------------------------------
                                         J. REX VARDEMAN,
                                         President


                                   CONTROLLING SHAREHOLDERS:



                                   /s/ Heldur Tonisson
                                   --------------------------------------------
                                   HELDUR TONISSON, Individually



                                   /s/ Rein Luik
                                   --------------------------------------------
                                   REIN LUIK, Individually


                                   TIW SYSTEMS INCORPORATED EMPLOYEE
                                   STOCK OWNERSHIP TRUST:



                                   By:   /s/ Rein Luik
                                         --------------------------------------
                                         REIN LUIK, Trustee


                                   By:   /s/ Edward F. Kurz
                                         --------------------------------------
                                         EDWARD F. KURZ, Trustee




AGREEMENT AND PLAN OF REORGANIZATION - Page 67

                        CONSENT AND AGREEMENT OF SPOUSES

      We, the undersigned, do severally certify that we are the respective spouses of the Controlling Shareholders identified in the foregoing Agreement and Plan of Reorganization, which Controlling Shareholders entered into and signed the foregoing Agreement. Each of us has read the foregoing Agreement and we understand its provisions, purposes and effect. We severally approve and consent to the foregoing Agreement including the various rights of setoff of VAC or Vertex. We do not hereby or otherwise assume any liability or other obligation, including without limitation, the obligation of indemnification other than to the extent of our interest, if any, in the Escrowed Shares as defined in the foregoing Agreement and Plan of Reorganization. We do not join in any warranty, representation, covenant or assertion made by any Controlling Shareholder or the Company in this Agreement. We do, however, disclaim any ownership interest, whether legal or beneficial, either in the shares of the TIW Common Stock or the assets of the Company other than to the extent of that portion of the Cash Portion of the Merger Consideration and the Vertex Exchange Shares or other shares of Vertex transferred to our respective spouses hereunder.



                                         /s/ Marje Luik
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AGREEMENT AND PLAN OF REORGANIZATION - Page 68